As Filed with the Securities Exchange Commission on May 27, 2005
                                                Registration No. 333-_________
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        -------------------------------
                       DB COMMODITY INDEX TRACKING FUND
                    DB COMMODITY INDEX TRACKING MASTER FUND
                           (Rule 140 Co-Registrant)
            (Exact name of registrant as specified in its charter)

        Delaware                      6799                  32-6042243 (Registrant)
(State of Organization)    (Primary Standard Industrial   30-0317551 (Co-Registrant)
                              Classification Number)


                                             (I.R.S. Employer
                                             Identification Number)


c/o DB Commodity Services LLC                Kevin Rich
60 Wall Street                               c/o DB Commodity Services LLC
New York, New York 10005                     60 Wall Street
(212) 250-5883                               New York, New York 10005
                                             (212) 250-5883

 (Address, including zip code, and           (Name, address, including zip code,
    telephone number including                       and telephone number,
area code, of registrant's principal           including area code, of agent for
        executive offices)                              service)



                        -------------------------------
                                    Copies to:
                             Michael J. Schmidtberger
                          Sidley Austin Brown & Wood LLP
                                787 Seventh Avenue
                             New York, New York 10019

                        -------------------------------
       Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                              CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                           Proposed Maximum             Amount of
       Ttile of Securities to be Registered           Aggregate Offering Price+    Registration Fee++
                                                    ----------------------------  --------------------
Common Units of Beneficial Interest                          $500,000,000                $58,850
======================================================================================================

      + The proposed maximum aggregate offering has been calculated assuming that all Shares are sold during the initial offering period at a price of $25 per Share.

      ++ The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering as described above.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
                                  Subject to completion, dated _____  __, 2005


                       DB COMMODITY INDEX TRACKING FUND
               $500,000,000 Common Units of Beneficial Interest

DB Commodity Index Tracking Fund, or the Fund, is organized as a Delaware statutory trust. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only in one or more blocks of 200,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets from certain authorized participants, or Authorized Participants, at $25 per Share ($5 million per Basket) during an initial offering period ending [______], 2005 unless (i) the subscription minimum is reached before that date or (ii) that date is extended by DB Commodity Services LLC, the Managing Owner, for up to an additional ninety
(90) days. After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time. Redemptions will not be permitted during the initial offering period.

The Shares will trade on the American Stock Exchange, or Amex, under the symbol "[DBC]."

The Fund will invest the proceeds of its offering of Shares in DB Commodity Index Tracking Master Fund, or the Master Fund. The Master Fund is organized as a Delaware statutory trust. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. Master Fund Units may be purchased from the Master Fund only in one or more blocks of 200,000 Units, called a Master Unit Basket. The Master Fund will accept subscriptions for Master Fund Units in Master Unit Baskets only from the Fund at $25 per Unit ($5 million per Master Unit Basket) during an initial offering period ending [______], 2005 unless (i) the subscription minimum is reached before that date or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days. After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

The Master Fund actively will trade exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's commodities brokers as margin and other high credit quality short-term fixed income securities.

The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world's production and stocks of the Index Commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI(TM)-ER and Deutsche Bank Liquid Commodity Index(TM) - Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

 These are speculative securities. Before you decide whether to invest in the
                 Fund, read this entire Prospectus carefully.

  A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office


o Futures and forwards trading is volatile and highly leveraged and, as a result, even a small movement in market prices could cause large losses.
o The success of the Master Fund's trading program will depend upon the skill of the Managing Owner and its trading principals.
o  You could lose all or substantially all of your investment.
o Investors will pay fees in connection with their investment in Shares including asset-based fees of up to 1.45% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately 0.45% per annum in the aggregate. The Fund is expected to earn interest income at an annual rate of 2.50% per annum. Consequently, it is expected that interest income will exceed fees.

           Minimum Number of        Maximum Number of
           Shares to be Sold        Shares to be Sold
           during the Initial      during the Initial      Price to the Public        Upfront Selling
            Offering Period+        Offering Period+            Per Share++             Commissions*        Proceeds to the Fund**
           ------------------      -------------------     -------------------        ---------------       ----------------------
Shares:        2,000,000               4,000,000                    $25                     None                   _________%


+ If the minimum number of Shares to be sold is not reached, the subscription proceeds will be returned, with interest, to each Authorized Participant as promptly as practicable (but in no event more than seven days) after the end of the initial offering period. No fees or other amounts will be deducted from the amounts returned to Authorized Participants. Authorized Participants who are affiliates of the Managing Owner and the Trustee may subscribe for Shares during the initial offering period and any such Shares will be counted to determine whether the Fund has reached its subscription minimum.
++ Authorized Participants may subscribe for and agree to purchase Shares from the Fund in Baskets during the initial offering period at a price of $25 per Share or $5,000,000 per Basket. After the initial offering period, Shares may be purchased from the Fund by Authorized Participants in Baskets at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Basket is accepted by the Fund.
*  [Reserved].
** To be held in escrow at [Name of Escrow Agent], [City, State] during the initial offering period until the subscription minimum is subscribed for or the initial offering period expires. If the subscription minimum is reached, such proceeds will be turned over to the Fund for investment in the Master Fund and trading. Because the Managing Owner will be responsible for payment of the organization and offering expenses of the Fund, 100% of the proceeds raised during the initial offering period will be initially available for trading activities.
------------------------------------------------------------------------------
Minimum Investment:   200,000 Shares
------------------------------------------------------------------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.
                   _______ __, 2005 (Not for use after _______ __, 2005)

                     COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

      YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

      FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE __ AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE __.

      THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES __ THROUGH __.

      YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

      THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

      NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

      THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND AND THE MASTER FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

                          ---------------------------

      THE FUND AND THE MASTER FUND FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

      THE FILINGS OF THE FUND AND THE MASTER FUND ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.



                                    -iii-

Notes to Cover Page (cont'd)
----------------------------

                              REGULATORY NOTICES

      NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MASTER FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE.

                             --------------------

      THE BOOKS AND RECORDS OF THE FUND AND THE MASTER FUND WILL BE MAINTAINED AT ITS PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250-5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. EACH MONTH, THE MANAGING OWNER WILL DISTRIBUTE REPORTS TO ALL SHAREHOLDERS SETTING FORTH SUCH INFORMATION RELATING TO SUCH SHARES AS THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") AND THE NATIONAL FUTURES ASSOCIATION (THE "NFA") MAY REQUIRE TO BE GIVEN TO THE PARTICIPANTS IN COMMODITY POOLS SUCH AS THE FUND AND ANY SUCH OTHER INFORMATION AS THE MANAGING OWNER MAY DEEM APPROPRIATE. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF EACH OF THE FUND'S FISCAL YEARS, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS' ANNUAL FEDERAL INCOME TAX RETURNS.

                             --------------------

      THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH
HEREIN: "NEITHER DB COMMODITY INDEX TRACKING FUND NOR DB COMMODITY INDEX TRACKING MASTER FUND IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER."

                             --------------------

      AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN MAKING TRANSACTION IN THE SHARES. SEE "PLAN OF DISTRIBUTION."

                             --------------------

                        [Page left blank intentionally]

                       DB COMMODITY INDEX TRACKING FUND

                               Table of Contents

Prospectus Section                   Page
------------------                   ----

             PART ONE
             --------
        DISCLOSURE DOCUMENT

SUMMARY.................................1

   The Fund; The Master Fund............1
   Shares Listed on the Amex............1
   CUSIP................................1
   The Master-Feeder Structure..........1
   Risk Factors.........................1
   The Trustee..........................2
   Investment Objective.................2
   Shares Should Track Closely
     the Value of the Index.............2
   The Managing Owner...................3
   The Commodity Brokers................3
   The Administrator....................3
   Limitation of Liabilities............4
   Creation and Redemption..............4
   Initial Offering Period..............4
   Subscription Minimum.................4
   Escrow of Funds......................5
   Continuous Offering Period...........5
   Authorized Participants..............5
   Net Asset Value......................5
   Clearance and Settlement.............6
   Segregated Accounts/Interest
     Income.............................6
   Fees and Expenses....................7
   Break-Even Amounts...................8
   Distributions........................8
   Fiscal Year..........................8
   Financial Information................8
   U.S. Federal Income Tax
     Considerations.....................8
   "Breakeven Table"....................8
   Reports to Shareholders.............10
   Cautionary Note Regarding
     Forward-Looking Statements........10
   Patent Application Pending..........10

THE RISKS YOU FACE.....................12

   (1)  The value of the Shares
        relates directly to the
        value of the commodity
        futures and other assets
        held by the Master Fund
        and fluctuations in the
        price of these assets could
        materially adversely affect
        an investment in the Shares....12
   (2)  Net Asset Value May Not
        Always Correspond to Market
        Price..........................12
   (3)  The Fund May Not Always be
        Able Exactly to Replicate the
        Performance of the Index.......13
   (4)  The Master Fund is Not
        Actively Managed...............13
   (5)  The Exchange May Halt
        Trading in the Shares..........13
   (6)  The Shares are a new
        securities product and their
        value could decrease if
        unanticipated operational or
        trading problems arise.........13
   (7)  As the Managing Owner and
        its principals have no
        history of operating an
        investment vehicle like the
        Fund or the Master Fund,
        their experience may be
        inadequate or unsuitable
        to manage the Fund or the
        Master Fund....................13
   (8)  You Should Not Rely on Past
        Performance in Deciding
        Whether to Buy Shares..........13
   (9)  Price Volatility May
        Possibly Cause the Total
        Loss of Your Investment........14
   (10) Speculative and Volatile
        Markets Combined With Highly
        Leveraged Trading May
        Cause the Fund to Incur
        Substantial Losses.............14
   (11) Fees and Commissions are
        Charged Regardless of
        Profitability and May
        Result in Depletion
        of Assets......................14
   (12) You Cannot be Assured of
        the Managing Owner's
        Continued Services, Which
        Discontinuance May Be
        Detrimental to the Fund........15
   (13) Possible Illiquid Markets
        May Exacerbate Losses..........15
   (14) Redemption Orders Are
        Subject To Postponement,
        Suspension Or Rejection By
        The Administrator Under
        Certain Circumstances..........14
   (15) Because the Master Fund
        will not Acquire Any Asset
        with Intrinsic Value, the
        Positive Performance of
        Your Investment Is Wholly
        Dependent Upon an Equal
        and Offsetting Loss............15
   (16) Failure of Futures Trading
        to be Non-Correlated to
        General

Prospectus Section                   Page
------------------                   ----

        Financial Markets
        Will Eliminate Benefits
        of Diversification.............15
   (17) Shareholders Will Not Have
        the Protections Associated
        With Ownership of Shares in
        an Investment Company
        Registered Under the
        Investment Company Act of
        1940...........................16
   (18) Trading on Commodity
        Exchanges Outside the
        United States is Not Subject
        to U.S. Regulation.............16
   (19) Various Actual and
        Potential Conflicts of
        Interest May Be Detrimental
        to Shareholders................15
   (20) Shareholders Will Be
        Subject to Taxation on
        Their Share of the Master
        Fund's Taxable Income,
        Whether or Not They
        Receive Cash Distributions.....16
   (21) If the Master Fund Fails
        to Satisfy the "Qualifying
        Income" Exception, All of
        Its Income Will Be Subject
        to an Entity Level Tax in
        the United States, Which
        Could Result in a Material
        Reduction in Cash Flow
        and After Tax Return to the
        Fund's Shareholders and
        Thus Could Result in a
        Substantial Reduction in the
        Value of the Shares............17
   (22) The Current Treatment of
        Long-Term Capital Gains
        Under Current U.S. Federal
        Income Tax Law May Be
        Adversely Affected, Changed
        or Repealed in the Future......17
   (23) Failure or Lack of
        Segregation of Assets May
        Increase Losses................17
   (24) Default by Counterparty
        and Credit Risk Could
        Cause Substantial Losses.......17
   (25) Regulatory Changes or
        Actions May Alter the
        Nature of an Investment
        in the Fund....................17
   (26) Lack of Independent
        Experts Representing
        Investors......................17
   (27) Possibility of
        Termination of the Fund
        Before Expiration of its
        Stated Term....................18
   (28) Affiliates of the
        Managing Owner and the
        Trustee may Purchase
        Shares to Satisfy the
        Subscription Minimum...........18
   (29) Shareholders Do Not
        Have the Rights Enjoyed
        by Investors in Certain
        Other Vehicles.................18
   (30) An Investment in the
        Shares May Be Adversely
        Affected by Competition
        From Other Methods of
        Investing in Commodities.......18
   (31) Competing Claims Over
        Ownership of Intellectual
        Property Rights Related to
        the Fund Could Adversely
        Affect the Fund and an
        Investment in the Shares.......18

INVESTMENT OBJECTIVE...................18

   Investment Objective................18
   Role of Managing Owner..............19
   Diversification.....................19

THE MASTER-FEEDER STRUCTURE............20

DESCRIPTION OF THE DEUTSCHE BANK
LIQUID COMMODITY INDEX(TM) -
EXCESS RETURN..........................20

   General.............................20
   Index Composition...................20
   Change in the Methodology
     of the Index......................21
   Publication of Closing Levels
     and Adjustments...................21
   Historical Closing Levels...........21

INFORMATION BARRIERS BETWEEN THE
INDEX SPONSOR AND THE MANAGING OWNER...24

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS.............................24

OFF-BALANCE SHEET ARRANGEMENTS AND
CONTRACTUAL OBLIGATIONS................26

USE OF PROCEEDS........................27

CHARGES................................29

   Management Fee......................29
   Organization and Offering
     Expenses..........................29
   Brokerage Commissions and Fees......29
   Routine Operational,
     Administrative and Other
     Ordinary Expenses.................30
   Extraordinary Fees and Expenses.....30
   Management Fee and Expenses to
     be Paid First out of Interest
     Income............................30

WHO MAY SUBSCRIBE......................30

CREATION AND REDEMPTION OF SHARES......31

Prospectus Section                   Page
------------------                   ----

THE COMMODITY BROKERS..................33

CONFLICTS OF INTEREST..................34

   General.............................34
   The Managing Owner..................34
   Relationship of the Managing
     Owner to the Commodity Brokers....34
   The Commodity Brokers......,,,,,....34
   Proprietary Trading/Other Clients...35
   No Distributions....................35

CERTAIN MATERIAL TERMS OF THE TRUST
DECLARATIONS...........................35

   Principal Office; Location
     of Records........................35
   The Trustee.........................36
   The Managing Owner..................36
   Fiduciary and Regulatory
     Duties of the Managing
     Owner.............................37
   Management; Voting by
     Shareholders......................38
   Recognition of the Fund and
     the Master Fund in Certain
     States............................38
   Possible Repayment of
     Distributions Received by
     Shareholders; Indemnification
     by Shareholders...................39
   Shares Freely Transferable..........39
   Book-Entry Form.....................39
   Reports to Shareholders.............39
   Net Asset Value.....................40

THE ADMINISTRATOR......................40

THE SECURITIES DEPOSITORY;
BOOK-ENTRY-ONLY SYSTEM; GLOBAL
SECURITY...............................41

SHARE SPLITS...........................41

MATERIAL CONTRACTS.....................42

   Advisory Agreement..................42
   Brokerage Agreement.................43
   Administration Agreement............44

MATERIAL U.S. FEDERAL INCOME
TAX CONSIDERATIONS.....................44

   Status of the Fund..................45
   Status of the Master Fund...........45
   U.S. Shareholders...................46

PURCHASES BY EMPLOYEE BENEFIT PLANS....53

   General.............................53
   "Plan Assets".......................54
   Ineligible Purchasers...............54

PLAN OF DISTRIBUTION...................55

   Initial Offering....................55
   Escrow of Funds.....................55
   Continuous Offering Period..........55
   Subscribers' Representations
    and Warranties.....................56

LEGAL MATTERS..........................57

EXPERTS................................57

ADDITIONAL INFORMATION.................57

RECENT FINANCIAL INFORMATION
AND ANNUAL REPORTS.....................57

PRIVACY POLICY OF THE
MANAGING OWNER.........................57

GLOSSARY...............................58

INDEX TO FINANCIAL STATEMENTS..........59

GENERAL INFORMATION RELATING
TO DEUTSCHE BANK AG....................68

THE FUTURES AND FORWARD MARKETS........68

   Futures Contracts...................68
   OTC Spot and Forward Contracts......68
   Hedgers and Speculators.............69
   Futures Exchanges...................69
   Speculative Position Limits.........69
   Daily Limits........................69
   Regulations.........................69
   Margin..............................70
DB Commodity Index Tracking Fund
Prospective Statement of
Financial Condition...................F-1
DB Commodity Index Tracking Fund
Notes to Prospective Statement of
Financial Condition 2005. ............F-2
DB Commodity Index Tracking Master Fund
Prospective Statement of
Financial Condition...................F-4
DB Commodity Index Tracking Master Fund
Notes to Prospective Statement of
Financial Condition 2005. ............F-5

             PART TWO
             --------
  STATEMENT OF ADDITIONAL INFORMATION

General Information Relating to
  Deutsche Bank AG......................

Prospectus Section                   Page
------------------                   ----

The Futures and Forward Markets..........

  Futures Contracts......................
  OTC Spot and Forward Contracts.........
  Hedgers and Speculators................
  Futures Exchanges......................
  Speculative Position Limits............
  Daily Limits...........................
  Regulations............................
  Margin.................................


Exhibit A-1--Declaration of Trust
  and Trust Agreement of DB
  Commodity Index Tracking Fund.....A-1-1

Exhibit A-2--Declaration of Trust
  and Trust Agreement of DB
  Commodity Index Tracking Master
  Fund..............................A-2-1

Exhibit B--Form of Participant
  Agreement with the Managing
  Owner and Administrator.............B-1

Exhibit C--Privacy Notice.............C-1

                        [Page left blank intentionally]

                               ----------------

                                    SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any
           Shares. This Prospectus is intended to be used beginning
                                ______ __, 2005

                             --------------------

The Fund; The Master Fund

o DB Commodity Index Tracking Fund, or the Fund, was formed as a Delaware statutory trust on May 23, 2005. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

o DB Commodity Index Tracking Master Fund, or the Master Fund, was formed as a Delaware statutory trust on May 23, 2005. The Master Fund will issue common units of beneficial interest, or Master Fund Units, which represent units of fractional undivided beneficial interest in and ownership of the Master Fund. The term of the Master Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Master Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and its telephone number is (212) 250-5883.

Shares Listed on the Amex

    The Shares of the Fund will be listed on the Amex under the symbol "[DBC]." Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

CUSIP

    [Cusip Number]

The Master-Feeder Structure

    The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Risk Factors

  An investment in Shares is speculative and involves a high degree of risk.

o The Fund and the Master Fund have no operating history. Therefore, a potential investor does not have any performance history to serve as a factor for evaluating an investment in the Fund.

o Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

o The trading of the Master Fund may be highly leveraged and takes place in very volatile markets.

o Shares are subject to the fees and expenses described herein and will be successful only if significant losses are avoided. To break even, Shares must not generate, on an annual basis, a loss in excess of 0.60% per annum.

o There can be no assurance that either the Shares or the Master Fund Units will achieve profits, significant or otherwise.

o Performance may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

o Certain potential conflicts of interest exist between the Managing Owner, the clearing and non-clearing brokers (or, Commodity Brokers) and others and the Shareholders. Although the Managing Owner has established procedures with respect to some of these conflicts, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

The Trustee

    Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund and the Master Fund. The Trustee delegated to the Managing Owner certain of the power and authority to manage the business and affairs of the Fund and the Master Fund and has duties and liabilities to the Fund and the Master Fund.

Investment Objective

    The investment objective of the Fund and the Master Fund is to reflect the performance of the Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, over time, less the expenses of the operations of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets. Advantages of investing in the Shares include:

o Ease and Flexibility of Investment. The Shares will trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities.

o Expenses. The Managing Owner expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the ongoing expenses of the Fund and the Master Fund will be lower than the costs associated with building and maintaining an equivalent portfolio of commodity futures directly or hiring a commodity trading advisor to design and maintain such a portfolio on the investor's behalf.

    Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

    The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund will pursue its objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world's production and stocks of the Index Commodities. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's Commodity Brokers as margin and other high credit quality short-term fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI(TM)-ER and Deutsche Bank Liquid Commodity Index(TM) - Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

    Under the Declaration of Trust of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

    There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Shares Should Track Closely the Value of the Index

    The Shares are intended to provide investment results that generally correspond to the performance of the Index. Current information regarding the value of the Index is available on Reuters Page DBLCI, Bloomberg under the symbol DBLCMACL [Index] and on Deutsche Bank's website https://gm-secure.db.com/CommoditiesIndicies, or any successor thereto.

    The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, the Master Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

    The Master Fund will hold a portfolio of futures contracts on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities, as well as cash and United States Treasury securities for deposit with the Master Fund's Commodity Brokers as margin and other high credit quality short-term fixed income securities. The Master Fund's portfolio is traded with a view to reflecting the performance of the Index over time, whether the Index is rising, falling or flat over any particular period. The Master Fund is not "managed" by traditional methods, which typically involve effecting changes in the composition of the Master Fund's portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner adjusts the Portfolio from time to time to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner aggregates certain of the adjustments and makes changes to the portfolio at least monthly or more frequently in the case of significant changes to the Index.

    The value of the Shares is expected to fluctuate in relation to changes in the value of the Master Fund's portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

The Managing Owner

    DB Commodity Services LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund and the Master Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund. Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Fund and the Master Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

    The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

The Commodity Brokers

    Deutsche Bank Securities Inc., a Delaware corporation, [name of non-clearing broker], a [Delaware limited liability company], will serve as the Master Fund's clearing broker and non-clearing broker, respectively. The clearing broker and non-clearing broker are referred to herein as the Commodity Brokers. [The Commodity Brokers are affiliates of Deutsche Bank AG.] In its capacity as clearing broker, the Clearing Broker will execute and clear each of the Master Fund's futures transactions and will perform certain administrative services for the Master Fund. [The non-clearing broker holds the Master Fund's assets in customer segregated accounts as required under CFTC regulations, and provides all required margining funds to the clearing broker to cover margin requirements for the Master Fund's trading positions.]

The Administrator

    The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and have entered into an Administration Agreement in connection therewith.

    The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Administrator of the Fund and Master Fund. The Bank of New York has an office at 101 Barclay Street, Floor 6E, New

York, New York 10286. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption composition, NAV of the Fund, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from The Bank of
New York by calling the following number: (212) 815-[     ]. A copy of the
Administration Agreement is available for inspection at The Bank of New York's trust office identified above. The Bank of New York had at least $[ ] million in capital and retained earnings as of December 31, 2004.

    Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, receiving and processing orders from Authorized Participants to create and redeem Baskets of Shares and Master Unit Baskets of Master Fund Units, coordinating the processing of such orders with the Managing Owner and The Depository Trust Company (DTC) and other fund administrative services.

    The Administration Agreement will continue in effect from the commencement of trading operations until ______ __, 2006 unless terminated earlier on 90 days' prior written notice by either party to the other party. If not terminated, the Administration Agreement will renew itself for successive one-year terms subject to re-negotiation of the terms of compensation and services.

    The Administration Agreement provides for indemnification of the Administrator and its directors, officers and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from fraud, negligence or willful misconduct on its part or on the part of its directors, officers, servants or agents) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement.

    The Administrator's monthly fees of [0.07]% per annum are paid by the Managing Owner out of the Management Fee.

    The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Limitation of Liabilities

    You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

Creation and Redemption

    The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

    The Master Fund will create and redeem Master Fund Units from time to time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Fund may sell the Master Fund Units included in the Master Unit Baskets it purchases from the Master Fund to Authorized Participants. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

    See "Creation and Redemption of Shares" for more details.

Initial Offering Period

    The Fund will accept subscriptions for Shares in Baskets from Authorized Participants at $25 per Share ($5 million per Basket) during an initial offering period ending [______], 2005 unless (i) the subscription minimum is reached before that date or (ii) that date is extended by the Managing Owner for up to an additional ninety (90) days.

    Redemptions will not be permitted during the initial offering period.

Subscription Minimum

    The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000.

    Affiliates of the Managing Owner or the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the Subscription Minimum has been reached.

    If the Subscription Minimum is not reached by the expiration of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven days) after the end of the initial offering period.

Escrow of Funds

    Subscription funds received during the initial offering period will be deposited in an escrow account at [Name of Escrow Agent], [City, State], or the Escrow Agent, and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant's escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected, in which case the interest attributable to such subscription amount will be paid to such Authorized Person upon the return of the subscription amount. No fees or other amounts will be deducted from an Authorized Person's subscription, which will be returned to such Authorized Person as promptly as practicable (but in no event more than seven business days) after such rejection.

Continuous Offering Period

      After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

      After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the Fund continuously at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex on the day that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

Authorized Participants

      Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement provides the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Managing Owner. A similar agreement between the Fund and the Master Fund provides the procedures for the creation and redemption of Master Unit Baskets by the Fund. See "Creation and Redemption of Shares" for more details.

Net Asset Value

      Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

      Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share and the net asset value per Master Fund Unit will be equal.

      See "Certain Material Terms of the Trust Declaration - Net Asset Value" for more details.

Clearance and Settlement

      The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC. The Master Units are uncertificated and held by the Fund in book-entry form.

Segregated Accounts/Interest Income

    Except for that portion of the Master Fund's assets used as margin to maintain forward contract positions, the proceeds of the offering will be deposited in cash in a segregated account in the name of the Master Fund at the Commodity Brokers [or another eligible financial institution] in accordance with CFTC investor protection and segregation requirements. The Master Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Brokers or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non-margin assets in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned is estimated to be 2.50% per annum. This interest income will be used to pay the expenses of the Fund and the Master Fund. See "Fees and Expenses" for more details.

                 [Remainder of page left blank intentionally.]

                               ----------------

Fees and Expenses

--------------------------------------------------------------------------------
Management Fee      The Master Fund will pay the Managing Owner a management
                    fee, or Management Fee, monthly in arrears, in an amount
                    equal to 0.95% per annum of the net asset value of Master
                    Fund. No separate management fee will be paid by the Fund.
                    The Management Fee will be paid in consideration of the
                    grant of Deutsche Bank AG's revocable license to use
                    Deutsche Bank AG's name and the Index in addition to
                    commodity futures trading services.
--------------------------------------------------------------------------------
Organization and    Expenses incurred in connection with organizing the Fund
Offering Expenses   and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund's trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund's trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund's trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing
                    Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master
                    Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

--------------------------------------------------------------------------------
Brokerage           The Master Fund will pay to the Commodity Brokers all
Commissions and     brokerage commissions, including applicable exchange fees,
Fees                NFA fees, give-up fees, pit brokerage fees and other
                    transaction related fees and expenses charged in
                    connection with trading activities. On average, total
                    charges paid to the Commodity Brokers are expected to be
                    less than $10.00 per round-turn trade, although the
                    Commodity Brokers' brokerage commissions and trading fees
                    will be determined on a contract-by-contract basis. The
                    Managing Owner does not expect brokerage commissions and
                    fees to exceed 0.40% of the net asset value of the Master
                    Fund in any year.
--------------------------------------------------------------------------------
Routine             The Master Fund will pay all of the routine operational,
Operational,        administrative and other ordinary expenses of the Fund and
Administrative      the Master Fund, including, but not limited to, accounting
and Other           and computer services, the fees and expenses of the Trustee,
Ordinary            legal and accounting fees and expenses, tax preparation
Expenses            expenses, filing fees, and printing, mailing and
                    duplication costs. Such routine expenses are not expected
                    to exceed 0.05% of the net asset value of the Master Fund
                    in any year.
--------------------------------------------------------------------------------
Extraordinary       The Master Fund will pay all the extraordinary fees and
Fees and            expenses, if any, of the Fund and the Master Fund. Such
Expenses            extraordinary fees and expenses, by their nature, are
                    unpredictable in terms of timing and amount.
--------------------------------------------------------------------------------
Management Fee      The Management Fee and the organizational, offering and
and Expenses to     ordinary ongoing expenses will be paid first out of
be Paid First out   interest income from the Master Fund's holdings of U.S.
of Interest         Treasury bills and other high credit quality short-term
Income.             fixed income securities on deposit with the Commodity
                    Brokers as margin or otherwise. It is expected that such
                    interest income may be sufficient to cover a significant
                    portion of the fees and expenses of the Fund and the
                    Master Fund.
--------------------------------------------------------------------------------

                               ----------------

Break-Even Amounts

    The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of the Fund during the first twelve months is 1.90% per annum of the net asset value. Interest income is expected to be approximately 2.50% per annum. Consequently, the Fund will break-even provided that it does not lose more than 0.60% per annum.

Distributions

    The Master Fund will make distributions at the discretion of the Managing Owner. Because the Managing Owner does not presently intend to make ongoing distributions (but may do so from time-to-time in its sole discretion), your income tax liability for your pro rata share of the Fund's income and gain on the Master Fund Units held will, in all likelihood, exceed any distributions you receive.

Fiscal Year

    The Fund's fiscal year ends on December 31 on each year.

Financial Information

    The Fund and the Master Fund have only recently been organized and has no financial history.

U.S. Federal Income Tax Considerations

    Subject to the discussion below in "Material United States Federal Income Tax Considerations," the Fund will be classified as a grantor trust for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as the beneficial owner of a pro rata portion of the interests in Master Fund held by the Fund. Subject to the discussion below in "Material United States Federal Income Tax Considerations," the Master Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, neither the Master Fund nor the Fund will incur United States federal income tax liability; rather, each beneficial owner of the Fund's Shares will be required to take into account its allocable share of Master Fund's income, gain, loss, deduction and other items for the Master Fund's taxable year ending with or within its taxable year.

    The Master Fund anticipates that it will qualify at all times as a qualified publicly traded partnership ("qualified PTP") under the Code and consequently, that any income derived from an investment in its units will be qualifying income for purposes of the holder's determination of whether it satisfies the income requirements for qualification as a regulated investment company under the Code.

    Please refer to the "Material United States Federal Income Tax Considerations" section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of Shares.

"Breakeven Table"

    The "Breakeven Table" on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

    The "Breakeven Table," as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than (i) administrative expenses (which are assumed for purposes of the "Breakeven Table" to equal the maximum estimated percentage of the average beginning of month net asset value) (ii) organizational and offering expenses (which are assumed for purposes of the "Breakeven Table" to equal the maximum permissible percentage of the average beginning of month net asset value) and (iii) brokerage commissions.

                       [Remainder of page left blank intentionally.]

                               ----------------

                               "Breakeven Table"
--------------------------------------------------------------
                              Shares of the Fund
--------------------------------------------------------------
Expense(1)                           $               %
--------------------------------------------------------------
Management Fee(2)                   $0.24           0.95%
--------------------------------------------------------------
Organization and Offering
  Expense Reimbursement(3)          $0.13           0.50%
--------------------------------------------------------------
Brokerage Commissions and
  Fees(4)                           $0.10           0.40%
--------------------------------------------------------------
Routine Operational,
  Administrative and Other
  Ordinary Expenses(5)              $0.01           0.05%
--------------------------------------------------------------
Interest Income(6)                 $(0.63)         -2.50%
--------------------------------------------------------------
12-Month Break Even(7)             $(0.15)         -0.60%
--------------------------------------------------------------

1. The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $25.00 as the net asset value per Share. See "Charges" on page ___ for an explanation of the expenses included in the "Breakeven Table."
2. From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator.
3. Expense levels are assumed to be at maximum amount. Actual expenses may be lower.
4. The actual amount of brokerage commissions and trading fees to be incurred will vary. The total amount of brokerage commissions and trading fees varies based upon the trading frequency of the Master Fund and the specific futures contracts traded.
5. Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of the Trust's net asset value. Consequently, the percentage of the Trust's net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.
6. Interest income is currently estimated to be earned at a rate of 2.50%.
7. It is expected that interest income will exceed the fees and costs incurred.

                               ----------------

Reports to Shareholders

      As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

Cautionary Note Regarding Forward-Looking Statements

    This Prospectus includes forward-looking statements that reflect the Managing Owner's current expectations about the future results, performance, prospects and opportunities of the Fund and the Master Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund and the Master Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

    You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

                        THE SHARES ARE SPECULATIVE AND
                        INVOLVE A HIGH DEGREE OF RISK.

Patent Application Pending

    A patent application directed to the creation and operation of the Fund is pending at the United States Patent and Trademark Office.

                       [Remainder of page left blank intentionally.]

                       DB COMMODITY INDEX TRACKING FUND

                              [GRAPHIC OMITTED]

                             THE RISKS YOU FACE

      You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus.

(1) The value of the Shares relates directly to the value of the commodity futures and other assets held by the Master Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

      The Shares are designed to reflect as closely as possible the performance of the Index through the Master Fund's portfolio of exchange-traded futures on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities. The value of the Shares relates directly to the value of the portfolio, less the liabilities (including estimated accrued but unpaid expenses) of the Fund and the Master Fund. The price of the Index Commodities may fluctuate widely. Several factors may affect the price of the Index Commodities, including:

o Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities' producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

o  Currency exchange rates;

o  Interest rates;

o Investment and trading activities of other traders, including hedge funds and other commodity funds; and

o  Global or regional political, economic or financial events and situations.

(2) Net Asset Value May Not Always Correspond to Market Price.

      The net asset value per share of the Shares will change as fluctuations occur in the market value of the Master Fund's portfolio. Investors should be aware that the public trading price of a Basket of Shares may be different from the net asset value of a Basket of Shares (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading market price per Share may be different from the net asset value per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares is closely related to, but not identical to, the same forces influencing the prices of the Index Commodities trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time to time as Baskets are created and redeemed.

      The value of a Share may be influenced by non-concurrent trading hours between the Amex and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the Amex from 9 a.m. to 4:00 p.m. Eastern Standard Time, the below table lists the trading hours for each of the Index Commodities which trades on the following futures exchanges:

-----------------------------------------------------
Index           Futures       Trading Hours
Commodity       Exchange*     (Eastern Standard Time)
-----------------------------------------------------
Aluminum        LME           6:55 a.m. - 12:00 p.m.
-----------------------------------------------------
Gold            COMEX         8:20 a.m. - 1:30 p.m.
-----------------------------------------------------
Crude Oil       NYMEX         10:00 a.m. - 2:30 p.m.
-----------------------------------------------------
Heating Oil     NYMEX         10:05 a.m. - 2:30 p.m.
-----------------------------------------------------
Corn            CBOT          10:30 a.m. - 2:15 p.m.
-----------------------------------------------------
Wheat           CBOT          10:30 a.m. - 2:15 p.m.
-----------------------------------------------------


      For example, while the Shares trade on the Amex until 4:00 p.m. Eastern Standard Time, liquidity in the global gold market will be reduced after the close of the COMEX division of the New York Mercantile Exchange at 1:30 p.m. Eastern Standard Time. As a result, during this time, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

      *Legend:

      "CBOT" means the Board of Trade of the City of Chicago Inc., or its successor.

      "COMEX" means the Commodity Exchange Inc., New York or its successor.

      "LME" means The London Metal Exchange Limited or its successor.

      "NYMEX" means the New York Mercantile Exchange or its successor.

(3) The Fund May Not Always be Able Exactly to Replicate the Performance of the Index.

      It is possible that the Fund may not fully replicate the performance of the Index due to disruptions in the markets for the Index Commodities or due to other extraordinary circumstances. In addition, the Fund is not able to replicate exactly the performance of the Index because the total return generated by the Master Fund is reduced by expenses and transaction costs, including those incurred in connection with the Master Fund's trading activities, and increased by interest income from the Master Fund's holdings of short-term high quality fixed income securities. Tracking the Index requires active trading of the Master Fund's portfolio and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4) The Master Fund is Not Actively Managed.

      The Master Fund is not actively managed by traditional methods. Therefore, if positions in an individual Index Commodity or forwards on the Index or any one or more of the Index Commodities are declining in value, the Master Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5) The Exchange May Halt Trading in the Shares.

      The Shares will be listed for trading on the Amex under the market symbol [DBC]. Trading in Shares may be halted due to market conditions or, in light of Amex rules and procedures, for reasons that, in the view of the Amex, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to "circuit breaker" rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund and the Master Fund will be terminated if the Shares are delisted.

(6) The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

      The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the Master Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Master Fund is not actively "managed" by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner's past experience and qualifications may not be suitable for solving these problems or issues.

(7) As the Managing Owner and its principals have no history of operating an investment vehicle like the Fund or the Master Fund, their experience may be inadequate or unsuitable to manage the Fund or the Master Fund.

      The Managing Owner was expressly formed to be the managing owner of the Fund and the Master Fund and has no history of past performance. The past performances of the Managing Owner's management in other positions are no indication of their ability to manage an investment vehicle such as the Fund or the Master Fund. If the experience of the Managing Owner and its principals is not adequate or suitable to manage an investment vehicle such as the Fund and the Master Fund, the operations of the Fund and the Master Fund may be adversely affected.

(8) You Should Not Rely on Past Performance in Deciding Whether to Buy Shares.

    Neither the Fund or the Master Fund has commenced trading and has no performance history upon which to evaluate your investment in the Fund and the Master Fund. Although past performance is not necessarily indicative of future results, if the Fund and the Master Fund had a performance history, such performance history might provide you with more information on which to evaluate an investment in the Fund and the Master Fund. The past performance of the Index also is not necessarily indicative of the future performance of the Index, or of the Fund or the Master Fund. As neither the Fund nor the Master Fund has commenced trading and has no such performance history, you will have to make your decision to invest in the Fund without such information.

(9) Price Volatility May Possibly Cause the Total Loss of Your Investment.

    Futures and forward contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(10) Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause the Fund to Incur Substantial Losses.

    The markets in which the Master Fund trades are speculative, highly leveraged and involve a high degree of risk. There can be no assurance that the Fund and Shareholders will not incur significant losses.

    Futures and forward prices are volatile. Volatility increases risk, particularly when trading with leverage. Trading on a highly leveraged basis, even in stable markets involves risk; doing so in volatile markets necessarily involves a substantial risk of sudden, significant losses. Due to such leverage, even a small movement in price could cause large losses for the Fund. Market volatility will increase the potential for large losses. Market volatility and leverage mean that the Fund could incur substantial losses, potentially impairing its equity base and ability to achieve its long-term objectives.

(11) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

    The Fund indirectly is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of up to 1.45% per annum. Additional charges include brokerage fees and operating expenses expected to be approximately 0.45% per annum in the aggregate. The fund is expected to earn interest income at an annual rate of 2.50% per annum. Consequently, it is expected that interest income will exceed fees, however, if interest rates fall below 1.90%, the fund will need to have positive performance in order to break-even net of fees and expenses. On the Fund's forward trading, "bid-ask" spreads are incorporated into the pricing of such forward contracts by its counterparties in addition to the brokerage fees paid by such Shares. It is not possible to quantify the "bid-ask" spreads paid by each Share because each Share cannot determine the profit its counterparty is making on the forward trades into which it enters. Consequently, the expenses of each Share could, over time, result in significant losses to your investment therein. You may never achieve profits, significant or otherwise.

(12) You Cannot be Assured of the Managing Owner's Continued Services, Which Discontinuance May Be Detrimental to the Fund.

    You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(13) Possible Illiquid Markets May Exacerbate Losses.

    Futures and forward positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position. Such periods of illiquidity and the events that trigger them are difficult to predict and there can be no assurance that the Managing Owner will be able to do so.

    There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Master Fund may acquire on behalf of the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

(14) Redemption Orders Are Subject To Postponement, Suspension Or Rejection By The Administrator Under Certain Circumstances.

    The Administrator may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or
(2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. In addition, the Administrator will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Shareholder. For example, the resulting delay may adversely affect the value of the Shareholder's redemption distribution if the price of the Shares declines during the period of the delay. Under the Administration Agreement, the Managing Owner and the Administrator may disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(15) Because the Master Fund will not Acquire Any Asset with Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

    Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(16) Failure of Futures Trading to be Non-Correlated to General Financial Markets Will Eliminate Benefits of Diversification.

    Historically, commodity futures generally have been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures and forward contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance would be exactly opposite between two asset classes. Because of this non-correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. The commodity futures and forward markets are fundamentally different from the securities markets in that for every gain in commodity futures and forward trading, there is an equal and offsetting loss. If Shares do not perform in a manner non-correlated with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in Shares and Shares may produce no gains to offset your losses from other investments.

(17) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

      Neither the Fund nor the Master Fund is registered as an investment company under the Investment Company Act of 1940 and is not required to register under such act. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies.

(18) Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation.

    Some of the Master Fund's trading is expected to be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such Investors would not have otherwise been subject had the Master Fund's trading been limited to U.S. markets.

    The Managing Owner expects that approximately [__]% of the Master Fund's assets will be traded on foreign exchanges on an annual basis.

    The above range is only an approximation. The actual percentage may be either lesser or greater than above-listed.

(19) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

    The Fund and the Master Fund are subject to actual and potential conflicts of interests involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of which are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund and the Master Fund, which also presents the potential for numerous conflicts of interest with the Fund and the Master Fund. As a result of these and other relationships, parties involved with the Fund and the Master Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Master Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

    The Fund may be subject to certain conflicts with respect to its Commodity Brokers, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Brokers.

(20) Shareholders Will Be Subject to Taxation on Their Share of the Master Fund's Taxable Income, Whether or Not They Receive Cash Distributions.

    Shareholders will be subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Master Fund's taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Master Fund's taxable income or even the tax liability that results from such income.

(21) If the Master Fund Fails to Satisfy the "Qualifying Income" Exception, All of Its Income Will Be Subject to an Entity Level Tax in the United States, Which Could Result in a Material Reduction in Cash Flow and After Tax Return to the Fund's Shareholders and Thus Could Result in a Substantial Reduction in the Value of the Shares.

    A publicly traded partnership ("PTP") will not be characterized as a corporation for United States federal income tax purposes so long as 90% or more of its gross income for each taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the Code ("qualifying income exception"). Under current law and assuming full compliance with the terms of the Trust Declaration (and other relevant documents) and based upon factual representations made with respect to the Master Fund, in the opinion of Sidley Austin Brown & Wood LLP, the Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin Brown & Wood LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Master Fund's gross income will be income that is qualifying income within the meaning of Section 7704(d) of the Code. If the Master Fund fails to satisfy the "qualifying income" exception described above, items of income and deduction would not pass through to Shareholders and Shareholders would be treated for United States federal (and certain state and local) income tax purposes as Shareholders in a corporation. In such case, the Master Fund would be required to pay income tax at regular corporate rates on all of its income. In addition, the Master Fund would likely be liable for state and local income and/or franchise taxes on all of such income. Distributions to Shareholders would constitute ordinary dividend income taxable them to the extent of the Master Fund's earnings and profits, and the payment of these dividends would not be deductible by the Master Fund. Foreign Shareholders would be subject to a U.S. 30% withholding tax on such corporate dividends (subject to reduction by an applicable tax treaty). Taxation of the Master Fund as a corporation could result in a material reduction in Shareholders' cash flow and after tax return and thus could result in a substantial reduction in the value of the Shares.

(22) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2008.

    PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ANY SHARES; SUCH TAX

CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

(23) Failure or Lack of Segregation of Assets May Increase Losses.

    The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker's proprietary assets. If the Commodity Brokers fail to do so, the assets of the Master Fund might not be fully protected in the event of bankruptcy. Furthermore, in the event of the Commodity Brokers' bankruptcy, any Master Fund Units could be limited to recovering only a pro rata share of all available funds segregated on behalf of the Commodity Brokers' combined customer accounts, even though certain property specifically traceable to the Master Fund was held by the Commodity Brokers. [The Commodity Brokers have been the subject of certain regulatory and private causes of action. The material actions are described under "The Commodity Brokers."]

    In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Master Fund could experience a loss of the funds deposited through its Commodity Brokers as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(24) Default by Counterparty and Credit Risk Could Cause Substantial Losses.

    Dealers in forward contracts are not regulated by the Commodity Exchange Act. Forward contracts are not traded through exchanges and clearing houses and dealers and are not obligated to segregate customer assets. As a result, the Master Fund does not have such basic protections with respect to the trading in forward contracts. This lack of regulation in these markets could expose the Master Fund in certain circumstances to significant losses in the event of trading abuses or financial failures by counterparties.

(25) Regulatory Changes or Actions May Alter the Nature of an Investment in the Fund.

    Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategy.

    The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures and forward transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

(26) Lack of Independent Experts Representing Investors.

    The Managing Owner has consulted with counsel, accountants and other experts regarding the formation and operation of the Fund and Master Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in Shares of the Fund.

(27) Possibility of Termination of the Fund Before Expiration of its Stated
     Term.

    As managing owner, the Managing Owner may withdraw from the Fund upon 120 days' notice, which would cause the Fund and the Master Fund to terminate unless a substitute managing owner were obtained. Such a detrimental development could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Brokers were revoked or suspended, such entity would no longer be able to provide services to the Fund and the Master Fund.

(28) Affiliates of the Managing Owner and the Trustee may Purchase Shares to Satisfy the Subscription Minimum.

    Affiliates of the Managing Owner and the Trustee who are Authorized Participants may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted to determine whether the

Subscription Minimum has been reached. Any such subscriptions by such affiliated Authorized Participants will be on the same terms as subscriptions by unaffiliated Authorized Participants.

(29) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

    As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of Shares of a corporation (including, for example, the right to bring "oppression" or "derivative" actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund will not be scheduled to pay regular dividends, but investors may receive special dividends at the discretion of the Managing Owner).

(30) An Investment in the Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

    The Fund and the Master Fund constitute a new, and thus untested, type of investment vehicle. They compete with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner's control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(31) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

    While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

                             INVESTMENT OBJECTIVE


Investment Objective

    The investment objective of the Fund and the Master Fund is to reflect the performance of the Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, over time, less the expenses of the operations of the Fund and the Master Fund. The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of commodity futures on U.S. and non-U.S. markets. Advantages of investing in the Shares include:

o Ease and Flexibility of Investment. The Shares will trade on the Amex and provide institutional and retail investors with indirect access to commodity futures markets. The Shares may be bought and sold on the Amex like other exchange-listed securities.

o Expenses. The Managing Owner expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the ongoing expenses of the Fund and the Master Fund will be lower than the costs associated with building and maintaining an equivalent portfolio of commodity futures directly or hiring a commodity trading advisor to design and maintain such a portfolio on the investor's behalf.

    Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

    The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund. The Master Fund will pursue its objective by investing in a portfolio of exchange-traded futures on the commodities comprising the Index, or the Index Commodities. The Index Commodities are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each Index Commodity included in the Index are broadly in proportion to historic levels of the world's production and stocks of the Index Commodities. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's Commodity Brokers as margin and other high credit quality short-term fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. DBLCI(TM)-ER and Deutsche Bank Liquid Commodity Index(TM) - Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Deutsche Bank AG is an affiliate of the Fund, the Master Fund and the Managing Owner.

    Under the Declaration of Trust of the Fund and the Master Fund, Wilmington Trust Company, the Trustee of the Fund and the Master Fund, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

    There can be no assurance that the Fund or the Master Fund will achieve its investment objective or avoid substantial losses. The Master Fund has not commenced trading and does not have any performance history. The value of the Shares is expected to fluctuate generally in relation to changes in the value of the Master Fund Units.

Role of Managing Owner

    The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund and the Master Fund.

    Specifically, with respect to the Fund and the Master Fund, the Managing
Owner:

o  selects the Trustee, administrator and auditor;

o  negotiates various agreements and fees; and

o performs such other services as the Managing Owner believes that the Fund and the Master Fund may from time to time require.

    Specifically, with respect to the Master Fund, the Managing Owner:

o  selects Commodity Brokers; and

o monitors the performance results of the Master Fund's portfolio and reallocating assets within the portfolio as necessary to ensure that performance of the Master Fund tracks that of the Index.

    Neither the Managing Owner nor any of its trading principals has ever before operated a commodity pool or managed a commodity trading account. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

    The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Diversification

Market Diversification

    As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world's economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world's markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund, which invests through the Master Fund in futures and forwards, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation's economy.

                          THE MASTER-FEEDER STRUCTURE

    The Fund will invest substantially all of its assets in the Master Fund in a master-feeder structure. The Fund will hold no investment assets other than Master Fund Units. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

                              DESCRIPTION OF THE
           DEUTSCHE BANK LIQUID COMMODITY INDEX(TM) - EXCESS RETURN

DBLCI(TM)-ER and Deutsche Bank Liquid Commodity Index(TM) - Excess Return are trade marks of Deutsche Bank AG and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending. Any use of these marks must be with the consent of or under licence from the Index Sponsor.

General

    The Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, is intended to reflect the performance of certain commodities. The commodities comprising the Index are Crude Oil, Heating Oil, Aluminium, Gold, Corn and Wheat, each of which is an Index Commodity, and the notional amounts of each Index Commodity included in the Index are broadly in proportion to historical levels of the world's production and supplies of the Index Commodities. The sponsor of the Index is Deutsche Bank AG London, or Index Sponsor. Please review the Fund's Declaration of Trust and Trust Agreement for additional information with respect to the Index and the calculation thereof.

Index Composition

    The Index is composed of notional amounts of each of the Index Commodities. The closing level of the Index is calculated by the Index Sponsor based on the closing price of the futures contracts for each of the Index Commodities and the notional amount of such Index Commodity. The Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts. Replacements occur monthly (other than in November) during the first week or so of a month in the case of the futures contracts relating to Crude Oil and Heating Oil. Replacement of the futures contracts for Aluminum, Gold, Corn and Wheat occurs when the Index is annually rebalanced.

    The Index is rebalanced annually in November during the first week or so to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on December 1, 1988, or the Base Date. The following table reflects the index base weights, or Index Base Weights, of each Index Commodity on the Base Date:

---------------------------------------------
Index Commodity             Index Base Weight
                                   (%)

---------------------------------------------
Crude Oil                        35.00
---------------------------------------------
Heating Oil                      20.00
---------------------------------------------
Aluminum                         12.50
---------------------------------------------
Gold                             10.00
---------------------------------------------
Corn                             11.25
---------------------------------------------
Wheat                            11.25
=============================================
Closing Level on Base Date:      100.00

---------------------------------------------
    The Index has been calculated back to the Base Date. On the Base Date, the closing level was 100.

    The Index Commodities are traded on the following futures exchanges: Crude Oil and Heating Oil: New York Mercantile Exchange; Aluminum: The London Metal Exchange Limited; Gold: Commodity Exchange Inc., New York; and Corn and Wheat:
Board of Trade of the City of Chicago Inc.

    The composition of the Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Change in the Methodology of the Index

    The Index Sponsor will employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with the next paragraph.

Publication of Closing Levels and Adjustments

    The Index Sponsor will publish the closing level (quoted in U.S. dollars) of the Index once every fifteen seconds throughout each trading day on Reuters Page DBLCI, Bloomberg under the symbol DBLCMACL [Index] and on Deutsche Bank's website https://gm-secure.db.com/CommoditiesIndicies, or any successor thereto.

    The Index Sponsor will publish any adjustments made to the DBLCI on Deutsche Bank's website https://gm-secure.db.com/CommoditiesIndicies, or any successor thereto.

Historical Closing Levels

    Set out below are certain closing levels back-calculated on a hypothetical basis to the Base Date.

    All calculations are based on information obtained from various publicly available source(s). The Index Sponsor has not independently verified the information extracted from these source(s).

    HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

    ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

                          HYPOTHETICAL CLOSING LEVELS
                          ---------------------------
        ---------------------------------------------------

                            Hypothetical Closing Level
        ---------------------------------------------------

                              High          Low
        ---------------------------------------------------
        1989                 145.18       106.63
        1990                 200.77       120.57
        1991                 171.29       134.02
        1992                 151.47       131.06
        1993                 136.39       111.00
        1994                 139.08       112.80
        1995                 160.80       130.44
        1996                 231.28       150.83
        1997                 234.99       179.56
        1998                 180.79       112.21
        1999                 185.30       108.68
        2000                 257.75       175.40
        2001                 240.78       169.40
        2002                 239.56       170.65
        2003                 292.42       222.60

        2004

        January              306.22       284.73
        February             315.56       290.31
        March                326.57       308.54
        April                332.87       314.93
        May                  344.60       328.51
        June                 354.79       315.58
        July                 330.27       346.40
        August               371.40       341.22
        September            382.33       343.25
        October              414.53       381.70
        November             387.97       371.76
        December             374.53       346.45
        ---------------------------------------------------

Past performance should not be taken as an indication of future performance.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL

PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING
RESULTS.

THE MANAGING OWNER HAS HAD LITTLE OR NO EXPERIENCE IN TRADING ACTUAL ACCOUNTS FOR ITSELF OR FOR CUSTOMERS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE HYPOTHETICAL PERFORMANCE RESULTS, CUSTOMERS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THESE HYPOTHETICAL PERFORMANCE RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE DBLCI FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DBLCI OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE DBLCI AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE DBLCI IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE DBLCI STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER'S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY'S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DBLCI OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE DBLCI OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

            INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE
                                MANAGING OWNER

    It is Deutsche Bank's policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank's exposure to instruments linked to the Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

    As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

    o The Calculation Group may not share any non-public, proprietary or confidential information concerning the recomposition of the Index. In particular, the Calculation Group may not release the new composition of the Index to Public Personnel or others unless and until such information has been previously published on Reuters Page DBLCI, Bloomberg under the symbol DBLCMACL [Index] and on Deutsche Bank's website https://gm-secure.db.com/CommoditiesIndicies, or any successor thereto.

    o The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index constituent instruments.

    These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank's affiliates.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    Critical Accounting Policies

    Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. Both the Fund's and the Master Fund's application of these policies involves judgments and actual results may differ from the estimates used.

    The Managing Owner has evaluated the nature and types of estimates that it will make in preparing the Fund's and the Master Fund's financial statements and related disclosures once the Master Fund begins trading operations and has determined that the valuation of its investments which are not traded on a United States or internationally recognized futures exchange (such as forward contracts) involves a critical accounting policy. While not currently applicable given the fact that the Master Fund is not currently involved in trading activities, the values which will be used by the Master Fund for its open forward positions will be provided by its commodity broker who will use market prices when available, while over-the-counter derivative financial instruments, principally forwards will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date.

    Liquidity and Capital Resources

    As of [______], 2005, the Master Fund has not begun trading activities. Once the Master Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to commodities trading. A significant portion of the net asset value is likely to be held in U.S. Treasury bills and cash, which will be used as margin for the Master Fund's trading in commodities. The percentage that U.S. Treasury bills will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Master Fund's commodity trading account. Interest earned on the Master Fund's interest-bearing funds will be paid to the Master Fund.

    The Master Fund's commodity contracts will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Master Fund from promptly liquidating its commodity futures positions.

    Since the Master Fund will trade futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

    Market risk

    Trading in futures and forward contracts will involve the Master Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which will typically be many times that of the Master Fund's net assets being traded, will significantly exceed the Master Fund's future cash requirements since the Master Fund will intend to close out its open positions prior to settlement. As a result, the Master Fund, and in turn, the Fund, will generally be subject only to the risk of loss arising from the change in the value of the contracts. As such, the Master Fund considers the "fair value" of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk to be associated with the Master Fund's commitments to purchase commodities will be limited to the gross or face amount of the contracts held. However, should the Master Fund enter into a contractual commitment to sell commodities, it would be required to make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities will expose the Master Fund to unlimited risk.

    The Master Fund's exposure to market risk will be influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Master Fund's speculative trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors' capital.

    Credit risk

    When the Master Fund enters into futures or forward contracts, the Master Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Master Fund.

    The Managing Owner will attempt to minimize these market and credit risks by requiring the Master Fund to abide by various trading limitations and policies, which will include limiting margin accounts, trading only in liquid markets and permitting the use of stop loss provisions. The Managing Owner will implement procedures which will include, but will not be limited to:

o  executing and clearing trades with creditworthy counterparties;

o limiting the amount of margin or premium required for any one commodity or all commodities combined;

o generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

    The Master Fund's Commodity Brokers, when acting as the Master Fund's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Master Fund, all assets of the Master Fund relating to domestic futures trading and the Commodity Brokers will not be allowed to commingle such assets with other assets of the Commodity Brokers. In addition, CFTC regulations will also require the Commodity Brokers to hold in a secure account assets of the Master Fund related to foreign futures trading. There are no segregation requirements for assets related to forward trading.

          OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

    As of [______], 2005, the Fund and the Master Fund have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund and the Master Fund. While the Funds and the Master Fund's exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on either the Fund's or the Master Fund's financial position.

    The Master Fund's contractual obligations are with the Managing Owner and the commodity brokers. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Master Fund's Net Asset Value. Commission payments to the commodity broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

                                USE OF PROCEEDS

    A substantial amount of proceeds of the offering of the Shares are used by the Fund, through the Master Fund, to engage in the speculative trading of exchange-traded futures on the Index Commodities and forward contracts referencing the Index or one or more of the Index Commodities, with a view to reflecting the performance of the Index over time, less the expenses of the operations of the Fund and the Master Fund. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's Commodity Brokers as margin and other high credit quality short-term fixed income securities.

    To the extent that the Master Fund trades in futures contracts on United States exchanges, the assets deposited by the Master Fund with its Commodity Brokers as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments -- principally U.S. government obligations.

    To the extent that the Master Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of "customer segregated funds," although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in "customer segregated fund accounts."

    Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Master Fund estimates:

    (i) up to approximately [__]% of the net asset value of the Master Fund will be placed in segregated accounts in the name of the Master Fund with the Commodity Brokers [or another eligible financial institution] in the form of cash or United States Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

    (ii) approximately [__]% of the net asset value of the Master Fund will be maintained in segregated accounts in the name of the Master Fund in bank deposits or United States Treasury and United States Government Agencies issues.

    During the initial offering period, the Fund's assets will be deposited with [Name of Escrow Agent] in [City, State]. The Managing Owner, a registered commodity pool operator, will be responsible for the cash management activities of the Master Fund, including investing in United States Treasury and United States Government Agencies issues.

    In addition, assets of the Master Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Master Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

    The Master Fund receives 100% of the interest income earned on its assets.

                       Summary of Fees and Charges; "Breakeven Table"

--------------------------------------------------------------
                              Shares of the Fund
--------------------------------------------------------------
Expense(1)                           $               %
--------------------------------------------------------------
Management Fee(2)                   $0.24           0.95%
--------------------------------------------------------------
Organization and Offering
  Expense Reimbursement(3)          $0.13           0.50%
--------------------------------------------------------------
Brokerage Commissions and
  Fees(4)                           $0.10           0.40%
--------------------------------------------------------------
Routine Operational,
  Administrative and Other
  Ordinary Expenses(5)              $0.01           0.05%
--------------------------------------------------------------
Interest Income(6)                 $(0.63)         -2.50%
--------------------------------------------------------------
12-Month Break Even(7)             $(0.15)         -0.60%
--------------------------------------------------------------

1. The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on $25.00 as the net asset value per Share. See "Charges" on page ___ for an explanation of the expenses included in the "Breakeven Table."
2. From the Management Fee, the Managing Owner will be responsible for paying the fees and expenses of the Administrator.
3. Expense levels are assumed to be at maximum amount. Actual expenses may be lower.
4. The actual amount of brokerage commissions and trading fees to be incurred will vary. The total amount of brokerage commissions and trading fees varies based upon the trading frequency of the Master Fund and the specific futures contracts traded.
5. Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of the Trust's net asset value. Consequently, the percentage of the Trust's net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.
6. Interest income is currently estimated to be earned at a rate of 2.50%.
7. It is expected that interest income will exceed the fees and costs incurred.

                                    CHARGES

Management Fee

    The Master Fund will pay the Managing Owner a management fee, or Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of Master Fund. No separate fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG's revocable license to use Deutsche Bank AG's name and the Index in addition to commodity futures trading services.

Organization and Offering Expenses

    Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund's trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund's trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund's trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

    Organization and offering expenses relating to both the Master Fund and the Fund, as applicable, means those expenses incurred in connection with their formation, the qualification and registration of the Fund and the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund and Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as:

    o initial and ongoing registration fees, filing fees, escrow fees and taxes

    o costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus during the initial offering period and the continuous offering period

    o the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period

    o travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the initial offering period and the continuous offering period

    o accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith and

    o any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

    The Managing Owner will not allocate to the Fund or the Master Fund the indirect expenses of the Managing Owner.

Brokerage Commissions and Fees

    The Master Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Brokers are expected to be less than $10.00 per round-turn trade, although the Commodity Brokers' brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

Routine Operational, Administrative and Other Ordinary Expenses

    The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund generally, as determined by the Managing Owner including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of either the Fund or the Master Fund in any year. Routine operational, administrative and other ordinary expenses not paid by the Managing Owner out of the Management Fee include annual legal and audit expenses and other expenses that are fixed in amount and not changed as a percentage of the Trust's net asset value. Consequently, the percentage of the Trust's net asset value represented by these expenses will decrease as net asset value increases and vice versa. These estimates are based on a net asset value of $50 million.

Extraordinary Fees and Expenses

    The Master Fund will pay all its extraordinary fees and expenses, if any, of the Fund and Master Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Fund or Master Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary expenses.

Management Fee and Expenses to be Paid First out of Interest Income

    The Management Fee and the organizational, offering and ordinary ongoing expenses will be paid first out of interest income from the Master Fund's holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Brokers as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.

                               WHO MAY SUBSCRIBE

    Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner (a Participant Agreement). The Participant Agreement provides the procedures for the creation and redemption of Baskets of Shares and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Managing Owner. A similar agreement between the Fund and the Master Fund provides the procedures for the creation and redemption of Master Unit Baskets by the Fund. See "Creation and Redemption of Shares" for more details.

                           ------------------------

                       CREATION AND REDEMPTION OF SHARES

    The Fund will create and redeem Shares from time to time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Authorized Participants pay a transaction fee to the Fund in connection with each order to create or redeem a Basket of Shares. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

    The Master Fund will create and redeem Master Fund Units from time to time, but only in one or more Master Unit Baskets. A Master Unit Basket is a block of 200,000 Master Fund Units. Master Unit Baskets may be created or redeemed only by the Fund. The Fund pays a transaction fee to the Master Fund in connection with each order to create or redeem a Master Unit Basket of Master Fund Units. The Fund may sell the Master Fund Units included in the Master Unit Baskets it purchases from the Master Fund to Authorized Participants. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

    Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Managing Owner and Administrator. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner and the Administrator without the consent of any Shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $2,000 to the Administrator for each order they place to create or redeem one or more Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

    Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in "Plan of Distribution."

    Each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act) and regulated by the NASD, or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

    Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this prospectus, [______________], [______________], [______________] have each signed a Participant Agreement with the Managing Owner and Administrator, and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

    Under the Participant Agreement, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Administrator has agreed to reimburse the Authorized Participants, solely from and to the extent of the Master Fund's assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

    The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Fund's Trust Declaration and the form of Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part.

    Creation Procedures

    On any business day, an Authorized Participant may place an order with the Administrator to create one or more Baskets. For purposes of processing both purchase and redemption orders, a "business day" means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid purchase order is the purchase order date. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant's DTC account will be charged the non-refundable transaction fee due for the purchase order.

    Determination of required payment

    The total payment required to create each Basket during the initial offering period is $5 million and during the continuous offering period is the Net Asset Value of 200,000 Shares as of the closing time of the Amex on the purchase order date. On the purchase order date, Shares will be sold at either $25 per Share during the initial offering period or at net asset value per Share as of the closing time of the Amex on the purchase order date during the continuous offering period.

    Baskets will be issued as of the opening time of the Amex on the business day immediately following the purchase order date.

    Rejection of purchase orders

    The Administrator may reject a purchase order if:

    o It determines that the purchase order is not in proper form;

    o The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders; or

    o Circumstances outside the control of the Managing Owner or the Administrator make it, for all practical purposes, not feasible to process creations of Baskets.

    The Administrator and the Managing Owner will not be liable for the rejection of any purchase order.

    Redemption Procedures

    The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid redemption order is the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in amounts equal to at least one Basket and only through an Authorized Participant.

    By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC's book-entry system to the Fund not later than the opening time of the Amex on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption distribution, an Authorized Participant's DTC account will be charged the non-refundable transaction fee due for the redemption order.

    Redemptions will not be permitted during the initial offering period.

    Determination of redemption distribution

    The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant's redemption order as of the closing time of the Amex on the redemption order date. The Managing Owner will distribute the cash redemption amount at the opening time of the Amex on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC's book entry system.

    Delivery of redemption distribution

    The redemption distribution due from the Fund is delivered to the Authorized Participant at the opening time of the Amex on the business day immediately following the redemption order date if, by 9:00 AM New York time on such business day immediately following the redemption order date, the Administrator's DTC account has been credited with the Baskets to be redeemed. If the Administrator's DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Administrator's DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Administrator's DTC account by 9:00 AM New York time on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC's book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

    Suspension or rejection of redemption orders

    The Administrator may, in its discretion, and will when directed by the Managing Owner, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or
(2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. Neither the Administrator nor the Managing Owner will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

    The Administrator will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

    Creation And Redemption Transaction Fee

    To compensate the Administrator for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Administrator of $2,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Administrator with consent from the Managing Owner. The Administrator shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

    The Managing Owner has no intention of making any distribution from the profits of the Shares to its Shareholders.

                           ------------------------

    To the extent required by the applicable CFTC rules, the Managing Owner will send a monthly brokerage statement to each Shareholder that includes a description of performance during such prior month as sets forth, among other things, the brokerage commissions in respect of such Shares during such month and on a year-to-date basis.

                             THE COMMODITY BROKERS

    Deutsche Bank Securities Inc., a Delaware corporation, [name of non-clearing broker], a [Delaware limited liability company], will serve as the Master Fund's clearing broker and non-clearing broker, respectively. The clearing broker and non-clearing broker are referred to herein as the Commodity Brokers. [The Commodity Brokers are affiliates of Deutsche Bank AG.] In its capacity as clearing broker, the Clearing Broker will execute and clear each of the Master Fund's futures transactions and will perform certain administrative services for the Master Fund. [The non-clearing broker holds the Master Fund's assets in customer segregated accounts as required under CFTC regulations, and provides all required margining funds to the clearing broker to cover margin requirements for the Master Fund's trading positions.]

    There is no litigation pending regarding Deutsche Bank Securities Inc. that would materially adversely affect its ability to carry on its commodity futures and options brokerage business.

                           ------------------------

    Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

                             CONFLICTS OF INTEREST


General

    The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

    Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

    The Managing Owner has a conflict of interest in allocating its own resources among different clients. The Managing Owner cannot and will not devote all of its time or resources to the management of the business and affairs of the Fund and the Master Fund but intends to devote sufficient time and resources properly to manage the business and affairs of the Fund and the Master Fund consistent with its fiduciary duties to the Fund and the Master Fund and others.

Relationship of the Managing Owner to the Commodity Brokers

    The Managing Owner and the Commodity Brokers are wholly-owned subsidiaries of Deutsche Bank AG. The Commodity Brokers receive a brokerage commission for futures interests transactions effected for the Master Fund. Also, affiliates of the Managing Owner, as the counterparty on the Master Fund's forward trades, will attempt to earn a mark-up, spread, or other profit on each forward contract trade which is separate from the brokerage fees paid by the Master Fund to the Commodity Brokers. Customers of the Commodity Brokers who maintain commodity trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Master Fund.

    The Managing Owner has a disincentive to replace the Commodity Brokers as the Master Fund's broker because they are affiliates of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Brokers receive a round-turn brokerage fee from the Master Fund for serving as the Master Fund's commodity brokers.

    The Master Fund may enter into forward contracts with Deutsche Bank AG as the sole counterparty. The performance of OTC contracts (such as forward contracts) is not guaranteed by any exchange or clearing house. Accordingly, the Master Fund may incur substantial losses if Deutsche Bank AG, acting as sole counterparty to such transactions, are unable or unwilling to perform. No independent party participated in the selection of the Master Fund's forward contract counterparty, and, accordingly, the Master Fund will be subject to the creditworthiness of the Forward Counterparty and/or its affiliates. Furthermore, "bid-ask" spreads are incorporated in the price of all OTC forward contracts executed by the Master Fund and the Forward Counterparty will benefit from such spreads. Principals in the forward markets, including the Forward Counterparty, have no obligation to continue to make markets in such contracts.

    The Managing Owner and Commodity Brokers may, from time to time, have conflicting demands in respect of their obligations to the Master Fund and to the Fund and, in the future, to other commodity pools and accounts. It is possible that future pools that the Managing Owner may be come involved with may generate larger brokerage commissions, resulting in increased payments to employees.

    There is an absence of arm's length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Brokers

    The Commodity Brokers may act from time to time as commodity brokers for other accounts with which they are affiliated or in which they or one of their affiliates has a financial interest. The compensation received by the Commodity Brokers from such accounts may be more or less than the compensation received for brokerage and forward trading services provided to the Master Fund. In addition, various accounts traded through the Commodity Brokers (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Master Fund or may compete with the Master Fund for the same positions. The Commodity Brokers may have a conflict of interest in their execution of trades for the Master Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Master Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Master Fund with respect to the execution of commodity trades.

    The Commodity Brokers will benefit from executing orders for other clients, whereas the Master Fund may be harmed to the extent that the Commodity Brokers have fewer resources to allocate to the Master Fund's accounts due to the existence of such other clients.

    Certain officers or employees of the Commodity Brokers may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Master Fund.

Proprietary Trading/Other Clients

    The Managing Owner, the Commodity Brokers and their respective principals and affiliates may trade in the commodity markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Master Fund or may compete with the Master Fund for positions in the marketplace. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Master Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

    Because the Managing Owner, the Commodity Brokers and their respective principals and affiliates may trade for their own accounts at the same time that they are managing the account of the Master Fund, prospective investors should be aware that -- as a result of a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty -- such persons may from time to time take positions in their proprietary accounts which are opposite, or ahead of, the positions taken for the Master Fund.

No Distributions

    The Managing Owner has discretionary authority over all distributions made by the Fund. In view of the Fund's objective of seeking significant capital appreciation, the Managing Owner currently does not intend to make any distributions, but, has the sole discretion to do so from time-to-time. Greater management fees will be generated to the benefit of the Managing Owner if the Fund's assets are not reduced by distributions to the Shareholders.

               CERTAIN MATERIAL TERMS OF THE TRUST DECLARATIONS

    The following summary describes in brief certain aspects of the operation of the Fund and the Master Fund, and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and Master Fund and the material terms of the Declarations of Trust, each of which are substantially identical except as set forth below. Prospective investors should carefully review the Forms of Declarations of Trust attached hereto as Exhibits A-1 and A-2 and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the applicable Declaration of Trust.

Principal Office; Location of Records

    Each of the Fund and the Master Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund and Master Fund are managed by the Managing Owner, whose office is located 60 Wall Street, New York, New York 10005, telephone: (212) 250-5883. The records of the Fund and the Master Fund, including a list of the Shareholders and their addresses, are located at the foregoing address, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder's interest as a beneficial owner of such Shares during regular business hours as provided in the

Declarations of Trust. The Managing Owner will maintain and preserve the books and records of the Fund and the Master Fund for a period of not less than six years.

The Trustee

    Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund and Master Fund. The Trustee's principal offices are located Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 0001. The Trustee is unaffiliated with the Managing Owner. The Trustee's duties and liabilities with respect to the offering of the Shares and the management of the Fund and Master Fund are limited to its express obligations under the Declarations of Trust.

    The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of Delaware trust law and by the applicable Declaration of Trust.

    The Trustee serves as the sole trustee of the Fund and the Master Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund and the Master Fund in the State of Delaware and will make certain filings under Delaware trust law. The Trustee does not owe any other duties to the Fund or the Master Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days' notice to the Fund and the Master Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. Each Declaration of Trust provides that the Trustee is compensated by the Fund or Master Fund, as appropriate, and is indemnified by the Fund or Master Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund or Master Fund, as appropriate, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

    Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee's liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in each Declaration of Trust.

    Under each Declaration of Trust, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and Master Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the operations of the Fund and Master Fund, other than certain limited voting rights as set forth in each Declaration of Trust. In the course of its management, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or Master Fund, as appropriate.

    Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Master Fund to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The Managing Owner

    Background and Principals

    DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Fund and the Master Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Fund and Master Fund and has been registered with the CFTC as a commodity pool operator and commodity trading advisor since _______ __, 2005 and is a member in good standing of the NFA in such capacity. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since ____ __, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Fund or the Master Fund.

    In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for a commodity pool; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

    Principals and Key Employees

    Ron Peterson serves as the Managing Director and Chief Executive Officer of the Managing Owner. Kevin Rich is the Treasurer and Sonja Olsen is the Secretary of the Managing Owner.

    The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Mr. Peterson and Mr. Rich.

    [TO ADD BIOGRAPHIES]


  Fiduciary Obligations of the Managing Owner

    As managing owner of the Fund and Master Fund, the Managing Owner is effectively subject to the same restrictions imposed on "fiduciaries" under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund and Master Fund, consistent with the terms of the Declaration of Trust and Trust Agreement for each of the Fund and Master Fund, dated as of May 23, 2005 (collectively, the "Declaration of Trust"). Each of the Fund and the Master Fund are referred to as the "Trust" in their respective Declaration of Trust, a form of which is attached hereto as Exhibit A. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund and Master Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and Master Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

    The Declarations of Trust provide that the Managing Owner and its affiliates shall have no liability to the Fund or the Master Fund or to any Shareholder for any loss suffered by the Fund or the Master Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members or employees (the "Managing Owner Related Parties") if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund or the Master Fund, as applicable, and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Fund and the Master Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Fund and the Master Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund and the Master Fund, as applicable.

Fiduciary and Regulatory Duties of the Managing Owner

    An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund and the Master Fund.

    Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a "class action") to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a "derivative action") to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission ("SEC"). Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

    Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Brokers (registered futures commission merchants), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

    There are substantial and inherent conflicts of interest in the structure of the Fund and the Master Fund which are, on their face, inconsistent with the Managing Owner's fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors' informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under "Conflicts of Interest" and elsewhere are ineligible to invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

    The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Management; Voting by Shareholders

    The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund or the Master Fund. Shareholders, may, however, remove and replace the Managing Owner as the managing owner of the Fund, and may amend the Declaration of Trust of the Fund, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Shareholders' voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner's general liability interest in the Fund or Master Fund, are non-voting.

    The Managing Owner has the right unilaterally to amend the Declaration of Trust \provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances -- for example, if doing so is necessary to comply with certain regulatory requirements.

    In the event that the Managing Owner or the Shareholders vote to amend the Declaration of Trust in any material respect, the amendment will not become effective prior to all Shareholders having an opportunity to redeem their Shares.

Recognition of the Fund and the Master Fund  in Certain States

    A number of states do not have "business trust" statutes such as that under which the Fund and the Master Fund have been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declarations of Trust provide that no written obligation may be undertaken by the Fund or Master Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, each of the Fund and Master Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and the Master Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

    The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Declaration of Trust that they will indemnify the Fund for any harm suffered by it as a result of

o  Shareholders' actions unrelated to the business of the Fund,

o transfers of their Shares in violation of the Fund's Declaration of Trust, or

o taxes imposed on the Shares by the states or municipalities in which such investors reside.

    The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by the state or municipality in which particular Shareholders reside, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged -- although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in trusts and limited partnerships.

Shares Freely Transferable

    The Shares will trade on the Amex and provide institutional and retail investors with direct access to the Fund. The Fund will hold no investment assets other than Master Fund Units. The Master Fund trades with a view to tracking the Index over time, less expenses. The Fund's Shares may be bought and sold on the Amex like any other exchange-listed securities.

Book-Entry Form

    Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Fund's Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

    As of the end of each month and as of the end of each Fiscal Year, the Managing Owner will furnish you with those reports required by the CFTC and the National Futures Association, or the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority, such as the SEC, that has jurisdiction over the activities of the Fund and the Master Fund. You also will be provided with appropriate information to permit you (on a timely basis) to file your United States federal and state income tax returns with respect to your Shares.

    The Managing Owner will notify Shareholders of any change in the fees paid by the Fund and Master Fund or of any material changes of the Fund and/or Master Fund. Any such notification shall include a description of Shareholders' voting rights.

Net Asset Value

    Net asset value means the total assets of the Master Fund including, but not limited to, all cash and cash equivalents or other debt securities (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the

United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open commodity futures contracts, and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund. All open commodity futures contracts traded on a United States exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a commodity futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a commodity futures contract traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which net asset value is being determined; provided further, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any asset of the Master Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Master Fund's commodity brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Master Fund from the day when the distribution is declared until it is paid.

    Net asset value per Master Fund Unit is the net asset value of the Master Fund divided by the number of outstanding Master Fund Units. Because there will be a one-to-one correlation between Shares and Master Fund Units, the net asset value per Share and the net asset value per Master Fund Unit will be equal.

                               THE ADMINISTRATOR

    The Managing Owner, on behalf of the Fund and the Master Fund, has appointed The Bank of New York as the administrator of the Fund and the Master Fund and have entered into an Administration Agreement in connection therewith.

    The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Administrator of the Fund and Master Fund. The Bank of New York has an office at 101 Barclay Street, Floor 6E, New York, New York 10286. The Bank of New York is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption composition, NAV of the Fund, transaction fees and the names of the parties that have each executed an Authorized Participant Agreement may be obtained from The Bank of New York by calling the following number: (212) 815-[ ]. A copy of the Administration Agreement is available for inspection at The Bank of New York's trust office identified above. The Bank of New York had at least $[ ] million in capital and retained earnings as of December 31, 2004.

    A summary of the material terms of the Administration Agreement is disclosed in the "Material Contracts" section.

    The Administrator's monthly fees of [0.07]% per annum are paid by the Managing Owner out of the Management Fee.

      The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

      The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

      THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

    DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

    Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

    Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

    Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

    Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

    DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

    The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

                                 SHARE SPLITS

    If the Managing Owner believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

                              MATERIAL CONTRACTS


Brokerage Agreement

    Each Commodity Broker and the Master Fund entered into a brokerage agreement, or each, a Brokerage Agreement. As a result the Commodity Brokers:

    o act as the executing and clearing broker;

    o act as custodian of the Master Fund's assets; and

    o perform such other services for the Master Fund as the Managing Owner may from time to time request.

    As executing and clearing broker for the Master Fund, the Commodity Brokers receive orders for trades from the Managing Owner.

    Confirmations of all executed trades are given to the Master Fund by the Commodity Brokers. Each Brokerage Agreement incorporates the Commodity Brokers' standard customer agreements and related documents, which generally include provisions that:

    o all funds, commodities and open or cash positions carried for the Master Fund will be held as security for the Master Fund's obligations to the Commodity Brokers;

    o the margins required to initiate or maintain open positions will be as from time to time established by the Commodity Brokers and may exceed exchange minimum levels; and

    o each Commodity Broker may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Master Fund.

    As custodian of the Master Fund's assets, the Commodity Brokers are responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Master Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Master Fund.

    Administrative functions provided by the Commodity Brokers to the Master Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

    As long as each Brokerage Agreement between each Commodity Broker and the Master Fund is in effect, each Commodity Broker will not charge the Master Fund a fee for any of the services it has agreed to perform, except for the agreed-upon brokerage fee.

    Each Brokerage Agreement is not exclusive and runs for successive one-year terms to be renewed automatically each year unless terminated. Each Brokerage Agreement is terminable by the Master Fund or a Commodity Broker without penalty upon thirty (30) days' prior written notice (unless where certain events of default occur or there is a material adverse change the Master Fund's financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

    Each Brokerage Agreement provides that neither the Commodity Brokers nor any of their managing directors, officers, employees or affiliates shall be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Master Fund other than as a result of the Commodity Brokers' gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

    Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund and the Master Fund (other than making investment decisions), including net asset value calculations, receiving and processing orders from Authorized Participants to create and redeem Baskets of Shares and Master Unit Baskets of Master Fund Units, coordinating the processing of such orders with the Managing Owner and The Depository Trust Company (DTC) and other fund administrative services.

    The Administration Agreement will continue in effect from the commencement of trading operations until ______ __, 2006 unless terminated earlier on 90 days' prior written notice by either party to the other party. If not terminated, the Administration Agreement will renew itself for successive one-year terms subject to re-negotiation of the terms of compensation and services.

    The Administration Agreement provides for indemnification of the Administrator and its directors, officers and employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever (other than those resulting from fraud, negligence or willful misconduct on its part or on the part of its directors, officers, servants or agents) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares upon their original issuance and does not address special situations, such as those of:

    o dealers in securities or currencies;

    o financial institutions;

    o regulated investment companies, other than to indicate that income from the Master Fund can be treated as from a qualified PTP within the meaning of the Code;

    o real estate investment trusts;

    o tax-exempt organizations;

    o insurance companies;

    o persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

    o traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

    o persons liable for alternative minimum tax.

    Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

    A "U.S. Shareholder" of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

    o an individual citizen or resident of the United States;

    o a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

    o an estate the income of which is subject to United States federal income taxation regardless of its source; or

    o a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

    A "non-U.S. Shareholder" of Shares means a beneficial owner of Shares that is not a U.S. Shareholder.

    If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax adviser.

    No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

    Under current law and assuming full compliance with the terms of the trust agreement (and other relevant documents), although the matter is not free from doubt, in the opinion of Sidley Austin Brown & Wood LLP, the Fund will be classified a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you will be treated as the beneficial owner of a pro rata portion of the interests in the Master Fund held by the Fund. You should be aware that an opinion of counsel is not binding on the IRS or the courts. Therefore, there can be no assurance that the IRS will not contend, or that a court will not ultimately hold, that the Fund does not constitute a grantor trust for United States federal income tax purposes. If Fund is found not to constitute a grantor trust for United States federal income tax purposes or the Managing Owner determines that the existence of the Fund or Master Fund results or is reasonably likely to result in a material tax detriment to Shareholders, among other things, then the Managing Owner may agree to dissolve the Fund and transfer the Master Fund interests to Shareholders in exchange for the Shares.

Status of the Master Fund

      A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of "qualifying income" within the meaning of Section 7704(d) of the Code ("qualifying income exception"). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Master Fund) a principal activity of which is the buying and selling of commodities, futures or forward contracts with respect to commodities, income and gains derived from commodities, or futures, forward contracts with respect to commodities. The Master Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

      Under current law and assuming full compliance with the terms of the trust agreement (and other relevant documents) and based upon factual representations made by the Master Fund, in the opinion of Sidley Austin Brown & Wood LLP, the Master Fund will be classified as a partnership for United States federal income tax purposes. The factual representations upon which Sidley Austin Brown & Wood LLP has relied are: (a) the Master Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, more than 90% of the Master Fund's gross income will be qualifying income.

      There can be no assurance that the United States Internal Revenue Service, or IRS, will not assert that the Master Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the company for United States federal income tax purposes or whether the Master Fund's operations generate "qualifying income" under Section 7704(d) of the Code. Whether the Master Fund will continue to meet the qualifying income exception is a matter that will be determined by the Master Fund's operations and the facts existing at the time of future determinations. However, the Master Fund's Managing Owner will use its best efforts to cause the operation of the Master Fund in such manner as is necessary for the Master Fund to continue to meet the qualifying income exception.

      If the Master Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Master Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the Shareholders in liquidation of their interests in the company. This contribution and liquidation generally should be tax free to Shareholders and the Master Fund so long as the Master Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Master Fund would be treated as a corporation for United States federal income tax purposes. If the Master Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made to the Fund would be treated as taxable dividend income, to the extent of the Master Fund's current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each Shareholder's tax basis in its Shares, or taxable capital gain, after the Shareholder's tax basis in its Shares is reduced to zero. Taxation of the Master Fund as a corporation could result in a material reduction in a Shareholder's cash flow and after tax return and thus could result in a substantial reduction of the value of the Shares.

      The discussion below is based on Sidley Austin Brown & Wood LLP's opinion that the Master Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

      Treatment of the Master Fund Income

      A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Master Fund's income, gain, loss, deduction and other items for the Master Fund's taxable year ending with or within its taxable year. In computing a partner's United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to include income without a corresponding current receipt of cash if the Master Fund generates taxable income but does not make cash distributions. The Master Fund's taxable year will end on December 31 unless otherwise required by law. The Master Fund will use the accrual method of accounting.

      Fund Shareholders will take into account their share of ordinary income realized by the Master Fund from accruals of interest on Treasury Bills ("T-Bills") held in the Master Fund portfolio. The Master Fund may hold T-Bills with "original issue discount", in which case Fund Shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Master Fund may also acquire T-Bills with "market discount." Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund Shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Master Fund.

      The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts and certain non-U.S. currency forward contracts. It is expected that the futures on the Index held by the Master Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Master Fund at the end of a taxable year of the Master Fund will be treated for United States federal income tax purposes as if they were sold by the Master Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Master Fund's obligations under such contracts), must be taken into account by the Master Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Master Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

      Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, Shareholders of Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Master Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on
Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

      Allocation of the Master Fund's Profits and Losses

      For United States federal income tax purposes, a Shareholder's distributive share of the Master Fund's income, gain, loss, deduction and other items will be determined by the Master Fund's Trust Declaration, unless an allocation under the agreement does not have "substantial economic effect," in which case the allocations will be determined in accordance with the "partners' interests in the partnership." The Master Fund believes that the allocations pursuant to the Master Fund's Trust Declaration should be considered to have substantial economic effect.

      If the allocations provided by the Master Fund's Trust Declaration were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

      Treatment of Distributions

      Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee's tax basis in its partnership interest. Thus, any cash distributions made by the Master Fund will be taxable to a Shareholder only to the extent such distributions exceed the Shareholder's tax basis in the partnership interests it is treated as owning (see "-- Tax Basis in Partnership Interests" below). Any cash distributions in excess of a Shareholder's tax basis generally will be considered to be gain from the sale or exchange of the shares (see "-- Disposition of Shares" below).

      Disposition of Shares

      If a U.S. Shareholder transfers Shares, it will be treated for United States federal income tax purposes as transferring its pro rata share of the partnership interests held by Fund. If such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder's adjusted tax basis in the partnership interests deemed sold. The amount realized will include the U.S. Shareholder's share of the Master Fund's liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Master Fund Units deemed sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

      Tax Basis in Master Fund Units

      A U.S. Shareholder's initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder's share of the Master Fund's liabilities. A U.S. Shareholder's tax basis in the Master Fund Units it is treated as holding will be increased by (a) the U.S. Shareholder's share of the Master Fund's taxable income, including capital gain, (b) the U.S. Shareholder's share of the Master Fund's income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder's share of the Master Fund's liabilities. A U.S. Shareholder's tax basis in the Fund Shares it is treated as holding will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder's share of the Master Fund's losses and deductions, (c) the U.S. Shareholder's share of the Master Fund's expenditures that are neither deductible nor properly chargeable to its capital account and
(d) any decrease in the U.S. Shareholder's share of the Master Fund's liabilities.

      Limitations on Interest Deductions

      The deductibility of a non-corporate U.S. Shareholder's "investment interest expense" is generally limited to the amount of that Shareholder's "net investment income." Investment interest expense would generally include interest expense incurred by the Master Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

      Organization, Syndication and Other Expenses

      In general, expenses incurred that are considered "miscellaneous itemized deductions" may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which are scheduled to be phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

      o 3% of the individual's adjusted gross income in excess of certain threshold amounts; or

      o 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

      In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Master Fund will report such expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder's tax return. A U.S. Shareholder's inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Master Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Master Fund will pay will constitute miscellaneous itemized deductions.

      Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 60 months. The Master Fund has not yet determined whether it will make such an election. A U.S. Shareholder's distributive share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called "syndication fees") are not eligible for the 60-month amortization provision and are not deductible.

      Section 754 Election

      The Master Fund will make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. The election will generally require a purchaser of Shares to adjust its proportionate share of the basis in the Master Fund's assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser's Shares), as if it had acquired a direct interest in the Master Fund's assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Master Fund's assets associated with all of the other Shareholders.

      The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Master Fund, the Master Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that the conventions utilized by the Master Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

      Passive Activity Income and Loss

      Individuals are subject to certain "passive activity loss" rules under
Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual's disposition of an interest in the passive activity, the individual's unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary Regulations, income or loss from the Master Fund's investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Master Fund's investments will not be available to offset a U.S. Shareholder's passive losses or passive income from other sources.

      Transferor/Transferee Allocations

      In general, the Master Fund's taxable income and losses will be determined monthly and will be apportioned among the Fund's Shareholders in proportion to the number of Master Fund Units treated as owned by each of them as of the close of the last trading day of the preceding month. With respect to any Master Fund Unit that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Master Fund Unit (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Master Fund Unit for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

      Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to the Master Fund's convention for allocating income and deductions. In that event, the Master Fund's allocation method might be considered a monthly convention that does not literally comply with that requirement.

      If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder's Shares) or if the IRS otherwise does not accept the Master Fund's convention, the IRS may contend that taxable income or losses of the Master Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders' respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Master Fund's Managing Owner is authorized to revise the Master Fund's methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

      Tax Reporting by the Fund and the Master Fund

      Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund's Shares. The Master Fund will file a partnership return with the IRS and intends to issue a Schedule K 1 to the trustee on behalf of the Shareholders. The trustee of Funds intends to report to you all necessary items on a tax information statement or some other form as required by law. If you hold your Shares through a nominee (such as a broker), we anticipate that the nominee will provide you with an IRS Form 1099 or substantially similar form, which will be supplemented by additional tax information that we will make available directly to you. We note that, given the lack of authority addressing structures similar to that of Fund and the Master Fund, it is not certain that the IRS will agree with the manner in which tax reporting by Fund and the Master Fund will be undertaken. Furthermore, Shareholders should be aware that Regulations have been proposed which, if finalized, could alter the manner in which tax reporting by Fund and any nominee will be undertaken.

      Treatment of Securities Lending Transactions involving Shares

      A Shareholder whose Shares are loaned to a "short seller" to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such Shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of Master Fund's income, gain, loss, deduction or other items with respect to those Shares would not be reported by the Shareholder, and (2) any cash distributions received by the Shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, Shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

      Audits and Adjustments to Tax Liability

      Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a "tax matters partner" (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

      Pursuant to the Master Fund's Trust Declaration the Managing Owner will be appointed the "tax matters partner" of the Master Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Master Fund's Trust Declaration to notify all U.S. Shareholders of any United States federal income tax audit of the Master Fund, will have the authority under the trust agreement to conduct any IRS audits of the Master Fund's tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders' United States federal income tax liabilities with respect to Master Fund items.

      A United States federal income tax audit of the Master Fund's information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Master Fund as well as to the Master Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or the Master Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Master Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

      Foreign Tax Credits

      Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Master Fund, withheld on payments made to us or paid by us on behalf of Fund Shareholders. If a Shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Master Fund's items of income and gain and also its share of the amount which is deemed to be the Shareholder's portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the Master Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. The Code imposes a required holding period on stock for U.S. Shareholders to be eligible to claim such credits. Even if the Shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

      Tax Shelter Disclosure Rules

      There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer's United States federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain "material advisers" to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Master Fund or the Shareholders (1) if a Shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares,
(2) if the Master Fund's activities result in certain book/tax differences, or
(3) possibly in other circumstances. Furthermore, the Master Fund's material advisers could be required to maintain a list of persons investing in the Master Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

      Non-U.S. Shareholders

      A non-U.S. Shareholder will not be subject to United States federal income tax on such Shareholder's distributive share of the Master Fund's income, provided that such income is not considered to be income of the Shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such Shareholder will be subject to United States federal income tax on gains on the sale of Shares in the Master Fund's or such Shareholder's distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

      If the income from the Master Fund is "effectively connected" with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such Shareholder's share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

      Non-U.S. Shareholders will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests of the Master Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

      Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

      Regulated Investment Companies and Tax-Exempt Organizations

      Changes made to the Code by the American Jobs Creation Act of 2004 allow regulated investment companies ("RICs") to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Master Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules.

       An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its "unrelated business taxable income," or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

      UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Master Fund) in which it is a partner. This type of income is exempt, subject to the discussion of "unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

      UBTI includes not only trade or business income or gain as described above, but also "unrelated debt financed income." This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year and
(2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

      To the extent the Master Fund recognizes gain from property with respect to which there is "acquisition indebtedness," the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the "acquisition indebtedness" with respect to the property during the twelve month period ending with the date of their disposition, and the denominator of which is the "average amount of the adjusted basis" of the property during the period such property is held by the Master Fund during the taxable year. In determining the unrelated debt financed income of the Master Fund, an allocable portion of deductions directly connected with the Master Fund's debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust will not be exempt from United States federal income tax under the Code for any year in which it has UBTI; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

      Certain State and Local Taxation Matters

      Prospective Shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

      State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Master Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder's share of the income derived from that business.) A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

      The Master Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of securities for its "own account." By reason of a similar "own account" exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized the Master Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in us. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Fund Shares. Because the Master Fund may conduct it business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to regulations, the Master Fund may qualify as a "portfolio investment partnership." Accordingly, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax may not be subject to such tax solely by reason of investing in Shares. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

      Backup Withholding

      The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate shareholders of Fund Shares who do not furnish the company with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

      Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

                             --------------------

    Prospective investors are urged to consult their tax advisers before deciding whether to invest in the Shares.

                             --------------------

                      PURCHASES BY EMPLOYEE BENEFIT PLANS

    Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on "unrelated business taxable income." See "Federal Income Tax Consequences -- `Unrelated Business Taxable Income'" at page __. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

    As a matter of policy, the Managing Owner will attempt to limit subscriptions to the Fund from any employee benefit plan to no more than 10% of the value of the readily marketable assets of such plan (irrespective of the net worth of the beneficiary or beneficiaries of such plan).

General

    The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan's assets in the Fund (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary's own counsel.

    In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

    Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the Plan and related trust.

    EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

"Plan Assets"

    A regulation issued under ERISA (the "ERISA Regulation") contains rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception") and (ii) an exception applicable if the equity interest purchased is an "insignificant participation" (the "Insignificant Participation Exception").

    The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) "freely transferable," (2) part of a class of securities that is "widely held" and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

    The Publicly Offered Security Exception applies with respect to the Shares due to their Amex listing.

    The Master Fund will be able to rely on the Insignificant Participation Exception. Because the Publicly Offered Security Exception applies to the Fund's Shares, the Master Fund's assets will not be "plan assets." In turn, because the Fund is the sole investor in the Master Fund, the Master Fund will not have any plan asset investors, and therefore, qualifies for the Insignificant Participation Exception.

Ineligible Purchasers

    Units may not be purchased with the assets of a Plan if the Managing Owner, any of the Commodity Brokers or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates:
(a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

    Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

    ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE FUND, THE MANAGING OWNER, THE COMMODITY BROKERS OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS SOME OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                             PLAN OF DISTRIBUTION


Initial Offering

    The Shares will be offered for sale, pursuant to Rule 415 of Regulation C under the Securities Act, only to the Authorized Participants in Baskets at $25 per Share ($5 million per Basket). Initially, the Shares will be offered for a period of up to ninety (90) days after the date of this Prospectus (unless extended for up to an additional ninety (90) days in the sole discretion of the Managing Owner). This period may be shorter if the Subscription Minimum is reached before that date.

    The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000.

    Affiliates of the Managing Owner or the Trustee who are Authorized Persons may subscribe for Shares during the initial offering period and any such Shares subscribed for by such persons will be counted for purposes of determining whether the Subscription Minimum has been reached.

    If the Subscription Minimum is not reached by the expiration of the initial offering period, all subscription monies will be returned with interest and without deduction for expenses to the subscribing Authorized Participants as promptly as practicable (but in no event more than seven days) after the end of the initial offering period.

    Shares are being offered for a minimum initial subscription of $5,000,000, or Basket. The Shares are being sold initially at $25 per share.

Escrow of Funds

    During the initial offering period, within two (2) business days of receipt by the Managing Owner of accepted final subscription documents, funds in the full amount of a subscription must be received by wire transfer and deposited in an escrow account in the Fund's name at the Escrow Agent in New York, New York, where such funds will be held during the initial offering period until the funds are turned over to the Master Fund for trading purposes or until the offering is terminated, in which event the subscription amounts will be refunded directly to investors via wire transfer, with interest and without deduction for expenses. The Managing Owner will direct the Escrow Agent to invest the funds held in escrow only in U.S. Treasury obligations or any other investment specified by the Managing Owner that is consistent with the provisions of federal securities laws.

    If the Subscription Minimum is not sold during the initial offering period, then as promptly as practicable, the purchase price paid by a subscriber will be promptly returned to the payor of such funds (but in no event more than seven days after the close of the initial offering period).

    Interest on any escrowed subscription funds will be distributed to subscribers if the Subscription Minimum is not met during the initial offering period.

Continuous Offering Period

    After the initial offering period has closed and trading has commenced, the Fund will issue Shares in Baskets to Authorized Participants continuously at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Basket is accepted by the Fund. The Managing Owner may terminate the continuous offering at any time.

    After the initial offering period has closed and trading has commenced, the Master Fund will issue Master Fund Units in Master Unit Baskets to the

Fund continuously at the net asset value of 200,000 Master Fund Units as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later on the day that a valid order to create a Master Unit Basket is accepted by the Master Fund. The Master Fund will be wholly-owned by the Fund and the Managing Owner. Each Share issued by the Fund will correlate with a Master Fund Unit issued by the Master Fund and held by the Fund.

    Possibility of Becoming a Statutory Underwriter

    The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash payments. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a "distribution," as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter It is expected that Authorized Participants will avail themselves of any relief that becomes available with respect to being deemed as a statutory underwriter.

    Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

    Dealers who are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by section 4(3) of the Securities Act.

    The Managing Owner intends to qualify the Shares in certain states and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor's state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

    The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund's assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

    The Fund's Shares will trade on the Amex under the symbol "[DBC]."

Subscribers' Representations and Warranties

    By executing the Subscription Agreement and Power of Attorney Signature Page, which is an annex to the Participant Agreement, each subscriber is representing and warranting, among other things, that:

o the subscriber is, and remains an "Authorized Participant" as such term is defined within the Participant Agreement;

o the subscriber has full power and authority to execute and deliver such Subscription Agreement and Power of Attorney; and

o  the subscriber has received a copy of this Prospectus.

    These representations and warranties might be used by the Managing Owner or others against a subscriber in the event that the subscriber were to take a position inconsistent therewith.

    While the foregoing representations and warranties are binding on subscribers, the Managing Owner believes that to a large extent such representations and warranties would be implied from the fact that an investor has subscribed for Shares. Any subscriber who is not prepared to give such representations and warranties, and to be bound by them, should not invest in the Shares.

                                 LEGAL MATTERS

    Sidley Austin Brown & Wood LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin Brown & Wood LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Fund and the Master Fund. Sidley Austin Brown & Wood LLP has prepared the section "Federal Income Tax Consequences" and "Purchases By Employee Benefit Plans" with respect to ERISA. Sidley Austin Brown & Wood LLP has not represented, nor will it represent, the Fund or the Shareholders in matters relating to the Fund.

                                    EXPERTS

    [ACCOUNTANTS TBD.]

                            ADDITIONAL INFORMATION

    This Prospectus constitutes part of the Registration Statement filed by the Fund and the Master Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement, and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

                RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

    Pursuant to applicable CFTC regulations, prospective subscribers for Shares must receive recent financial information (current within 60 calendar days), as well as its most recent Annual Report (due by March 30 of each year, in respect of the prior year), together with this Prospectus, unless the material that would be otherwise included in such Report or information has been included herein.

                     PRIVACY POLICY OF THE MANAGING OWNER

    The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax advisor, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

                 [Remainder of page left blank intentionally.]

                                   GLOSSARY

                               [TO BE COMPILED]

 A number of terms are used in this Prospectus. The respective definitions or descriptions of such terms may be found on the following pages of this Prospectus.

                                                                       Page(s)
                                                                       -------

CFTC........................................................................iv
Declaration of Trust........................................................37
employee benefit plan.......................................................53
ERISA.......................................................................53
NFA.........................................................................iv
Plan Fiduciaries............................................................53
Plans.......................................................................53
Publicly-Offered Security Exception.........................................54
SEC.........................................................................37

                         INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
DB Commodity Index Tracking Fund

    Prospective Statement of Financial Condition as of ________, 2005.....F-1
    Notes to Prospective Statement of Financial Condition
    as of ________, 2005..................................................F-2


DB Commodity Index Tracking Master Fund

    Prospective Statement of Financial Condition as of ________, 2005......F-4
    Notes to Prospective Statement of Financial Condition
    as of ________, 2005...................................................F-5

                       DB COMMODITY INDEX TRACKING FUND



               Prospective Statement of Financial Condition 2005

                                 ______, 2005


ASSETS

FUND CAPITAL:
     General Units - 40 General Units                                $   1,000
                                                                     ---------

      TOTAL LIABILITIES AND FUND CAPITAL                             $   1,000

      See Notes to Prospective Statement of Financial Condition.

                       DB COMMODITY INDEX TRACKING FUND


             NOTES TO PROSPECTIVE STATEMENT OF FINANCIAL CONDITION

(1) Organization

    The DB Commodity Index Tracking Fund (the "Fund") was formed as a Delaware statutory trust on May 23, 2005, and has not yet commenced operations. The Fund will offer units of beneficial interest (the "Shares"). The only capital contributed to the Fund is a capital contribution of $1,000 by DB Commodity Services LLC (the "Managing Owner"). The Managing Owner and the Shareholders will share in any profits and losses of the Fund attributable to the Fund in proportion to the percentage interest owned by each.

    The proceeds of the offering of Shares will be invested in DB Commodity Index Tracking Master Fund (the "Master Fund"). The Master Fund actively will trade exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's commodities brokers as margin and other high credit quality short-term fixed income securities.

    The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

(2) The Offering of the Shares

    Shares may be purchased from the Fund only by Authorized Participants in one or more blocks of 200,000 Shares, called a Basket. The Fund will accept subscriptions for Shares in Baskets only from Authorized Participants at $25 per Share ($5 million per Basket) during the initial offering period. After the initial offering period, the Fund will issue Shares in Baskets only to Authorized Participants continuously at the net asset value of 200,000 Shares as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the day that a valid order to create a Basket is accepted by the Fund.

    The minimum number of Shares that must be subscribed for by Authorized Persons prior to the commencement of trading, or the Subscription Minimum, is 2,000,000 or $50 million.

    Subscription funds received during the initial offering period will be deposited in an escrow account and held there until the funds are either released for investment in the Master Fund for trading purposes or returned to the payors of such funds. An Authorized Participant's escrowed subscription funds will earn interest, which will be retained by the Fund for the benefit of all investors unless such subscription is rejected, in which case the interest attributable to such subscription amount will be paid to such Authorized Person upon the return of the subscription amount.

(3) Operating Expenses, Organizational and Offering Costs

    Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement, the Master Fund has agreed to assume all of the Fund's expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner, subject to reimbursement by the Master Fund as described in the Prospectus.

(4) Termination

   The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

(5) Redemptions

            On any business day, an Authorized Participant may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid redemption order is the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in amounts equal to at least one Basket and only through an Authorized Participant.

Redemptions will not be permitted during the initial offering period.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant's redemption order as of the closing time of the Amex on the redemption order date. The Managing Owner will distribute the cash redemption amount at the opening time of the Amex on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC's book entry system.

The redemption distribution due from the Fund is delivered to the Authorized Participant at the opening time of the Amex on the business day immediately following the redemption order date if, by 9:00 AM New York time on such business day immediately following the redemption order date, the Administrator's DTC account has been credited with the Baskets to be redeemed. If the Administrator's DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Administrator's DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Administrator's DTC account by 9:00 AM New York time on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC's book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

                  DB COMMODITY INDEX TRACKING MASTER FUND



             Prospective Statement of Financial Condition 2005

                                 ______, 2005


ASSETS

FUND CAPITAL:
      General Units - 40 General Units                               $   1,000
                                                                     ---------

      TOTAL LIABILITIES AND FUND CAPITAL                             $   1,000

          See Notes to Prospective Statement of Financial Condition.

                  DB COMMODITY INDEX TRACKING MASTER FUND


           NOTES TO PROSPECTIVE STATEMENT OF FINANCIAL CONDITION

(1)   Organization

      The DB Commodity Index Tracking Master Fund (the "Master Fund") was formed as a Delaware statutory trust on May 23, 2005, and has not yet commenced operations. The Master Fund will offer units of beneficial interest (the "Units"). The only capital contributed to the Master Fund is a capital contribution of $1,000 by DB Commodity Services LLC (the "Managing Owner"). The Managing Owner and the Unitholders will share in any profits and losses of the Master Fund attributable to the Master Fund in proportion to the percentage interest owned by each.

      The Master Fund will invest the proceeds from the offering of Units actively by trading exchange-traded futures on the commodities comprising the Deutsche Bank Liquid Commodity Index(TM) - Excess Return, or the Index, with a view to tracking the performance of the Index over time. The Master Fund also may use forward contracts referencing the Index or one or more of the Index Commodities. The Master Fund's portfolio also will include United States Treasury securities for deposit with the Master Fund's commodities brokers as margin and other high credit quality short-term fixed income securities.

      The Index is intended to reflect the performance of certain commodities. The commodities comprising the Index, or the Index Commodities, are Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat.

(2)   The Offering of the Units

      DB Commodity Index Tracking Fund (the "Fund") will be the sole Unitholder in the Master Fund.

      Units may be purchased from the Master Fund only by the Fund in one or more blocks of 200,000 Shares, called a Basket. Units of the Masster Fund will be offered at $25 per Unit ($5 million per Basket) during the initial offering period. After the initial offering period, the Master Fund will issue Shares in Baskets only to the Fund continuously at the net asset value of 200,000 Units as of the closing time of the Amex or the last to close of the exchanges of which the Index Commodities are traded, whichever is later, on the day that a valid order to create a Basket is accepted by the Master Fund.

      (3)   Operating Expenses, Organizational and Offering Costs

      Pursuant to the Amended and Restated Declaration of Trust and Trust Agreement, the Master Fund has agreed to assume all of the Fund's expenses and costs of each and every type whatsoever, although organizational and offering costs will be paid by the Managing Owner, subject to reimbursement by the Master Fund as described in the Prospectus.

            (a)  Management Fee

      The Master Fund will pay the Managing Owner a management fee, or Management Fee, monthly in arrears, in an amount equal to 0.95% per annum of the net asset value of Master Fund. No separate management fee will be paid by the Fund. The Management Fee will be paid in consideration of the grant of Deutsche Bank AG's revocable license to use Deutsche Bank AG's name and the Index in addition to commodity futures trading services.

            (b)  Organization and Offering Expenses

      Expenses incurred in connection with organizing the Fund and the Master Fund and the initial offering of the Shares will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the first 36 months after the commencement of the Master Fund's trading operations, subject to a cap in the amount of 2.50% of the aggregate amount of all subscriptions for Shares during the initial offering period and during the first 36 months of the Master Fund's trading operations. Expenses incurred in connection with the continuous offering of Shares after the commencement of the Master Fund's trading operations also will be paid by the Managing Owner, subject to reimbursement by the Master Fund, without interest, in 36 monthly payments during each of the 36 months following the month in which such expenses were paid by the Managing Owner. If the Fund and the Master Fund terminate before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will not be entitled to receive any unreimbursed portion of such expenses outstanding as of the termination date. In no event will the aggregate amount of payments by the Master Fund to the Managing Owner in respect of reimbursement of organizational or offering expenses exceed 0.50% per annum of the net asset value of the Master Fund.

            (c)  Brokerage Commissions and Fees

      The Master Fund will pay to the Commodity Brokers all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities. On average, total charges paid to the Commodity Brokers are expected to be less than $10.00 per round-turn trade, although the Commodity Brokers' brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.40% of the net asset value of the Master Fund in any year.

            (d)  Routine Operational, Administrative and Other Ordinary Expenses

      The Master Fund will pay all of the routine operational, administrative and other ordinary expenses of the Fund and the Master Fund, including, but not limited to, accounting and computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. Such routine expenses are not expected to exceed 0.05% of the net asset value of the Master Fund in any year.

            (e)  Extraordinary Fees and Expenses

      The Master Fund will pay all the extraordinary fees and expenses, if any, of the Fund and the Master Fund. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

            (f) Management Fee and Expenses to be Paid First out of Interest Income.

      The Management Fee and the organizational, offering and ordinary ongoing expenses will be paid first out of interest income from the Master Fund's holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Brokers as margin or otherwise. It is expected that such interest income may be sufficient to cover a significant portion of the fees and expenses of the Fund and the Master Fund.

      (4)   Termination

      The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

      (5)   Redemptions

On any business day, the Fund may place an order with the Administrator to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., New York time. The day on which the Administrator receives a valid redemption order is the redemption order date. The redemption procedures allows the Fund to redeem Baskets.

The redemption distribution from the Fund consists of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) requested in the Authorized Participant's redemption order as of the closing time of the Amex on the redemption order date. The Managing Owner will distribute the cash redemption amount at the opening time of the Amex on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC's book entry system.

The redemption distribution due from the Master Fund is delivered to the Fund at the opening time of the Amex on the business day immediately following the redemption order date if, by 9:00 AM New York time on such business day immediately following the redemption order date, the Administrator's DTC account has been credited with the Baskets to be redeemed. If the Administrator's DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Administrator receives the fee applicable to the extension of the redemption distribution date which the Administrator may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Administrator's DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Administrator is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Administrator's DTC account by 9:00 AM New York time on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC's book entry system on such terms as the Administrator and the Managing Owner may from time to time agree upon.

Redemptions will not be permitted during the initial offering period.

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                       DB COMMODITY INDEX TRACKING FUND

                         Shares of Beneficial Interest






                         ----------------------------


   This is a speculative and leveraged investment which involves the risk of loss. Past performance is not necessarily indicative of future results.

         See "The Risks You Face" beginning at page [__] in Part One.




                 THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE
                    DOCUMENT AND A STATEMENT OF ADDITIONAL
                      INFORMATION. THESE PARTS ARE BOUND
                          TOGETHER, AND BOTH CONTAIN
                             IMPORTANT INFORMATION






                         ----------------------------














                           DB Commodity Services LLC
                                Managing Owner

                                   PART TWO

                      STATEMENT OF ADDITIONAL INFORMATION

                               TABLE OF CONTENTS


General Information Relating to
Deutsche Bank AG......................................

The Futures and Forward Markets.......................

  Futures Contracts...................................
  OTC Spot and Forward Contracts......................
  Hedgers and Speculators.............................
  Futures Exchanges...................................
  Speculative Position Limits.........................
  Daily Limits........................................
  Regulations.........................................
  Margin..............................................

Exhibit A-1--Declaration of Trust and Trust
Agreement of DB Commodity Index Tracking
Fund.............................................A-1-1

Exhibit A-2--Declaration of Trust and Trust
Agreement of DB Commodity Index Tracking
Master Fund......................................A-2-1

Exhibit B--Form of Participant Agreement with
the Managing Owner and Administrator..............PA-1

Exhibit C--Privacy Notice..........................P-1

               GENERAL INFORMATION RELATING TO DEUTSCHE BANK AG

    Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Dusseldorf, and Suddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

    Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 1,500 branches and offices engaged in banking business and other financial businesses worldwide.

    The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

    The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschaft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

    As of December 31, 2004, the issued share capital of Deutsche Bank AG amounted to euro 1,392,266,870, consisting of 543,854,246 ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges. They are also listed on the stock exchanges in Amsterdam, Brussels, London, Luxembourg, New York, Paris, Tokyo and Vienna and on the Swiss Exchange.

    As of December 31, 2004, the Deutsche Bank Group had total assets of euro
840.1 billion, total liabilities of euro 814.2 billion and shareholders' equity of euro 25.9 billion. Please refer to Deutsche Bank AG's Annual Report on Form 20-F, which is incorporated by reference herein, for additional financial information and financial statements relating to the Issuer.

    Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

                        THE FUTURES AND FORWARD MARKETS

Futures Contracts

      Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2005 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2005 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

OTC Spot and Forward Contracts

      A spot contract is a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot or currency, usually with a two-day settlement. Contracts for the future delivery of certain commodities may be made through banks or dealers pursuant to what are commonly referred to as "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (the "spread" between the "bid" and the "ask" prices), and in some instances a mark-up, in the prices it quotes for forward contracts. Unlike futures contracts, forward contracts are not standardized contracts; rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearing house system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same exchange as one can a futures contract. In recent years, the terms of forward contracts have become more standardized and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making delivery on the contract.

Hedgers and Speculators

      The two broad classes of persons who trade futures interest contracts are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Master Fund will be for speculative rather than for hedging purposes.

Futures Exchanges

      Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and the New York Board of Trade.

      Each futures exchange in the United States has an associated "clearing house." Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

      Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are "principals' markets," where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See "The Risk You May Face - Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation."

Speculative Position Limits

      The CFTC and U.S. futures exchanges have established limits, referred to as "speculative position limits" or "position limits," on the maximum net long or net short speculative position that any person or group of persons (other than a hedger, which the Fund and Master Fund are not) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities and has established position limits for all agricultural commodities. In addition, the CFTC requires each United States exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges.

Daily Limits

      Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as "daily price fluctuation limits" or more commonly "daily limits." The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day's settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See "The Risks You May Face - Possible Illiquid Markets May Exacerbate Losses."

Regulations

      Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

      The CEAct and the CFTC also regulate the activities of "commodity trading advisors" and "commodity pool operators" and the CFTC has adopted regulations with respect to certain of such persons' activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner's registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund and the Master Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund and the Master Fund. The Fund and the Master Fund themselves are not registered with the CFTC in any capacity.

      The CEAct requires all "futures commission merchants," such as the Commodity Brokers, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers' funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

      The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

      Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

      Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Brokers and the Managing Owner are all members of the NFA (the Fund and the Master Fund themselves are not required to become members of the NFA).

      The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

      "Initial" or "original" margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader's performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "The Risks You May Face - Speculative and Volatile Markets Combined With Highly Leveraged Trading May Cause the Fund to Incur Substantial Losses."

      Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

      Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Master Fund's position. With respect to the Managing Owner's trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

                                                                   EXHIBIT A-1

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      AND
                                TRUST AGREEMENT
                                      OF
                       DB COMMODITY INDEX TRACKING FUND

                           Dated as of May __, 2005

                                 By and Among

                           DB COMMODITY SERVICES LLC
                           WILMINGTON TRUST COMPANY

                                      and

                                THE UNITHOLDERS
                          from time to time hereunder

                               TABLE OF CONTENTS

                                                                          Page


                               ARTICLE I

DEFINITIONS; THE TRUST.......................................................1

      SECTION 1.1.  Definitions..............................................1
      SECTION 1.2.  Name.....................................................6
      SECTION 1.3.  Delaware Trustee; Business Offices.......................6
      SECTION 1.4.  Declaration of Trust.....................................6
      SECTION 1.5.  Purposes and Powers......................................7
      SECTION 1.6.  Tax Treatment............................................7
      SECTION 1.7.  General Liability of the Managing Owner..................8
      SECTION 1.8.  Legal Title..............................................8

                               ARTICLE II

THE TRUSTEE..................................................................8

      SECTION 2.1.  Term; Resignation........................................8
      SECTION 2.2.  Powers...................................................8
      SECTION 2.3.  Compensation and Expenses of the Trustee.................9
      SECTION 2.4.  Indemnification..........................................9
      SECTION 2.5.  Successor Trustee........................................9
      SECTION 2.6.  Liability of Trustee....................................10
      SECTION 2.7.  Reliance; Advice of Counsel.............................11

                              ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS................................................12

      SECTION 3.1.  General.................................................12
      SECTION 3.2.  Offer of Limited Units..................................12
      SECTION 3.3.  Procedures for Creation and Issuance of Creation
                    Baskets.................................................13
      SECTION 3.4.  Book-Entry-Only System, Global Security.................14
      SECTION 3.5.  Escrow Agreement........................................17
      SECTION 3.6.  Termination of the Trust................................17
      SECTION 3.7.  Assets..................................................17
      SECTION 3.8.  Liabilities.............................................18
      SECTION 3.9.  Distributions...........................................18
      SECTION 3.10. Voting Rights...........................................18
      SECTION 3.11. Equality................................................18



                                    A-1-i

                               ARTICLE IV

THE MANAGING OWNER..........................................................18

      SECTION 4.1.  Management of the Trust.................................18
      SECTION 4.2.  Authority of Managing Owner.............................19
      SECTION 4.3.  Obligations of the Managing Owner.......................19
      SECTION 4.4.  General Prohibitions....................................20
      SECTION 4.5.  Liability of Covered Persons............................21
      SECTION 4.6.  Fiduciary Duty..........................................21
      SECTION 4.7.  Indemnification of the Managing Owner...................22
      SECTION 4.8.  Expenses and Limitations Thereon........................24
      SECTION 4.9.  Compensation to the Managing Owner......................25
      SECTION 4.10. Other Business of Unitholders...........................25
      SECTION 4.11. Voluntary Withdrawal of the Managing Owner..............26
      SECTION 4.12. Authorization of Registration Statements................26
      SECTION 4.13. Litigation..............................................26

                               ARTICLE V

TRANSFERS OF UNITS..........................................................26

      SECTION 5.1.  General Prohibition.....................................26
      SECTION 5.2.  Transfer of Managing Owner's General Units..............26
      SECTION 5.3.  Transfer of Limited Units...............................27

                               ARTICLE VI

DISTRIBUTIONS...............................................................27

      SECTION 6.1.  Distributions of Cash Received from the Master Fund
                    Other than Redemption Proceeds..........................27
      SECTION 6.2.  Liability for State and Local and Other Taxes...........28

                              ARTICLE VII

REDEMPTIONS.................................................................28

      SECTION 7.1.  Redemption of Redemption Baskets........................28
      SECTION 7.2.  Other Redemption Procedures.............................30

                              ARTICLE VIII

THE LIMITED OWNERS..........................................................30

      SECTION 8.1.  No Management or Control; Limited Liability;
                    Exercise of Rights through DTC..........................30
      SECTION 8.2.  Rights and Duties.......................................30



                                    A-1-ii

      SECTION 8.3.  Limitation on Liability.................................31

                               ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS................................................32

      SECTION 9.1.  Books of Account........................................32
      SECTION 9.2.  Annual Reports and Monthly Statements...................32
      SECTION 9.3.  Tax Information.........................................32
      SECTION 9.4.  Calculation of Net Asset Value..........................33
      SECTION 9.5.  Maintenance of Records..................................33
      SECTION 9.6.  Certificate of Trust....................................33

                               ARTICLE X

FISCAL YEAR.................................................................33

      SECTION 10.1. Fiscal Year.............................................33

                               ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS......................................33

      SECTION 11.1. Amendments to the Trust Agreement.......................33
      SECTION 11.2. Meetings of the Trust...................................35
      SECTION 11.3. Action Without a Meeting................................35

                              ARTICLE XII

TERM........................................................................36

      SECTION 12.1. Term....................................................36

                              ARTICLE XIII

TERMINATION.................................................................36

      SECTION 13.1. Events Requiring Dissolution of the Trust...............36
      SECTION 13.2. Distributions on Dissolution............................37
      SECTION 13.3. Termination; Certificate of Cancellation................37

                              ARTICLE XIV

POWER OF ATTORNEY...........................................................38

      SECTION 14.1. Power of Attorney Executed Concurrently.................38
      SECTION 14.2. Effect of Power of Attorney.............................38
      SECTION 14.3. Limitation on Power of Attorney.........................39



                                   A-1-iii

                               ARTICLE XV

MISCELLANEOUS...............................................................39

      SECTION 15.1. Governing Law...........................................39
      SECTION 15.2. Provisions In Conflict With Law or Regulations..........40
      SECTION 15.3. Construction............................................40
      SECTION 15.4. Notices.................................................40
      SECTION 15.5. Counterparts............................................40
      SECTION 15.6. Binding Nature of Trust Agreement.......................40
      SECTION 15.7. No Legal Title to Trust Estate..........................41
      SECTION 15.8. Creditors...............................................41
      SECTION 15.9. Integration.............................................41
      SECTION 15.10.Goodwill; Use of Name...................................41


EXHIBIT A
      Form of Certificate of Trust of DB Commodity Index Tracking Fund......45
EXHIBIT B
      Form of Global Certificate............................................46
EXHIBIT C
      Form of Participant Agreement.........................................49



                                    A-1-iv

                       DB COMMODITY INDEX TRACKING FUND

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                              AND TRUST AGREEMENT

         This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of DB COMMODITY INDEX TRACKING FUND is made and entered into as of the [____] day of May, 2005, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee, and the UNITHOLDERS from time to time hereunder.

                                    * * *

                                   RECITALS

         WHEREAS, the Trust was formed on May 23rd, 2005 pursuant to the execution and filing by the Trustee of the Certificate of Trust on May 23rd, 2005 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of May 23rd, 2005 (the "Original Agreement");

         WHEREAS, currently, there are and have been no Limited Owners;

         WHEREAS, the Trustee and the Managing Owner desire to amend the Original Agreement to make the amendments effectuated hereby.

         NOW, THEREFORE, pursuant to Section 8 of the Original Agreement, the Trustee and the Managing Owner hereby amend and restate the Original Agreement in its entirety as set forth below.

                                  ARTICLE I

                            DEFINITIONS; THE TRUST

     SECTION 1.1. Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     "Administrator" means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Managing Owner.

     "Affiliate" - An "Affiliate" of a "Person" means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.



                                    A-1-1

     "Basket" means a Creation Basket or a Redemption Basket, as the context may require.

     "Beneficial Owners" shall have the meaning assigned to such term in
Section 3.4(d).

     "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

     "Capital Contributions" means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.

     "CE Act" means the Commodity Exchange Act, as amended.

     "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

     "CFTC" means the Commodity Futures Trading Commission.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     "Commodity Contract" means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

     "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period, during which additional Limited Units may be sold in Baskets pursuant to this Trust Agreement.

     "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

     "Creation Basket" means the minimum number of Limited Units that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time to time.

     "Creation Basket Capital Contribution" means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net



                                    A-1-2

Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities is traded, whichever is later, on the Purchase Order Subscription Date.

     "Delaware Trust Statute" means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as the same may be amended from time to time.

     "Depository" means The Depository Trust Company, New York, New York, or such other depository of Limited Units as may be selected by the Managing Owner as specified herein.

     "Depository Agreement" means the Letter of Representations from the Managing Owner to the Depository, dated as of __________, as the same may be amended or supplemented from time to time.

     "DTC" shall have the meaning assigned to such term in Section 3.4(b).

     "DTC Participants" shall have the meaning assigned to such term in
Section 3.4(c).

     "Exchange" means the American Stock Exchange or, if the Limited Units shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which the Units are principally traded, as determined by the Managing Owner.

     "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

     "Fiscal Year" shall have the meaning set forth in Article X hereof

     "Global Security" means the global certificate or certificates issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.

     "Index Commodities" means the underlying Commodities which comprise the Deutsche Bank Liquid Commodities Index(TM)-Excess Return from time to time, as described in the Prospectus.

     "Indirect Participants" shall have the meaning assigned to such term in
Section 3.4 (c).

     "Initial Offering Period" means the period commencing with the initial effective date of the Prospectus and terminating no later than the sixtieth
(60th) day following such date unless extended for up to an additional ninety
(90) days at the sole discretion of the Managing Owner.

     "Internal Revenue Service" or "IRS" means the U.S. Internal Revenue Service or any successor thereto.

     "Limited Owner" means any person or entity who is or becomes a Beneficial Owner of Limited Units.



                                    A-1-3

     "Managing Owner" means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

     "Master Fund Shares" means the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, DB Commodity Index Tracking Master Fund, a Delaware statutory trust.

     "Net Asset Value" at any time means the total assets in the Trust Estate, determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.

     "Net Asset Value Per Basket" means the product obtained by multiplying the Net Asset Value Per Unit by the number of Limited Units comprising a Basket at such time.

     "Net Asset Value per Unit" means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

     "NFA" means the National Futures Association.

     "Order Cut-Off Time" means 10:00 am, New York time, on a Business Day.

     "Organization and Offering Expenses" shall have the meaning assigned thereto in Section 4.8(a)(iv).

     "Participant" means a Person that is a DTC Participant and has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

     "Participant Agreement" means an agreement among the Trust, the Managing Owner and a Participant, substantially in the form of Exhibit C hereto, as it may be amended or supplemented from time to time in accordance with its terms.

     "Person" means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

     "Prospectus" means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

     "Purchase Order Subscription Agreement" shall have the meaning assigned thereto in Section 3.3(a)(i).

     "Purchase Order Subscription Date" shall have the meaning assigned thereto in Section 3.3(a)(i).



                                    A-1-4

     "Redemption Basket" means the minimum number of Limited Units that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Units constituting a Creation Basket on the relevant Redemption Order Date.

     "Redemption Distribution" means the cash delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

     "Redemption Order" shall have the meaning assigned thereto in Section
7.1(a).

     "Redemption Order Date" shall have the meaning assigned thereto in
Section 7.1(b).

     "Redemption Settlement Time" shall have the meaning assigned thereto in
Section 7.1(d).

     "Registration Statement" means a registration statement on Form S-1, as it may be amended from time to time, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units, as the same may at any time and from time to time be further amended or supplemented.

     "SEC" means the Securities and Exchange Commission.

     "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner or an Affiliate of the Managing Owner, who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     "Subscribing Participant" means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Units that has not yet been filled or accepted by the Trust.

     "Suspended Redemption Order" shall have the meaning assigned thereto in
Section 7.1(d).

     "Transaction Fee" shall have the meaning assigned thereto in Section
3.3(d).

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" means DB Commodity Index Tracking Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.



                                    A-1-5

     "Trust Agreement" means this Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

     "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     "Trust Estate" means all property and cash held by the Trust, and all proceeds therefrom.

     "Unitholders" means the Managing Owner and all Limited Owners, as holders of Units, where no distinction is required by the context in which the term is used.

     "Units" means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Units and a Limited Owner's Capital Contributions shall be represented by "Limited" Units.

     SECTION 1.2. Name.

     (a) The name of the Trust is "DB Commodity Index Tracking Fund" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

     SECTION 1.3. Delaware Trustee; Business Offices.

     (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

     (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at 60 Wall Street, New York, New York 10005.

     SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 in bank accounts in the name of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a grantor trust under the Code and applicable state



                                    A-1-6
and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association. The Managing Owner shall not be liable to any person for the failure of the Trust to qualify as a grantor trust under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

     SECTION 1.5. Purposes and Powers. The purposes of the Trust shall be to acquire, hold and redeem Master Fund Shares and to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes. The Trust shall not engage in any other business or activity and shall not acquire or own any other assets. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement. Nothing in this Agreement shall be construed to give the Trustee or the Managing Owner the power to vary the investment of the Beneficial Owners within the meaning of Treasury Regulation Section 301.7701-4(c) or similar or successor provisions of United States Treasury Regulations under the Code, nor shall the Managing Owner take any action that would vary the investment of the Beneficial Owners.

     SECTION 1.6. Tax Treatment.

     (a) Each of the parties hereto, by entering into this Trust Agreement,
(i) expresses its intention that the Units will qualify under applicable tax law as interests in a grantor trust which holds the Trust Estate for their benefit, (ii) agrees that it will file its own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a grantor trust in which each of the Unitholders thereof is a beneficiary and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units with respect to the treatment of the Units as anything other than interests in a grantor trust.

     (b) The Managing Owner shall prepare or cause to be prepared and filed the Trust's tax returns as a grantor trust for Federal, state and local tax purposes. Subject to Section 4.7, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities under this Section 1.6(b), provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

     (c) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Unitholder's Units.



                                    A-1-7

     SECTION 1.7. General Liability of the Managing Owner.

     (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Managing Owner would be so liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate for payment or satisfaction thereof.

     (b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust.

     SECTION 1.8. Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

                                  ARTICLE II

                                  THE TRUSTEE

     SECTION 2.1. Term; Resignation.

     (a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

     (b) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2. Powers. Except to the extent expressly set forth in Section 1.3(a) and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may



                                    A-1-8
further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

     SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

     SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

     SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like



                                    A-1-9
effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6. Liability of Trustee. Except as otherwise provided in this
Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

     (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

     (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

     (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

     (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or any Participant;

     (e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

     (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

          (i) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of


                                    A-1-10
     any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

          (ii) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

     SECTION 2.7. Reliance; Advice of Counsel.

     (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.



                                    A-1-11

                                 ARTICLE III.

                         UNITS; CAPITAL CONTRIBUTIONS

     SECTION 3.1. General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units from time to time as it deems necessary or desirable. The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Units for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Units initially shall be divided into two classes: General Units and Limited Units. Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

     SECTION 3.2. Offer of Limited Units.

     (a) Initial Offering Period. During the Initial Offering Period, the Trust shall offer Limited Units to Participants in Creation Baskets pursuant to SEC Rule 415, at an offering price of $50 per Limited Unit ($5 million per Creation Basket), up to a maximum of 4,000,000 Limited Units ($100 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units as it deems appropriate.

     (b) Effect of the Sale of at least 2,000,000 Limited Units. In the event that at least 2,000,000 Limited Units (10 Creation Baskets) are sold during the Initial Offering Period, the Managing Owner will admit all accepted Subscribing Participants pursuant to the Prospectus into the Trust as Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and otherwise in accordance with Sections 3.3 and 3.4 of this Trust Agreement with the Participant Agreements.

     (c) Effect of the Sale of Less than 2,000,000 Limited Units. In the event that at least 2,000,000 Limited Units (10 Creation Baskets) are not sold during the Initial Offering Period, all proceeds of the sale of Limited Units, together with any interest earned thereon, will be returned to the Subscribing Participants on a pro rata basis (taking into account the amount and time of deposit), as promptly as practicable but in no even more than seven days after the conclusion of the Initial Offering Period for the Units. Such action will not terminate the Trust.

     (d) Offer of Limited Units After Initial Offering Period. In the event that 2,000,000 or more of the Limited Units are sold during the Initial Offering Period for the Units, the Trust may continue to offer Limited Units to Participants in Creation Baskets and admit additional Limited Owners and/or accept additional contributions from existing Limited Owners



                                    A-1-12
pursuant to the Prospectus, Sections 3.3 and 3.4 of this Trust Agreement and the Participant Agreements.

     SECTION 3.3. Procedures for Creation and Issuance of Creation Baskets.

     (a) General. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of additional Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

          (i) On any Business Day, a Participant may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by a Participant, a "Purchase Order Subscription Agreement") in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the "Purchase Order Subscription Date"). The Managing Owner will process Purchase Order Subscription Agreements only from Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will maintain and make available at the Trust's principal offices during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.

          (ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.3(c).

          (iii) After accepting a Participant's Purchase Order Subscription Agreement, the Managing Owner will issue and deliver Creation Baskets to fill a Participant's Purchase Order Subscription Agreement as of the opening time of the Exchange on the business day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

     (b) Deposit with the Depository. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for credit to the account of the Participant that submitted the Purchase Order Subscription Agreement.

     (c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket



                                    A-1-13

Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to Limited Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

     (d) Transaction Fee. A non-refundable transaction fee will be payable by a Participant to the Managing Owner for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section and in connection with each Redemption Order of such Participant pursuant to Section
7.1 (each a "Transaction Fee"). The Transaction Fee charged in connection with each such creation and redemption shall be initially $2,000, but may be changed as provided below. Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Managing Owner, but will not in any event exceed [0.10]% of the Net Asset Value Per Basket at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Managing Owner shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Units until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

     (e) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.4. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust.

     SECTION 3.4. Book-Entry-Only System, Global Security.

     (a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Units. Limited Units will be represented by the Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Units will be issued. The Global Security shall be in the form attached hereto as Exhibit B and shall represent such Limited Units as shall be specified therein, and may provide that it shall represent the



                                    A-1-14
aggregate amount of outstanding Limited Units from time to time endorsed thereon and that the aggregate amount of outstanding Limited Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

     (b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     (c) The Depository. The Depository has advised the Trust and the Managing Owner as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     (d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Managing Owner on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Limited Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Limited Units ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the



                                    A-1-15

Beneficial Owner has purchased Limited Units a written confirmation relating to their purchase of Limited Units.

     (e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Units, references herein to the registered or record owners of Limited Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Limited Units. Beneficial Owners of Limited Units will not be entitled to have Limited Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Units under this Agreement. Accordingly, to exercise any rights of a holder of Limited Units under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Managing Owner understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Units, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Units through it, with each successive Indirect Participant continuing to notify each person holding Limited Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and DTC Participant through which the Beneficial Owner's interest in the Limited Units is held.

     (f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Limited Units for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Limited Unit holdings of each DTC Participant. The Trust shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Limited Units, directly or indirectly, through such DTC Participant. The Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

     (g) Distributions. Distributions on Limited Units pursuant to Section 3.9 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Units, shall credit immediately DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in Limited Units as shown on the records of the Depository or its nominee. The Trust



                                    A-1-16
and the Managing Owner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such DTC Participants and Indirect Participants. Neither the Trust nor the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Limited Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Limited Units.

     (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Managing Owner, as Managing Owner, and by the Trustee, as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in them by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability on the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

     (i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.

     SECTION 3.5. Escrow Agreement. All proceeds from the sale of Limited Units offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account with an escrow agent to be selected by the Managing Owner until the conclusion of the Initial Offering Period. In the event subscriptions for at least 2,000,000 Units are received and accepted during the Initial Offering Period, all interest earned on the proceeds of subscriptions from accepted Subscribing Participants for Limited Units during its Initial Offering Period will be contributed to the Trust, for which the Limited Owners will receive additional Units on a pro rata basis (taking into account time and amount of deposit).

     SECTION 3.6. Termination of the Trust. If the minimum number of Units being offered are not sold during the Initial Offering Period, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Delaware Trust Statute to be filed.

     SECTION 3.7. Assets. All consideration received by the Trust for the issue or sale of Units together with all of the Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to the Trust for all purposes, subject only to the rights



                                    A-1-17
of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.

     SECTION 3.8. Liabilities. The Trust Estate shall be charged with the liabilities of the Trust; and all expenses, costs, charges and reserves attributable to the Trust. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders.

     SECTION 3.9. Distributions.

     (a) Distributions on Units may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders, from such of the income and capital gains, accrued or realized, from the Trust Estate, after providing for actual and accrued liabilities. All distributions on Units thereof shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.4(g). Such distributions may be made in cash or Units as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.

     (b) The Units shall represent units of beneficial interest in the Trust Estate. Each Unitholder shall be entitled to receive its pro rata share of distributions of income and capital gains.

     SECTION 3.10. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of the Trust in accordance with Section 3.4(g).

     SECTION 3.11. Equality. Except as provided herein, all Units shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Unit shall be equal to each other Unit. The Managing Owner may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Unitholders.

                                 ARTICLE IV

                              THE MANAGING OWNER

     SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.



                                    A-1-18

     SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

     (a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

     (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

     (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

     (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

     (e) To pay or authorize the payment of distributions to the Unitholders and expenses of the Trust;

     (f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust; and

     (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners; provided, that notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units (not including Units owned by the Managing Owner) is not obtained.

     SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

     (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;



                                    A-1-19

     (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

     (c) Retain independent public accountants to audit the accounts of the Trust;

     (d) Employ attorneys to represent the Trust;

     (e) Use its best efforts to maintain the status of the Trust as a "statutory trust" for state law purposes, and as a "grantor trust" for U.S. federal income tax purposes;

     (f) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner's immediate possession or control;

     (g) enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Managing Owner thereunder;

     (h) receive from Participants and process properly submitted Purchase Order Subscription Agreements, as described in Section 3.3(a)(i);

     (i) in connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;

     (j) in connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Managing Owner has received the requisite Transaction Fee and the Trust has received the requisite Purchase Order Capital Contribution, as described in Section 3.3(c);

     (k) receive from Participants and process properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

     (l) in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Units corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

     (m) interact with the Depository as required; and

     (n) delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading advisors.

     SECTION 4.4. General Prohibitions. The Trust shall not:

     (a) Invest proceeds received on the issuance or sale of Units in anything other than Master Fund Shares;

     (b) Reinvest distributions received in respect of Master Fund Shares;



                                    A-1-20

     (c) Redeem Master Fund Shares other than to fund a redemption request by a Participant;

     (d) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person;

     (e) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

     (f) Cause the Trust to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

     SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.

     SECTION 4.6. Fiduciary Duty.

     (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust's basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding



                                    A-1-21

Units held by the Managing Owner and its Affiliates) of the Trust pursuant to
Section 11.1(a) below.

     (b) Unless otherwise expressly provided herein:

          (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

          (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

     (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

     SECTION 4.7. Indemnification of the Managing Owner.

     (a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of



                                    A-1-22
negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.

     (b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     (c) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

     (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

     (e) The term "Managing Owner" as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.

     (f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.



                                    A-1-23

     SECTION 4.8. Expenses and Limitations Thereon.

     (a) (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during or prior to the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

          (ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Units during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

          (iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of [2.50]% of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 36 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Trust to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed [0.50]% per annum of the Net Asset Value of the Trust as of the beginning of such month.

          (iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly,



                                    A-1-24
     related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as:
     (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial Offering Period and the Continuous Offering Period,
     (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

     (b) All ongoing charges, costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; and (x) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.

     (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

     SECTION 4.9. Compensation to the Managing Owner. The Managing Owner shall be entitled to compensation for its services as managing owner of the Trust as set forth in the Prospectus.

     SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.



                                    A-1-25

     SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at the Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

     SECTION 4.12. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

     SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

                                  ARTICLE V

                              TRANSFERS OF UNITS

     SECTION 5.1. General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2. Transfer of Managing Owner's General Units.

     (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any



                                    A-1-26
reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

     (b) To the full extent permitted by law, and on sixty (60) days' prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner's Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

     (c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3. Transfer of Limited Units. Beneficial Owners that are not DTC Participants may transfer Limited Units by instructing the DTC Participant or Indirect Participant holding the Limited Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Limited Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

                                  ARTICLE VI

                                 DISTRIBUTIONS

     SECTION 6.1. Distributions of Cash Received from the Master Fund Other than Redemption Proceeds. In the event the Trust receives any distributions of cash from the Master Fund other than from the Trust's redemption of interests in the Master Fund, the Managing Owner shall cause the Trust to distribute such amounts to the Unitholders in accordance with their interests therein as promptly as practicable. Any such distributions shall be made in a manner that is in compliance with the Federal income tax rules applicable to grantor trusts and Treasury Regulation 301.7701-4(c). Any temporary investment of such cash receipts prior to their distribution shall be made in short-term debt instruments in compliance with the requirements of Treasury Regulation ss. 301.7701-4(c) as interpreted by the IRS so as to ensure that the Trust maintains its status as a fixed investment trust within the meaning of such Regulation.



                                    A-1-27

     SECTION 6.2. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder's allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner's request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

                                 ARTICLE VII

                                  REDEMPTIONS

     SECTION 7.1. Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.

     (a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Managing Owner pursuant to Section 3.3(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Managing Owner (such request, a "Redemption Order") in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement).

     (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the "Redemption Order Date"). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.



                                    A-1-28

     (c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution ("Redemption Distribution") shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by
(ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.

     (d) By the opening time of the Exchange on the Business Day immediately following the Redemption Order Date (the "Redemption Settlement Time"), if the Managing Owner's account at the Depository has by 9:00 a.m. New York time on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by such Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Managing Owner's account at the Depository by 9:00 a.m. New York time on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time the Managing Owner has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

     (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust's assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     (f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust in accordance with the Depository's procedures.

     (g) Baskets may not be redeemed during the Initial Offering Period.



                                    A-1-29

     SECTION 7.2. Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

                                 ARTICLE VIII

                              THE LIMITED OWNERS

     SECTION 8.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in
Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Limited Owner owns a Unit and profits remaining, if any. Except as provided in
Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution. By the purchase and acceptance or other lawful delivery and acceptance of Limited Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Limited Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of the Depository, as provided in
Section 3.4.

     SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

     (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.3(a)(i). In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.3(a)(i), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under U.S. federal or state law.



                                    A-1-30

     (b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

     (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

     (d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(g), and in the case of (iii), (iv) and
(v) in each instance on 60 days' prior written notice.

     Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

     SECTION 8.3. Limitation on Liability.

     (a) Except as provided in Sections 4.7(f), and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

     (b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a



                                    A-1-31
beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.2 hereof).

     (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.7 and 3.8 hereof.

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

     SECTION 9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust's business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

     SECTION 9.2. Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

     SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.



                                    A-1-32

     SECTION 9.4. Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Member shall determine from time to time.

     SECTION 9.5. Maintenance of Records. The Managing Owner shall maintain:
(a) for a period of at least six Fiscal Years all books of account required by
Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust's Federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

     SECTION 9.6. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.

                                  ARTICLE X

                                  FISCAL YEAR

     SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2005. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

                                  ARTICLE XI

                    AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1. Amendments to the Trust Agreement.

     (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units (excluding Units



                                    A-1-33
held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

     (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause
(iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the Trust as a grantor trust for U.S. federal income tax purposes. Amendments to this document which adversely affect (i) the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust's basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

     (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust's accountants or legal counsel that the amendments made are necessary to ensure that the Trust's status as a grantor trust will be respected for U.S. federal income tax purposes.

     (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.


                                    A-1-34

     (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

     (f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

     SECTION 11.2. Meetings of the Trust. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Unitholders thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

     SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section
15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.



                                    A-1-35

                                 ARTICLE XII

                                     TERM

     SECTION 12.1. Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                 ARTICLE XIII

                                  TERMINATION

     SECTION 13.1. Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

     (a) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within 90 days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

     (b) The occurrence of any event which would make unlawful the continued existence of the Trust.

     (c) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

     (d) The Trust becomes insolvent or bankrupt.



                                    A-1-36

     (e) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

     (f) The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Units. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Trust.

     SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI.

     SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.



                                    A-1-37

                                 ARTICLE XIV

                               POWER OF ATTORNEY

     SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

     (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

     (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

     (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

     SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

     (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

     (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

     (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole



                                    A-1-38
purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

     SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

                                  ARTICLE XV

                                 MISCELLANEOUS

     SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific



                                    A-1-39
reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     SECTION 15.2. Provisions In Conflict With Law or Regulations.

     (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

     (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee



                                    A-1-40
hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 15.7. No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

     SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

     SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     SECTION 15.10. Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to DB Commodity Services LLC.



                                    A-1-41

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                  WILMINGTON TRUST COMPANY,
                                  as Trustee

                                  By: /s/
                                     --------------------------------------
                                     Name:
                                     Title:



                                  DB COMMODITY SERVICES LLC, as Managing
                                   Owner

                                  By: /s/
                                     ---------------------------------------
                                     Name:
                                     Title:




                                  All Limited Owners now and hereafter
                                  admitted as Limited Owners of the Trust
                                  and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

                                  By:   DB COMMODITY SERVICES LLC, as
                                        attorney-in-fact

                                  By: /s/
                                     ---------------------------------------
                                     Name:
                                     Title:



                                    A-1-42

                                   EXHIBIT A

                             CERTIFICATE OF TRUST
                                      OF
                       DB COMMODITY INDEX TRACKING FUND

     THIS Certificate of Trust of DB Commodity Index Tracking Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").
                        -------          -- ---

     1. Name. The name of the statutory trust formed by this Certificate of Trust is DB Commodity Index Tracking Fund.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Owner
                                    Trustee of the Trust


                                    By: /s/  Janel R. Havrilla
                                       ---------------------------------------
                                       Name:  Janel R. Havrilla
                                       Title: Financial Services Officer



                                    A-1-43

                                   EXHIBIT B

                         [FORM OF GLOBAL CERTIFICATE]

                      CERTIFICATE OF BENEFICIAL INTEREST
                                 -Evidencing-
                               All Limited Units
                                     -in-



                       DB COMMODITY INDEX TRACKING FUND

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Units ("Units"), each of which represents a fractional undivided unit of beneficial interest in DB Commodity Index tracking Fund (the "Trust"), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on May 24, 2005, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of ___, 2005, by and among DB Commodity Services LLC, a Delaware limited liability company, as managing owner, Wilmington Trust Company, a Delaware banking company, as trustee, and the unitholders from time to time thereunder (hereinafter called the "Trust Agreement "), copies of which are available at the principal offices of the Trust.

         At any given time this Certificate shall represent all limited units of beneficial interest in the Trust, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.



                                    A-1-44

         Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

         The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the [State of New York] and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder's ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.

         The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

         The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.

         The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Managing Owner with the consent of the Beneficial Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Beneficial Owners; provided, however that the Managing Owner may, without the approval of the Beneficial Owners, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner in the Trust Agreement, for the benefit of the Beneficial Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Managing Owner's control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of Profits and Losses among the Beneficial Owners or between the Beneficial Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Trust as a grantor trust for U.S. federal income tax purposes. Any such consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the



                                    A-1-45

Units evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.

         The Trust Agreement, and this Certificate, is executed and delivered by DB Commodity Services LLC, as managing owner, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by DB Commodity Services LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on DB Commodity Services LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

         This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee and the Managing Owner under the Agreement.

         Terms not defined herein have the same meaning as in the Trust
Agreement.

         IN WITNESS WHEREOF, DB Commodity Services LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

                                         DB Commodity Services LLC,
                                            as managing owner

                                         By:___________________________________
                                                  Authorized Officer

                                         Date:   ______, 2005



                                    A-1-46

                                   EXHIBIT C

                         FORM OF PARTICIPANT AGREEMENT




                                    A-1-47

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

      This DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of ________, is entered into by and among __________ (the "Authorized Participant"), DB Commodity Index Tracking Fund, a Delaware statutory trust (the "Trust"), and DB Commodity Services LLC, a Delaware limited liability company, as managing owner of the Trust (the "Managing Owner").

                                    SUMMARY

      As provided in the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of two hundred thousand (200,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No.:
333-______), as declared effective by the Securities and Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement") together with the prospectus of the Trust (the "Prospectus") included therein. Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository Trust Company ("DTC"), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

      Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act of 1933, as amended ("1933 Act"), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order Subscription Agreement (defined below).

      Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

      To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

      Section 1. Order Placement. To place orders for the Managing Owner to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in

Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

      Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

      (a) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Managing Owner of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

      (b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

      (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

      (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

      Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures.

      (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order Subscription Agreement") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order Subscription Agreement and Redemption Order, an "Order") may not be revoked by the Authorized Participant upon its delivery to the Managing Owner. A form of Purchase Order Subscription Agreement is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

      (c) The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

      (d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

      (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the American Stock Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted;
(ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust's assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

      Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Managing Owner shall charge, and the Authorized Participant shall pay from its DTC account to the Managing Owner, the Transaction Fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until 4:00 p.m. on the Redemption Order Date (the "Redemption Settlement Time"), for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized Participant will be charged by the Managing Owner the greater of (i) $[300] and (ii) $[30] times the number of Redemption Baskets covered by the Redemption Order.

      Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Managing Owner notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an "Authorized Person"). The Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Managing Owner receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Managing Owner and such notice shall be effective upon receipt by the Managing Owner. The Managing Owner shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Managing Owner.

      Section 6. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Managing Owner for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Managing Owner the third Business Day following the Redemption Order Date.

      Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust or the Managing Owner in any matter or in any respect.

      (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

      (c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

      (d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Managing Owner upon the reasonable request of the Managing Owner.

      Section 8. Indemnification.

      (a) The Authorized Participant hereby indemnifies and holds harmless the Trust and the Managing Owner, their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorney's fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

      (b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Managing Owner Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorneys' fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

      (c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term "affiliate" in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Sections 8(a) or 8(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managing Owner and the Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Managing Owner on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Managing Owner or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

      (e) The Managing Owner and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the Authorized Participant and distributed to the public exceeds the amount of any damage which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Managing Owner, against any of the Managing Owner's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

      Section 9. (a) Limitation of Liability. Neither the Managing Owner nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

      (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

      Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

      Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

      Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

      (a) The Authorized Participant represents, warrants and covenants that
(i), without the written consent of the Managing Owner, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus. Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Managing Owner to the Authorized Participant in reasonable quantities upon request.

      (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Managing Owner prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

      (c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

      (d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust
(i) in the section of the Prospectus included within the Registration Statement entitled "Creation and Redemption of Shares" and in any other section as may be required by the SEC and (ii) on the Trust's website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Managing Owner will promptly update the Trust's website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

      Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of the Trust, covenants and agrees:

      (a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

      (b) to furnish to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of either (x) Sidley Austin Brown & Wood LLP, counsel for the Managing Owner, or (y) special Delaware counsel for the Managing Owner addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

      1. the Trust is validly existing as a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this Agreement;

      2. the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

      3. the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

      4. this Agreement has been duly authorized, executed and delivered by the Managing Owner;

      5. the Shares issuable by the Trust as described in the Registration Statement, when issued in accordance with the terms of the Trust Agreement as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

      6. the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

      7. the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

      8. the Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

      9. no approval, authorization, consent or order of or filing with any federal, or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Trust and the Managing Owner of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

      10. the execution, delivery and performance of this Agreement by the Managing Owner, the issuance and delivery of the Shares by the Trust and the consummation by the Managing Owner on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel (based on a certificate of an officer of the Managing Owner) to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, or Delaware law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust (based, in the case of any decree, judgment or order, on a certificate of an officer of the Managing Owner);

      11. to such counsel's knowledge, neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or Delaware law, regulation or rule applicable to the Managing Owner or the Trust;

      12. to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

      13. to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Managing Owner is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

      14. the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      15. the information in the Registration Statement and the Prospectus under the headings "Risk Factors--Competing claims over ownership of intellectual property rights related to the Fund could adversely affect the Fund and an investment in the Shares," "Description of the Shares," "United States Federal Tax Consequences," and "Description of the Trust Agreement" insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Managing Owner, representatives of the independent public accountants of the Trust and representatives of the Authorized Participant at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);

     (c) to cause [name of accountants] to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (d) to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Managing Owner in the form attached hereto as Exhibit D.

     In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner as to matters covered thereby to the Authorized Participant;

     (e) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust's reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

     Section 14. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

     Section 16. Ambiguous Instructions. If a Purchase Order Subscription Agreement or a Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Managing Owner, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the Procedures). If the Managing Owner is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Managing Owner not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

     Section 17. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any DB Commodity Index Tracking Fund Participant Agreement (other than this Agreement), the Managing Owner will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

     (h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this

Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner's notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner will so notify the Authorized Participant immediately.

     (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and
(ii) "including" means "including, but not limited to."

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DB Commodity Services LLC
Managing Owner of the DB Commodity Index
Tracking Fund                            [Name of Authorized Participant]

By:                                      By:
            -----------------------                  -------------------------
Name:                                    Name:
            -----------------------                  -------------------------
Title:                                   Title:
            -----------------------                  -------------------------
Address:                                 Address:
            -----------------------                  -------------------------
Telephone:                               Telephone:
            -----------------------                  -------------------------
Facsimile:                               Facsimile:
            -----------------------                 --------------------------

DB Commodity Index Tracking Fund
  By DB Commodity Services LLC,
      as Managing Owner of
      DB Commodity Index Tracking Fund

By:
            --------------------
Name:
            --------------------
Title:
            --------------------
Address:
            --------------------
Telephone:
            --------------------
Facsimile:
            --------------------

                                   EXHIBIT A

                       DB COMMODITY INDEX TRACKING FUND

        FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

      The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the DB Commodity Index Tracking Fund Participant Agreement.

Authorized Participant:   _______________________

Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------                --------------------------
Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------               ---------------------------

      The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the DB Commodity Index Tracking Fund Participant Agreement by and between [name of Authorized Participant], DB Commodity Index Tracking Fund and DB Commodity Services LLC, dated [date], and that their signatures set forth above are their own true and genuine signatures.

      In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me        By:
this ___ day of _______, 20__                 --------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------
                                         Date:
-------------------------------------         --------------------------------
Notary Public

                                   EXHIBIT B

                       DB COMMODITY INDEX TRACKING FUND

                FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Declaration of Trust and Trust Agreement (the "Trust Agreement") of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order and Subscription Agreement he/she is making the representations and warranties set forth in Annex A to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreements to the Managing Owner on behalf of the Authorized Participant.

                                               [NAME OF AUTHORIZED PARTICIPANT]
Date:                                          By:
     -------------------                          -----------------------------
                                                  Name:
Accepted by                                       Title:
DB Commodity Index Tracking Fund
By:  DB Commodity Service LLC, as manager owner
By:
   --------------------------------------------
    Name:
    Title:

                              ANNEX TO EXHIBIT B
                                      TO
                     PURCHASE ORDER SUBSCRIPTION AGREEMENT
                PURCHASER'S REPRESENTATIONS AND WARRANTIES AND
                               POWER OF ATTORNEY

     1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Certain entities which acquire Shares may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

     2. Disclosure Document. The Authorized Participant has received the Trust's Prospectus which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

     3. Monthly Report. If trading for the Trust has commenced, the Authorized Participant has received a copy of its most recent monthly report as required by the CFTC.

     4. Power of Attorney. In connection with the the Authorized Participant's acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant's subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant's Units.

                                   EXHIBIT C

                       DB COMMODITY INDEX TRACKING FUND

                           FORM OF REDEMPTION ORDER

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Redemption Orders are subject to the terms and conditions of the Declaration of Trust and Trust Agreement of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

                                         [NAME OF AUTHORIZED PARTICIPANT]
Date:                                    By:
     -------------------                    ----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D

                       DB COMMODITY INDEX TRACKING FUND

                           DB COMMODITY SERVICES LLC

                             OFFICER'S CERTIFICATE

      The undersigned, a duly authorized officer of DB Commodity Services LLC, a Delaware limited liability company (the "Managing Owner") of the DB Commodity Index Tracking Fund (the "Trust"), and pursuant to Section 13(d) of the DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of __________, by and between the Managing Owner and __________ (the "Authorized Participant"), hereby certifies that:

      1. Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

            (a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus; and neither the Managing Owner nor any person known to the Managing Owner acting on behalf of the Trust has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

            (b) the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Declaration of Trust and Trust Agreement (the "Trust Agreement") authorizes the Managing Owner to issue and deliver the Shares to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

            (c) the Managing Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

            (d) the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

            (e) complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

            (f) the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

            (g) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (h) the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust and the Managing Owner, enforceable against the Trust and the Managing Owner in accordance with its terms;

            (i) neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

            (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the National Association of Securities Dealers (the "NASD");

            (k) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (l) each of the Managing Owner and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trust;

            (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

            (n) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trust, or any of the Managing Owner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

            (o) [Name of Accountants], whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

            (p) the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

            (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner or the Trust, (ii) any transaction which is material to the Managing Owner or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust, which is material to the Trust, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Managing Owner or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

            (r) the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act;

            (s) except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property"); (i) to the knowledge of the Managing Owner or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trust; (ii) to the knowledge of the Managing Owner or the Trust, there is no infringement by third parties of any Intellectual Property;
                  (iii) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the Managing Owner's or the Trust's rights in or to any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others that the Managing Owner or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (vi) to the knowledge of the Managing Owner or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

            (t) all tax returns required to be filed by the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

            (u) neither the Managing Owner nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trust or any other party to any such contract or agreement;

            (v) with respect to its activities on behalf of the Trust, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner's duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust in accordance with the Trust Agreement;

            (w) on behalf of the Trust, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;

            (x) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

            (y) neither the Managing Owner, nor any of the Managing Owner's directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of the NASD and any of the Managing Owner's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

                  For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

      2. Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

                          [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, I have hereunto, on behalf of the Managing Owner, subscribed my name this _____ day of _________.

                                       By: ________________________

                                       Name:
                                       Title:

I, _______________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the Managing Owner, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                       By: ________________________

                                       Name:
                                       Title:

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

                                 ATTACHMENT A

                 DB COMMODITY INDEX TRACKING FUND PROCEDURES

      CREATION AND REDEMPTION OF DB COMMODITY INDEX TRACKING FUND SHARES

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more Baskets of DB Commodity Index Tracking Fund shares (the "Shares") issuable by DB Commodity Index Tracking Fund (the "Trust"), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a "Participant"). Shares may be created or redeemed only in blocks of 200,000 Shares (each such block, a "Basket").

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement"), dated as of ____________ 2005, between Wilmington Trust Company, as trustee of the Trust (the "Trustee") DB Commodity Services LLC, as managing owner (the "Managing Owner") and the Unitholders party thereto from time to time or the Participant Agreement entered into by each Participant with the Trust and the Managing Owner.

For purposes of these Procedures, a "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

"Order Cut-Off Time" means 10:00 am, New York time, on each Business Day.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Managing Owner to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Managing Owner in exchange for the Creation Basket Capital Contribution, which the Managing Owner receives from Participants or Redemption Distributions to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Managing Owner (the "Transaction Fee").

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution it intends to transfer to the Trust in exchange for Creation Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures.

Upon acceptance of the Participant Agreement by the Managing Owner, the Managing Owner will assign a personal identification number (a "PIN number") to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized

Person(s) to place Purchase Order Subscription Agreement(s) or Redemption Order(s) for Baskets.

Important Notes:

      o Any Order is subject to rejection by the Managing Owner for the reasons set forth in the Trust Agreement or the Participant Agreement.

      o All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

                               CREATION PROCESS

An order to purchase one or more Creation Baskets placed by a Participant with the Managing Owner bythe Order Cut-Off Time on a Business Day (such day, "Purchase Order Subscription Date") results in the issuance and delivery of Creation Baskets at or shortly after the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date if the Managing Owner has received:

      o  for its own account, the Transaction Fee, and

      o for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

                              CREATION PROCEDURES

      1. By the Order Cut-Off Time (10:00 a.m. N.Y. time) on the Purchase Order Subscription Date, an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Purchase Order and Subscription Agreement with the Managing Owner to create an identified number of Creation Baskets and to request that the Managing Owner provide an order number (an "Order Number"). The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Purchase Order and Subscription Agreement. The Participant then completes and faxes to the Managing Owner the Purchase Order Subscription Agreement included as Exhibit B to the Participant Agreement. The Purchase Order Subscription Agreement must be completed and also include the Authorized Person's signature, the number of Creation Baskets being purchased, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Purchase Order Subscription Agreement from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Subscription Agreement to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Purchase Order and Subscription Agreement on time in accordance with the preceding timing rules, then by 11:30 a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Purchase Order and Subscription Agreement submitted, marking it "Accepted." The Managing Owner also indicates on the Purchase Order Subscription Agreement the amount of cash necessary for the Creation Basket Capital Contribution, and provides details of the method of payment required for the Creation Basket Capital Contribution.

      4. If the Managing Owner rejects a Purchase Order Subscription Agreement pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Purchase Order Subscription Agreement was rejected.

      5. At the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date the Managing Owner authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Managing Owner has received confirmation of receipt of (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

      6. The Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for the credit of the account of the Participant that placed the Purchase Order Subscription Agreement.

                  [Redemption Process Follows on Next Page]

                              REDEMPTION PROCESS

         An order to redeem one or more Redemption Baskets placed by a Participant with the Managing Owner by the Order Cut-off Time on a Business Day (such day, "Redemption Order Date") results in the following taking place by the opening of trading on the Exchange on the Business Day immediately following the Redemption Order Date (the "Redemption Settlement Time"):

      o if the Trustee's account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

                             REDEMPTION PROCEDURES



      1. By the Order Cut-off Time (10:00 a.m. N.Y. time), an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Redemption Order with the Managing Owner to redeem an identified number of Redemption Baskets and to request that the Managing Owner provide an Order Number. The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Redemption Order Form. The Participant then completes and faxes to the Managing Owner the Redemption Order Form included as Exhibit C to the Participant Agreement. The Redemption Order Form must include the Authorized Person's signature, the number of Redemption Baskets redeemed, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Redemption Order Form from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item
            (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by [11:30] a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Redemption Order Form submitted, marking it "Affirmed." The Managing Owner also indicates on the Redemption Order Form the amount of cash to be delivered in the Redemption Distribution, and provides details of the method of payment of the cash Redemption Distribution.

      4. If the Managing Owner rejects a Redemption Order pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

      5. By the "Redemption Settlement Time", if the Managing Owner's account at the Depository has by 9:00 a.m. New York time on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

      6. If by the Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Trustee will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). [For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Redemption Baskets included in the Suspended Redemption Order.]

      7. If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Trustee's account at the Depository by 9:00 a.m. New York time on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (5) above.

      8. If by such Redemption Settlement Time the Trustee has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

                                                                EXHIBIT A-2













                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      AND
                                TRUST AGREEMENT
                                      OF
                    DB COMMODITY INDEX TRACKING MASTER FUND

                           Dated as of May __, 2005

                                 By and Among

                           DB COMMODITY SERVICES LLC
                           WILMINGTON TRUST COMPANY

                                      and

                       DB COMMODITY INDEX TRACKING FUND

                               TABLE OF CONTENTS

                                                                           Page


ARTICLE I           DEFINITIONS; THE MASTER FUND.............................1

      SECTION 1.1.  Definitions..............................................1
      SECTION 1.2.  Name.....................................................7
      SECTION 1.3.  Delaware Trustee; Business Offices.......................7
      SECTION 1.4.  Declaration of Trust.....................................7
      SECTION 1.5.  Purposes and Powers......................................8
      SECTION 1.6.  Tax Treatment............................................8
      SECTION 1.7.  General Liability of the Managing Owner..................9
      SECTION 1.8.  Legal Title..............................................9

ARTICLE II          THE TRUSTEE..............................................9

      SECTION 2.1.  Term; Resignation........................................9
      SECTION 2.2.  Powers...................................................9
      SECTION 2.3.  Compensation and Expenses of the Trustee................10
      SECTION 2.4.  Indemnification.........................................10
      SECTION 2.5.  Successor Trustee.......................................10
      SECTION 2.6.  Liability of Trustee....................................11
      SECTION 2.7.  Reliance; Advice of Counsel.............................12

ARTICLE III         CREATIONS AND ISSUANCE OF CREATION BASKETS..............13

      SECTION 3.1.  General.................................................13
      SECTION 3.2.  Offer of Limited Shares; Procedures for Creation and
                    Issuance of Creation Baskets............................13
      SECTION 3.3.  Assets of the Master Fund...............................14
      SECTION 3.4.  Liabilities.............................................14
      SECTION 3.5.  Distributions...........................................14
      SECTION 3.6.  Voting Rights...........................................14
      SECTION 3.7.  Equality................................................15

ARTICLE IV          THE MANAGING OWNER......................................15

      SECTION 4.1.  Management of the Master Fund...........................15
      SECTION 4.2.  Authority of Managing Owner.............................15
      SECTION 4.3.  Obligations of the Managing Owner.......................16
      SECTION 4.4.  General Prohibitions....................................17
      SECTION 4.5.  Liability of Covered Persons............................18
      SECTION 4.6.  Fiduciary Duty..........................................18
      SECTION 4.7.  Indemnification of the Managing Owner...................20
      SECTION 4.8.  Expenses and Limitations Thereon........................21
      SECTION 4.9.  Compensation to the Managing Owner......................23


                                    A-2-i

      SECTION 4.10. Other Business of Shareholders..........................23
      SECTION 4.11. Voluntary Withdrawal of the Managing Owner..............23
      SECTION 4.12. Authorization of Registration Statements................23
      SECTION 4.13. Litigation..............................................23

ARTICLE V           TRANSFERS OF SHARES.....................................24

      SECTION 5.1.  Transfer of Managing Owner's General Shares.............24
      SECTION 5.2.  Transfer of Limited Shares..............................24

ARTICLE VI          DISTRIBUTION AND ALLOCATIONS............................27

      SECTION 6.1.  Capital Accounts........................................27
      SECTION 6.2.  Daily Allocations.......................................27
      SECTION 6.3.  Allocation of Profit and Loss for U.S. Federal Income
                    Tax Purposes............................................28
      SECTION 6.4.  Allocation of Distributions.............................29
      SECTION 6.5.  Admissions of Shareholders; Transfers...................29
      SECTION 6.6.  Liability for State and Local and Other Taxes...........29

ARTICLE VII         REDEMPTIONS.............................................30

      SECTION 7.1.  Redemption of Redemption Baskets........................30
      SECTION 7.2.  Other Redemption Procedures.............................31

ARTICLE VIII        THE LIMITED OWNER.......................................32

      SECTION 8.1.  No Management or Control; Limited Liability.............32
      SECTION 8.2.  Rights and Duties.......................................32
      SECTION 8.3.  Limitation on Liability.................................33

ARTICLE IX          BOOKS OF ACCOUNT AND REPORTS............................33

      SECTION 9.1.  Books of Account........................................33
      SECTION 9.2.  Annual Reports and Monthly Statements...................34
      SECTION 9.3.  Tax Information.........................................34
      SECTION 9.4.  Calculation of Net Asset Value..........................34
      SECTION 9.5.  Maintenance of Records..................................34
      SECTION 9.6.  Certificate of Trust....................................34
      SECTION 9.7.  Registration of Shares..................................34

ARTICLE X           FISCAL YEAR.............................................35

      SECTION 10.1. Fiscal Year.............................................35

ARTICLE XI          AMENDMENT OF TRUST AGREEMENT; MEETINGS..................35

      SECTION 11.1. Amendments to the Trust Agreement.......................35

                                    A-2-ii

      SECTION 11.2. Meetings of the Master Fund.............................37
      SECTION 11.3. Action Without a Meeting................................37

ARTICLE XII         TERM....................................................37

      SECTION 12.1. Term....................................................37

ARTICLE XIII        TERMINATION.............................................37

      SECTION 13.1. Events Requiring Dissolution of the Master Fund or
                    any Series..............................................37
      SECTION 13.2. Distributions on Dissolution............................39
      SECTION 13.3. Termination; Certificate of Cancellation................39

ARTICLE XIV         POWER OF ATTORNEY.......................................39

      SECTION 14.1. Power of Attorney Executed Concurrently.................39
      SECTION 14.2. Effect of Power of Attorney.............................40
      SECTION 14.3. Limitation on Power of Attorney.........................40

ARTICLE XV          MISCELLANEOUS...........................................41

      SECTION 15.1. Governing Law...........................................41
      SECTION 15.2. Provisions In Conflict With Law or Regulations..........41
      SECTION 15.3. Construction............................................42
      SECTION 15.4. Notices.................................................42
      SECTION 15.5. Counterparts............................................42
      SECTION 15.6. Binding Nature of Trust Agreement.......................42
      SECTION 15.7. No Legal Title to Trust Estate..........................42
      SECTION 15.8. Creditors...............................................43
      SECTION 15.9. Integration.............................................43
      SECTION 15.10.Goodwill; Use of Name...................................43


EXHIBIT A
      Form of Certificate of Trust of DB Commodity Index Tracking
      Master Fund...........................................................64

EXHIBIT B
      Description of the Index..............................................64

                                    A-2-iii

                    DB COMMODITY INDEX TRADING MASTER FUND

                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                              AND TRUST AGREEMENT

            This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of DB COMMODITY INDEX TRACKING MASTER FUND is made and entered into as of the ___ day of May, 2005, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee, and DB COMMODITY INDEX TRACKING FUND, a Delaware statutory trust.

                                  *    *    *

                                   RECITALS

            WHEREAS, the Trust was formed on May 23, 2005 pursuant to the execution and filing by the Trustee of the Certificate of Trust on May 23, 2005 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of May 23, 2005 (the "Original Agreement");

            WHEREAS, currently, there is and has not been any Limited Owner;

            WHEREAS, the Trustee and the Managing Owner desire to amend the Original Agreement to make the amendments effectuated hereby.

            NOW, THEREFORE, pursuant to Section 8 of the Original Agreement, the Trustee and the Managing Owner hereby amend and restate the Original Agreement in its entirety as set forth below.

                                   ARTICLE I

                         DEFINITIONS; THE MASTER FUND

          SECTION 1.1. Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

          "Administrator" means any person from time-to-time performing administrative services for the Master Fund pursuant to authority delegated by the Managing Owner.

          "Affiliate" - An "Affiliate" of a "Person" means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person,


                                    A-2-1

(iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

          "Basket" means a Creation Basket or a Redemption Basket, as the context may require.

          "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

          "Capital Contributions" means the amounts of cash contributed and agreed to be contributed to the Master Fund by a Shareholder in accordance with Article III hereof.

          "CE Act" means the Commodity Exchange Act, as amended.

          "Certificate of Trust" means the Certificate of Trust of the Master Fund in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

          "CFTC" means the Commodity Futures Trading Commission.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

          "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

          "Commodity Contract" means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

          "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period, during which additional Shares may be sold in Baskets pursuant to this Trust Agreement.

          "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

          "Creation Basket" means the minimum number of Limited Shares that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time-to-time.


                                    A-2-2

          "Creation Basket Capital Contribution" means a Capital Contribution made by the Limited Owner in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Commodities is traded, whichever is later, on the Purchase Order Subscription Date.

          "Delaware Trust Statute" means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq., as the same may be amended from time-to-time.

          "Disposition Gain" means, in respect of each Fiscal Year of the Master Fund, the Master Fund's aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Master Fund assets during such Fiscal Year with respect to which gain or loss is recognized for U.S. federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Master Fund for U.S. federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

          "Disposition Loss" means, in respect of each Fiscal Year of the Master Fund, the Master Fund's aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Master Fund assets during such Fiscal Year with respect to which gain or loss is recognized by the Master Fund for U.S. federal income tax purposes, including, without limitation, any gain or loss required to be recognized for U.S. federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

          "Exchange" means the American Stock Exchange or, if the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, the Limited Owner shall cease to be listed on the American Stock Exchange and are listed on one or more other exchanges, the exchange on which such common units of the Limited Owner are principally traded, as determined by the Managing Owner.

          "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

          "Fiscal Year" shall have the meaning set forth in Article X hereof.

          "Index" means the Deutsche Bank Liquid Commodity Index(TM) - Excess Return more fully described in Exhibit B hereto, as it may be amended from time-to-time.

          "Index Commodities" means the underlying Commodities which comprise the Index from time-to-time.

          "Initial Offering Period" means the period commencing with the initial effective date of the Prospectus and terminating no later than the sixtieth (60th) day following such date unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner.


                                    A-2-3

          "Limited Owner" means DB Commodity Index Tracking Fund, a Delaware statutory trust.

          "Limited Shares" means Shares that are owned by the Limited Owner.

          "Losses" means, in respect of each Fiscal Year of the Master Fund, losses of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Master Fund for such Fiscal Year shall not enter into such computations.

          "Managing Owner" means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

          "Management Fee" means the management fee set forth in Section 4.9.

          "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

          "Master Fund" means DB Commodity Index Tracking Master Fund, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

          "Net Asset Value" means the total assets of the Trust Estate of the Master Fund including, but not limited to, all cash and cash equivalents or other securities (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Master Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

               (a) Net Asset Value shall include any unrealized profit or loss on open Commodities positions and any other credit or debit accruing to the Master Fund but unpaid or not received by the Master Fund.

               (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined;


                                    A-2-4
          provided, that if a commodity futures contract or options traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by the Master Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

               (c) Interest earned on the Master Fund's commodity brokerage account shall be accrued at least monthly.

               (d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Master Fund from the day when the distribution is declared until it is paid.

          "Net Asset Value Per Share" means the Net Asset Value divided by the number of Shares outstanding on the date of calculation.

          "Net Asset Value Per Basket" means the product obtained by multiplying the Net Asset Value Per Share by the number of Limited Shares comprising a Basket at such time.

          "NFA" means the National Futures Association.

          "Order Cut-Off Time" means 10:00 a.m. New York time, on a Business
Day.

          "Organization and Offering Expenses" shall have the meaning assigned thereto in Section 4.8(a)(iv).

          "Person" means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

          "Pit Brokerage Fee" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          "Profits" means, for each Fiscal Year of the Master Fund, profits of the Master Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Master Fund for such Fiscal Year shall not enter into such computations.


                                    A-2-5

          "Prospectus" means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, as the same may at any time and from time to time be amended or supplemented.

          "Purchase Order Subscription Agreement" shall have the meaning assigned thereto in Section 3.2(a)(i).

          "Purchase Order Subscription Date" shall have the meaning assigned thereto in Section 3.2(a)(i).

          "Pyramiding" mean the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or related Commodity.

          "Redemption Basket" means the minimum number of Limited Shares that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Shares constituting a Creation Basket on the relevant Redemption Order Date.

          "Redemption Distribution" means the cash delivered in satisfaction of a redemption of a Redemption Basket in accordance with Section 7.1(c).

          "Redemption Order" shall have the meaning assigned thereto in
Section 7.1(a).

          "Redemption Order Date" shall have the meaning assigned thereto in
Section 7.1(b).

          "Redemption Settlement Time" shall have the meaning assigned thereto in Section 7.1(d).

          "Shareholders" means the Managing Owner and the Limited Owner, as holders of Shares, where no distinction between them is required by the context in which the term is used.

          "Shares" means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Master Fund. The Managing Owner's Capital Contributions shall be represented by "General" Shares and the Limited Owner's Capital Contributions shall be represented by "Limited" Shares. Shares need not be represented by certificates.

          "Suspended Redemption Order" shall have the meaning assigned thereto in Section 7.1(d).

          "Trust Agreement" means this Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

          "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Master Fund.

          "Trust Estate" means any cash, commodity futures, forward and option contracts, all funds on deposit in the Master Fund's accounts, and any other property held by the Master Fund,



                                     A-2-6
and all proceeds therefrom, including any rights of the Master Fund pursuant to any other agreements to which the Master Fund is a party.

          SECTION 1.2. Name.

               (a) The name of the Master Fund is "DB Commodity Index Tracking Master Fund" in which name the Trustee and the Managing Owner may engage in the business of the Master Fund, make and execute contracts and other instruments in the name and on behalf of the Master Fund and sue and be sued in the name and on behalf of the Master Fund.

          SECTION 1.3. Delaware Trustee; Business Offices.

               (a) The sole Trustee of the Master Fund is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Master Fund in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Master Fund in the State of Delaware shall be the successor Trustee.

               (b) The principal office of the Master Fund, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Limited Owner. Initially, the principal office of the Master Fund shall be at 60 Wall Street, New York, New York 10005.

          SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Master Fund has received the sum of $1,000 in a bank account in the name of the Master Fund controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that the Master Fund shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Master Fund. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Master Fund is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association except to the extent such Shareholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Shareholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Master Fund. The Trustee has filed the certificate of trust required by
Section 3810 of the Delaware Trust Statute in connection with the formation of the Master Fund under the Delaware Trust Statute.



                                    A-2-7

          SECTION 1.5. Purposes and Powers. The purpose of the Master Fund shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Commodities, including, but not limited to, exchange-traded futures on the Index Commodities with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Commodities with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Master Fund shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Master Fund under this Trust Agreement.

          SECTION 1.6. Tax Treatment.

               (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Shares will qualify under applicable tax law as interests in a partnership which holds the Trust Estate for their benefit, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment as a partnership in which each of the Shareholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.

               (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Master Fund, shall prepare or cause to be prepared and filed tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by ss. 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to tax items; (B) the power to extend the statute of limitations for all Shareholders with respect to tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, the Limited Owner. The designation made by each Shareholder in this Section 1.6(b) is hereby approved by each Shareholder as an express condition to becoming a Shareholder. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Master Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

               (c) Each Shareholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with U.S. federal income tax information reporting requirements in respect of such Shareholder's Shares.



                                    A-2-8

          SECTION 1.7. General Liability of the Managing Owner.

               (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Master Fund, to the extent not paid out of the assets of the Master Fund, to the same extent the Managing Owner would be so liable as if the Master Fund was a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Shares which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Shares. Without limiting or affecting the liability of the Managing Owner as set forth in this
Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Master Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Master Fund is a party, shall look only to the appropriate Master Fund Estate for payment or satisfaction thereof.

               (b) Subject to Sections 8.1 and 8.3 hereof, no Shareholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Master Fund thereof.

          SECTION 1.8. Legal Title. Legal title to the Trust Estate shall be vested in the Master Fund as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.


                                  ARTICLE II

                                  THE TRUSTEE

          SECTION 2.1. Term; Resignation.

               (a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Master Fund. The Master Fund shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

               (b) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Master Fund; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

          SECTION 2.2. Powers. Except to the extent expressly set forth in
Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Master



                                    A-2-9

Fund is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to
Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Master Fund. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Master Fund in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Master Fund that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

          SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Master Fund) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

          SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Master Fund, the execution, delivery and performance of any other agreements to which the Master Fund is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Master Fund Estate.

          SECTION 2.5. Successor Trustee.

               Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of
Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing



                                    A-2-10

Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

          SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Master Fund is a party shall look only to the Master Fund Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Master Fund is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

               (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

               (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

               (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

               (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or any commodity broker;

               (e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

               (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Master Fund arising under this Trust Agreement or any other agreements to which the Master Fund is a party;

               (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Master Fund is a party, at the request, order or direction of the Managing Owner or the Limited Owner unless the Managing Owner or the Limited Owner have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;



                                    A-2-11

               (a) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

               (b) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

          SECTION 2.7. Reliance; Advice of Counsel.

               (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

               (b) In the exercise or administration of the Master Fund hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Master Fund) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it.



                                    A-2-12

The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.


                                 ARTICLE III

                  CREATIONS AND ISSUANCE OF CREATION BASKETS

          SECTION 3.1. General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Shares from time to time as it deems necessary or desirable. The number of Shares authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Shares, calculated to four decimal places. From time-to-time, the Managing Owner may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Limited Owner. All Shares when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Shares initially shall be divided into two classes: General Shares and Limited Shares. Every Shareholder, by virtue of having purchased or otherwise a acquired Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

          SECTION 3.2. Offer of Limited Shares; Procedures for Creation and Issuance of Creation Baskets.

               (a) General. The following procedures, as supplemented by the more detailed procedures agreed from time to time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Master Fun is unlimited.

                    (i) On any Business Day, the Limited Owner may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by the Limited Owner, a "Purchase Order Subscription Agreement"). Purchase Order Subscription Agreements must be received by the Managing Owner from the Limited Owner no later than the Order Cut-Off Time on a Business Day (the "Purchase Order Subscription Date"). The Managing Owner will process Purchase Order Subscription Agreements only from the Limited Owner.

                    (ii) Any Purchase Order is subject to rejection by the Managing Owner pursuant to Section 3.2(c).

                    (iii) After accepting a Purchase Order Subscription Agreement from the Limited Owner, the Managing Owner will issue and deliver Creation Baskets to fill the Limited Owner's Purchase Order Subscription Agreement as of the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account,



                                    A-2-13
          the Transaction Fee, and (B) for the account of the Master Fund the Creation Basket Capital Contribution due from the Limited Owner in respect of such Purchase Order Subscription Agreement.

               (b) Issuance of Creation Basket. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will issue the Creation Basket to the Limited Owner.

               (c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Master Fund or to the Limited Owner; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

               (d) Baskets may not be created during the Initial Offering
Period.

          SECTION 3.3. Assets of the Master Fund. All consideration received by the Master Fund for the issue or sale of Creation Baskets together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Master Fund for all purposes, subject only to the rights of creditors of the Master Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Master Fund.

          SECTION 3.4. Liabilities. The Trust Estate shall be charged with the liabilities of the Master Fund; and all expenses, costs, charges and reserves attributable to the Master Fund. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          SECTION 3.5. Distributions. Distributions on Shares may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Shareholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of the Master Fund. All distributions on Shares shall be distributed pro rata to the Shareholders in proportion to the total outstanding Shares held by such Shareholders at the date and time of record established for the payment of such distribution.

          SECTION 3.6. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Share multiplied by the number of Shares, or fraction thereof, standing in its name on the books of the Master Fund.



                                    A-2-14

          SECTION 3.7. Equality. Except as provided herein, all Shares shall represent an equal proportionate beneficial interest in the assets of the Master Fund subject to the liabilities of the Master Fund, and each Share shall be equal to each other Share. The Managing Owner may from time to time divide or combine the Shares into a greater or lesser number of Shares without thereby changing the proportionate beneficial interest in the assets of the Master Fund or in any way affecting the rights of Shareholders.


                                  ARTICLE IV

                              THE MANAGING OWNER

          SECTION 4.1. Management of the Master Fund. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Master Fund shall be managed by the Managing Owner and the conduct of the Master Fund's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

          SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Master Fund, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Master Fund, which shall include, without limitation, the following:

               (a) To enter into, execute, deliver and maintain, and to cause the Master Fund to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Master Fund purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Master Fund activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Master Fund are no less favorable to the Master Fund than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Master Fund shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Master Fund.

               (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Master Fund with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Master Fund's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Master Fund by the Managing Owner;



                                    A-2-15

               (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

               (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

               (e) To pay or authorize the payment of distributions to the Shareholders and expenses of the Master Fund;

               (f) To make any elections on behalf of the Master Fund under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Master Fund;

               (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Shares (not including Shares owned by the Managing Owner) is not obtained; and

          SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

               (a) Devote such of its time to the business and affairs of the Master Fund as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Master Fund for the benefit of the Master Fund and the Limited Owner;

               (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Master Fund and for the conduct of its business in all appropriate jurisdictions;

               (c) Retain independent public accountants to audit the accounts of the Master Fund;

               (d) Employ attorneys to represent the Master Fund;

               (e) Select the Master Fund's Trustee, Administrator, and Clearing Brokers;

               (f) Use its best efforts to maintain the status of the Master Fund as a "statutory trust" for state law purposes, and as a "partnership" for U.S. federal income tax purposes;

               (g) Monitor the brokerage fees charged to the Master Fund, and the services rendered by futures commission merchants to the Master Fund, to determine whether the fees paid by, and the services rendered to, the Master Fund for futures brokerage are at competitive



                                    A-2-16
rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Master Fund. No material change related to brokerage fees shall be made except upon 60 Business Days' prior notice to the Limited Owner, which notice shall include a description of the Limited Owner's voting rights as set forth in Section 8.2 hereof and a description of the Limited Owner's redemption rights as set forth in Section 7.1 hereof.

               (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Master Fund, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Master Fund and in resolving conflicts of interest.

               (i) Refuse to recognize any attempted transfer or assignment of a Share that is not made in accordance with the provisions of Article V; and

               (j) Perform such other services as the Managing Owner believes that the Master Fund may from time to time require.

          SECTION 4.4. General Prohibitions. The Master Fund shall not:

               (a) Borrow money from or loan money to any Shareholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Master Fund is prohibited from incurring any indebtedness on a non-recourse basis;

               (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of the Master Fund so as to restore the Master Fund's account to proper margin status in the event that the Master Fund fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;



                                    A-2-17

               (c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

               (d) Engage in Pyramiding of its Commodities positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Commodities positions;

               (e) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

               (f) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

               (g) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Shares) which has a term of more than one year and which does not provide that it may be canceled by the Master Fund without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

               (h) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

               (i) Enter into any exclusive brokerage contract; and

               (j) Cause the Master Fund to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.

          SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Master Fund or to any Shareholder or other Covered Person for any loss suffered by the Master Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Master Fund and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of the Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Master Fund without any rights of contribution from the Managing Owner or any other Covered Person.

          SECTION 4.6. Fiduciary Duty.

               (a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Master Fund, the Shareholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Master Fund, the Shareholders or to any other Person for its good faith reliance on



                                    A-2-18
the provisions of this Trust Agreement subject to the standard of care in
Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Master Fund's basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) of the Master Fund pursuant to Section 11.1(a) below.

               (b) Unless otherwise expressly provided herein:

                    (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Master Fund or any Shareholder or any other Person, on the other hand; or

                    (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Master Fund, any Shareholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

               (c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Master Fund and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Master Fund, it shall have no duty to communicate or offer such opportunity to the Master Fund, and the Managing Owner shall not be liable to the Master Fund or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Master Fund. Neither the Master Fund nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the Master Fund relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Master Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Master Fund, the Shareholders or any Affiliate of the Master Fund or the Shareholders.



                                    A-2-19

          SECTION 4.7. Indemnification of the Managing Owner.

               (a) The Managing Owner shall be indemnified by the Master Fund against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Master Fund, provided that (i) the Managing Owner was acting on behalf of or performing services for the Master Fund and has determined, in good faith, that such course of conduct was in the best interests of the Master Fund and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Master Fund Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be from assets of the Master Fund.

               (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Master Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

               (c) The Master Fund shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

               (d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Master Fund in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Master Fund; (ii) the legal action is initiated by a third party who is not the Limited Owner or the legal action is initiated by the Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Master Fund in cases in which it is not entitled to indemnification under this Section 4.7.

               (e) The term "Managing Owner" as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Master Fund and acting within the scope of the Managing Owner's authority as set forth in this Trust Agreement.



                                    A-2-20

               (f) In the event the Master Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with the Limited Owner's (or assignee's) obligations or liabilities unrelated to Master Fund business, the Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Master Fund for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

          SECTION 4.8. Expenses and Limitations Thereon.

               (a) Organization and Offering Expenses.

                    (i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Master Fund and sale of Shares during or prior to the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Master Fund to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Master Fund and sale of Shares during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Master Fund terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

                    (ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Master Fund to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Shares during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Master Fund terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Master Fund shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.



                                    A-2-21

                    (iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of 2.50% of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 36 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Master Fund to the Managing Owner under Sections 4.8(a)(i) and (ii) 0.50% per annum of the Net Asset Value of the Master Fund.

                    (iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Master Fund and the Shares and in offering, distributing and processing the Shares under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Master Fund or the initial and continuous offering of the Shares, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial Offering Period and the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares during the Initial Offering Period and the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and
          (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

               (b) Routine Operational, Administrative and Other Ordinary and Extraordinary Expenses. All ongoing charges, costs and expenses of the Master Fund's operation, including, but not limited to, the routine expenses associated with (i) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities; (ii) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (iii) Master Fund meetings and preparing, printing and mailing of proxy statements and reports to Shareholders; (iv) the payment of any distributions related to redemption of Baskets; (v) routine services of the Trustee, legal counsel and independent accountants; (vi) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vii) postage and insurance; (viii) client relations and services; (ix) computer equipment and system maintenance; (x) the Management Fee; (xi) required payments to any other service providers of the Master Fund pursuant to any applicable contract; and (xii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Master Fund.



                                    A-2-22

               (c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Master Fund for which payment the Master Fund is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Master Fund in its capacity as the managing owner of the Master Fund, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

               (d) The Master Fund hereby assumes all of the Limited Owner's expenses and costs of each and every type whatsoever, which shall be deemed to be and treated for all purposes of this Trust Agreement as expenses and costs of the Master Fund.

          SECTION 4.9. Compensation to the Managing Owner. The Master Fund shall pay to the Managing Owner, monthly in arrears, a management fee in an amount equal to 0.079166% (0.95% per annum) (the "Management Fee") of the Master Fund's Net Asset Value as of the end of each month. The Managing Owner shall, in its capacity as a Shareholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

          SECTION 4.10. Other Business of Shareholders. Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Shareholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Master Fund, shall not be deemed wrongful or improper.

          SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Master Fund only upon one hundred and twenty (120) days' prior written notice to the Limited Owner and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, the Limited Owner may appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Master Fund. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Share at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

          SECTION 4.12. Authorization of Registration Statements. The Limited Owner hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Prospectus on behalf of the Master Fund without any further act, approval or vote of the Limited Owner, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

          SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Master Fund's interests. The Managing Owner shall satisfy any



                                    A-2-23
judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Master Fund's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.

                                  ARTICLE V

                              TRANSFERS OF SHARES

          SECTION 5.1. Transfer of Managing Owner's General Shares.

               (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Shares shall be purchased by the Master Fund for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Master Fund merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a Trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

               (b) To the full extent permitted by law, and on sixty (60) days' prior written notice to the Limited Owner, of its right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Shares, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner's Shares to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Shares for purposes of Sections 5.2(a) or 5.2(c).

               (c) Upon assignment of all of its Shares, the Managing Owner shall not cease to be a Managing Owner of the Master Fund, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Master Fund under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Master Fund, has been admitted to the Master Fund.

          SECTION 5.2. Transfer of Limited Shares.

               (a) The Managing Owner reserves the right to permit or deny, in its sole discretion, any written requests from the Limited Owner with respect to transferring Limited



                                    A-2-24

Shares. Permitted assignees of the Limited Owner shall be admitted as a substitute Limited Owner pursuant to this Article V only upon the Managing Owner's prior written consent.

               (i) A substituted Limited Owner is a permitted assignee that has been admitted as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.2(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Master Fund as a Limited Owner by making an entry on the books and records of the Master Fund reflecting that such permitted assignees have been admitted as a Limited Owner, and such permitted assignees will be deemed a Limited Owner at such time as such admission is reflected on the books and records of the Master Fund.

               (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Shares with the consent of the Managing Owner, as provided below in Section 5.2(d) but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Master Fund's transactions or to inspect the Master Fund's books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.2(d) below to the extent of the Limited Shares assigned. The Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of the Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

               (iii) A Limited Owner shall bear all extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Shares.

               (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Shares shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

               (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.2(d)(i).

               (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Master Fund setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

               (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

               (iv) Upon the request of the Managing Owner, an opinion of the Master Fund's independent legal counsel is obtained to the effect that
     (A) the assignment will not



                                    A-2-25
     jeopardize the Master Fund's tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

               (c) Any Person admitted as a Shareholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

               (d) (i) Subject to the provisions of Section 5.2(e) below and to the provisions of this Section generally, a Limited Owner, subject to the Managing Owner's consent, may have the right to assign all or any of his Limited Shares to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Master Fund and recorded on the books thereof. An assignee of a Limited Share (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner may withhold in its sole discretion. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

               (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Share shall be entitled to receive distributions attributable to the Share acquired by reason of such assignment from and after the effective date of the assignment of such Share to him. The "effective date" of an assignment of a Limited Share shall be determined by the Managing Owner in its sole discretion.

               (iii) Anything herein to the contrary notwithstanding, the Master Fund and the Managing Owner shall be entitled to treat the permitted assignor of such Share as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Master Fund.

          (e) (i) No assignment or transfer of a Share may be made which would result in the Limited Owner and permitted assignees of the Limited Owner owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Share transferred shall be deemed sold by the transferor to the Master Fund immediately prior to such transfer in the same manner as provided in Section 5.2(e)(ii).

               (ii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Share may be made which would result in increasing the aggregate total of Shares previously assigned and/or transferred in said period to 49% or more of the outstanding Shares. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation"; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Master Fund, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-



                                    A-2-26
     nine percent (49%) limitation is reached in any consecutive 12 month period, a transfer of a Share would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Share(s) shall be deemed to have been sold by the transferor to the Master Fund in liquidation of said Share(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Share(s) on such date of transfer. The liquidation price shall be paid within 90 days after the date of the transfer.

               (f) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

               (g) The Managing Owner, in its sole discretion, may cause the Master Fund to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

               (h) The Limited Owner hereby agrees to indemnify and hold harmless the Master Fund and each Shareholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by the Limited Owner in violation of any provision contained in this Section 5.2.

                                  ARTICLE VI

                         DISTRIBUTION AND ALLOCATIONS

          SECTION 6.1. Capital Accounts. A capital account shall be established by the Managing Owner for each Shareholder (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Shareholder's book capital account shall be the amount of his initial Capital Contribution.

          SECTION 6.2. Daily Allocations. No less frequently than as of the close of business of each Business Day, the following determinations and allocations shall be made:

               (a) First, any increase or decrease in the Shares' Net Asset Value as of such date as compared to the next previous determination of Net Asset Value shall be credited or charged to the book capital accounts of the Shareholders in the ratio that the balance of each such Shareholder's book capital account bears to the balance of all Shareholders' in the Master Fund's book capital accounts; and

               (b) Next, the amount of any distribution to be made to a Shareholder and any amount to be paid to a Shareholder upon redemption of his Shares shall be charged to that Shareholder's book capital account as of the applicable record date and Redemption Date, respectively.



                                    A-2-27

          SECTION 6.3. Allocation of Profit and Loss for U.S. Federal Income Tax Purposes. As of the end of each Fiscal Year of the Master Fund, each Share's recognized profit and loss shall be allocated among the Shareholders pursuant to the following subparagraphs for U.S. federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

               (a) First, the Profits or Losses shall be allocated pro rata among the Shareholders based on their respective book capital accounts as of the last day of each month in which such Profits or Losses accrued.

               (b) Next, Disposition Gain or Disposition Loss from trading activities of the Master Fund for each Fiscal Year of the Master Fund shall be allocated among the Shareholders as follows:

                    (i) There shall be established a tax capital account with respect to each Shareholder. The initial balance of each tax capital account shall be the amount paid by the Shareholder for the Shares. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Shareholder who shall hold the Share pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Shareholder who shall hold the Share pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Shareholder with respect to the Share (other than on redemption of Shares); and (C) If a Share is redeemed, the tax capital account with respect to such Share shall be eliminated on the Redemption Date.

                    (ii) Disposition Gain realized during any month shall be allocated first among all Shareholders whose book capital accounts are in excess of their Shares' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Shareholder's excess shall bear to all such Shareholder's excesses.

                    (iii) Disposition Gain realized during any month that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Shareholders who were Shareholders during such month in the ratio that each such Shareholder's book capital account bears to all such Shareholders' book capital accounts as of the beginning of such month.

                    (iv) Disposition Loss realized during any month shall be allocated first among all Shareholders whose Shares' tax capital accounts are in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Shareholder's excess shall bear to all such Shareholders' excesses.



                                    A-2-28

                    (v) Disposition Loss realized during any month that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Shareholders who were Shareholders during such month in the ratio that each such Shareholder's book capital account bears to all such Shareholders' book capital accounts as of the beginning of such calendar month.

               (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Share whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner's Shares on a Share-equivalent basis.

               (d) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Shareholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Shareholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Shareholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and
(c)(2) of the Code.

               (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Share for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Share, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Shareholders (subject to the same limitation).

          SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Shares; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Shares in the ratio in which the number of Shares held of record by each of them bears to the number of Shares held of record by all of the Shareholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Share shall not exceed the book capital account for such Share.

          SECTION 6.5. Admissions of Shareholders; Transfers. For purposes of this Article VI, Shareholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Shares acquired by such Shareholder or in respect of additional Shares acquired by an existing Shareholder, as of the day when such Shareholder's Purchase Order or Redemption Order has been fully processed, as the case may be, or in which the transfer of Shares to such Shareholder is recognized. Any Shareholder to whom a Share had been transferred shall succeed to the tax and book capital accounts attributable to the Share transferred.

          SECTION 6.6. Liability for State and Local and Other Taxes. In the event that the Master Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Master Fund shall be obligated to pay such taxes to such jurisdiction. In the event



                                    A-2-29
that the Master Fund shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Shareholder's allocable share of income, the amount of such taxes shall be considered a loan by the Master Fund to such Shareholder, and such Shareholder shall be liable for, and shall pay to the Master Fund, any taxes so required to be withheld and paid over by the Master Fund within ten (10) days after the Managing Owner's request therefor. Such Shareholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Shares of the foreign Shareholder as necessary to satisfy) interest on the amount of taxes paid over by the Master Fund to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Master Fund to the Shareholder in respect of its Shares so redeemed, or in respect of any other actual distribution by the Master Fund to such Shareholder, shall be reduced by any obligations owed to the Master Fund by the Shareholder, including, without limitation, the amount of any taxes required to be paid over by the Master Fund to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Master Fund from any actual distribution or redemption payment to such Shareholder shall be treated as an actual distribution to such Shareholder for all purposes of this Trust Agreement.

                                  ARTICLE VII

                                  REDEMPTIONS

          SECTION 7.1. Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures agreed from time-to-time between the Managing Owner and the Limited Owner, will govern the Trust with respect to the redemption of Redemption Baskets.

               (a) On any Business Day, a Shareholder may redeem one or more Redemption Baskets by delivering a request for redemption to the Managing Owner (such request a "Redemption Order") in accordance with such procedures as the Managing Owner shall from time-to-time determine.

               (b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the "Redemption Order Date"). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

               (c) Subject to deduction of any tax or other governmental charges due thereon, if any, the redemption distribution ("Redemption Distribution") shall consist of in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Commodities is traded, whichever is later, on the Redemption Order Date.



                                    A-2-30

               (d) By the opening time of the Exchange on the Business Day immediately following the Redemption Order Date (the "Redemption Settlement Time"), if the Managing Owner's account at the Depository has by 9:00 a.m. New York time on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution by means of such procedures as the Managing Owner shall determine from time-to-time. If by such Redemption Settlement Time, the Managing Owner has not received from a redeeming Shareholder all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Shareholder and
(ii) keep the Shareholder's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Managing Owner's account by 9:00 a.m. New York time on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time, the Managing Owner has not received from the redeeming Shareholder all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust's account if the Shareholder has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

               (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend and holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Master Fund's assets is not reasonably practicable, or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Limited Owner. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

               (f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled.

               (g) Baskets may not be redeemed during the Initial Offering
Period.

          SECTION 7.2. Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.



                                    A-2-31

                                 ARTICLE VIII

                               THE LIMITED OWNER

          SECTION 8.1. No Management or Control; Limited Liability. The Limited Owner shall not participate in the management or control of the Master Fund's business nor shall it transact any business for the Master Fund or have the power to sign for or bind the Master Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, the Limited Owner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Master Fund in excess of his Capital Contribution plus its share of any Trust Estate in which the Limited Owner owns a share and profits remaining, if any. Except as provided in
Section 8.3 hereof, each Limited Share owned by the Limited Owner shall be fully paid and no assessment shall be made against the Limited Owner. No salary shall be paid to the Limited Owner in its capacity as the Limited Owner, nor shall the Limited Owner have a drawing account or earn interest on his contribution.

          SECTION 8.2. Rights and Duties. The Limited Owner shall have the following rights, powers, privileges, duties and liabilities:

               (a) The Limited Owner shall have the right to obtain information of all things affecting the Master Fund, provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Master Fund, including, without limitation, such reports as are set forth in Article IX. The foregoing rights are in addition to, and do not limit, other remedies available to the Limited Owner under U.S. federal or state law.

               (b) The Limited Owner shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

               (c) Except for the Limited Owner's redemption rights set forth in Article VII hereof, the Limited Owner shall have the right to demand the return of its capital account only upon the dissolution and winding up of the Master Fund and only to the extent of funds available therefor. In no event shall the Limited Owner be entitled to demand or receive property other than cash. The Limited Owner shall not have any right to bring an action for partition against the Master Fund.

               (d) The Limited Owner may (i) continue the Master Fund as provided in Section 13.1(b), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in investment policies, as set forth in the Prospectus, (v) approve the termination of any agreement entered into between the Master Fund and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(g), and in the case of (iii),
(iv) and (v) in each instance on 60 days' prior written notice.

     Except as set forth above, the Limited Owner shall have no voting or other rights with respect to the Master Fund.



                                    A-2-32

          SECTION 8.3. Limitation on Liability.

               (a) Except as provided in Sections 4.7(f), 5.2(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Master Fund in excess of his Capital Contribution and his share of the applicable Master Fund Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Feeder Fund Participant Agreement delivered in connection with his purchase of Shares. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Master Fund shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

               (b) The Master Fund shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Master Fund Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Shares) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of Shares as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

               (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Master Fund and that the obligations of such instrument are not binding upon the Limited Owner individually but are binding only upon the assets and property of the Master Fund, and no resort shall be had to the Limited Owner's personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owner individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Master Fund to the extent set forth in
Section 3.3 and 3.4 hereof.

                                  ARTICLE IX

                         BOOKS OF ACCOUNT AND REPORTS

          SECTION 9.1. Books of Account. Proper books of account for the Master Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Master Fund's business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Master Fund and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during




                                    A-2-33
normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Master Fund, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Master Fund shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

          SECTION 9.2. Annual Reports and Monthly Statements. Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to the Limited Owner by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to the Limited Owner by any other governmental authority which has jurisdiction over the activities of the Master Fund and
(c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

          SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable the Limited Owner to complete and file his U.S. federal tax return) shall be delivered to the Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

          SECTION 9.4. Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Member shall determine from time-to-time.

          SECTION 9.5. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Shares owned by, all Shareholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Master Fund's U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Feeder Fund Participant Agreements and any financial statements of the Master Fund. The Managing Owner may keep and maintain the books and records of the Master Fund in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

          SECTION 9.6. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to the Limited Owner; however, such certificates shall be maintained at the principal office of the Master Fund and shall be available for inspection and copying by the Limited Owner in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

          SECTION 9.7. Registration of Shares. The Managing Owner shall keep, at the Master Fund's principal place of business, a Share Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Shares and of transfers of Shares. Subject to the provisions of Article V, the Managing Owner may treat the Person in



                                    A-2-34
whose name any Share shall be registered in the Share Register as the Shareholder of such Share for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

                                   ARTICLE X

                                  FISCAL YEAR

          SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Master Fund shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2006. The Fiscal Year in which the Master Fund shall terminate shall end on the date of termination.

                                  ARTICLE XI

                    AMENDMENT OF TRUST AGREEMENT; MEETINGS

          SECTION 11.1. Amendments to the Trust Agreement.

               (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by the Limited Owner holding Shares equal to at least 10% of the Net Asset Value of the Master Fund. Following such proposal, the Managing Owner shall submit to the Limited Owner a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owner. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of the Limited Owner, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owner as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of the Limited Owner, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the Shareholders required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this
Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

               (b) Notwithstanding any provision to the contrary contained in
Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owner, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owner, (ii) are necessary to cure any ambiguity, to



                                    A-2-35
correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause
(iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owner; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owner or between the Limited Owner and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owner, as described in Article VIII hereof or the status of the Master Fund as a partnership for U.S. federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Limited Owner, (ii) the appointment of a new Managing Owner pursuant to
Section 4.2(g) above, (iii) the dissolution of the Master Fund pursuant to
Section 13.1(f) below and (iv) any material changes in the Master Fund's basic investment policies or structure shall occur only upon the written approval or affirmative vote of the Limited Owner holding Shares equal to at least a majority (over 50%) of the Net Asset Value of the Master Fund (excluding Shares held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

               (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owner, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Shareholders if the Master Fund is advised at any time by the Master Fund's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Master Fund and the Limited Owner, and no such new allocation shall give rise to any claim or cause of action by the Limited Owner.

               (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

               (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owner is permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

               (f) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.



                                    A-2-36

          SECTION 11.2. Meetings of the Master Fund. Meetings of the Shareholders of the Master Fund may be called by the Managing Owner and will be called by it upon the written request of the Limited Owner. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Shareholders of the Master Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owner for the debts of the Master Fund. Shareholders may vote in person or by proxy at any such meeting.

          SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Master Fund or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 15.4. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Master Fund within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Master Fund shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Master Fund in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 15.4.

                                  ARTICLE XII

                                     TERM

          SECTION 12.1. Term. The term for which the Master Fund is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

                                 ARTICLE XIII

                                  TERMINATION

          SECTION 13.1. Events Requiring Dissolution of the Master Fund or any Series. The Master Fund shall dissolve at any time upon the happening of any of the following events:



                                    A-2-37

               (a) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an "Event of Withdrawal") unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Master Fund or (ii) within 90 days of such Event of Withdrawal all the remaining Shareholders agree in writing to continue the business of the Master Fund and to select, effective as of the date of such event, one or more successor Managing Owners. If the Master Fund is terminated as the result of an Event of Withdrawal and a failure of all remaining Shareholders to continue the business of the Master Fund and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within 120 days of such Event of Withdrawal, the Limited Owner may elect to continue the business of the Master Fund by forming a new statutory trust (the "Reconstituted Master Fund") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Master Fund). Any such election must also provide for the election of a Managing Owner to the Reconstituted Master Fund. If such an election is made, the Limited Owner of the Master Fund shall be bound thereby and continue as the Limited Owner of the Reconstituted Master Fund.

               (b) The occurrence of any event which would make unlawful the continued existence of the Master Fund.

               (c) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

               (d) The Master Fund becomes insolvent or bankrupt.

               (e) The Limited Owner determines to dissolve the Master Fund, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

               (f) The determination of the Managing Owner that the aggregate net assets of the Master Fund in relation to the operating expenses of the Master Fund make it unreasonable or imprudent to continue the business of the Master Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Master Fund because the aggregate Net Asset Value of the Master Fund as of the close of business on any Business Day declines below $10 million.

      The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of the Limited Owner shall not result in the termination of the Master Fund, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Shares except as provided in Section 7.1 hereof.



                                    A-2-38

          SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Master Fund, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the Limited Owner may propose and approve) shall take full charge of the Master Fund Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Master Fund. Thereafter, the business and affairs of the Master Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Master Fund (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Managing Owner and the Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Shareholder to the Master Fund, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Shareholders pursuant to Article VI. After the distribution of all remaining assets of the Master Fund, the Managing Owner will contribute to the Master Fund an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the total Capital Contributions of the Limited Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Master Fund to its creditors, and the balance, if any, shall be distributed to those Shareholders whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

          SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Master Fund, the Master Fund shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Master Fund as a separate legal entity shall continue until the filing of such certificate of cancellation.

                                  ARTICLE XIV

                               POWER OF ATTORNEY

          SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, the Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Feeder Fund Participant Agreement, or in such other form as may be prescribed by the Managing Owner. The Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for the Limited Owner with full power and authority to act in



                                    A-2-39
his name and on his behalf in the execution, acknowledgment, filing and publishing of Master Fund documents, including, but not limited to, the following:

               (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Master Fund as a business Master Fund in the jurisdictions in which the Master Fund may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Master Fund or the Shareholders under the laws of any jurisdiction;

               (b) Any instrument which may be required to be filed by the Master Fund under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

               (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Master Fund, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owner, or the termination of the Master Fund, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

          SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner:

               (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

               (b) May be exercised by the Managing Owner for the Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

               (c) Shall survive the delivery of an assignment by the Limited Owner of the whole or any portion of his Limited Shares; except that where the assignee thereof has been approved by the Managing Owner for admission to the Master Fund as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

     The Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

          SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by the Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of the Limited Owner in any situation in which this Trust Agreement requires the approval of the Limited Owner unless such approval has been obtained as required by this Trust



                                    A-2-40

Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.


                                  ARTICLE XV

                                 MISCELLANEOUS

          SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Master Fund, the Trustee, the Managing Owner, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to Master Funds which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of Trustee accounts or schedules of Trustee fees and charges, (b) affirmative requirements to post bonds for Trustees, officers, agents, or employees of a Master Fund, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to Trustees, officers, agents or employees of a Master Fund, (e) the allocation of receipts and expenditures to income or principal,
(f) restrictions or limitations on the permissible nature, amount or concentration of Master Fund investments or requirements relating to the titling, storage or other manner of holding of Master Fund assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of Trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Master Fund. The Master Fund shall be of the type commonly called a "statutory trust," and without limiting the provisions hereof, the Master Fund may exercise all powers that are ordinarily exercised by such a Master Fund under Delaware law. The Master Fund specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Master Fund may not exercise such power or privilege or take such actions.

          SECTION 15.2. Provisions In Conflict With Law or Regulations.

               (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement



                                    A-2-41
pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

               (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

          SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

          SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Shares, notices of assignment, transfer, pledge or encumbrance of Shares, and reports and notices by the Managing Owner to the Limited Owner) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Master Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Shares shall be effective upon timely receipt by the Managing Owner in writing.

          SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

          SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Master Fund and the Managing Owner may rely upon the Master Fund records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Master Fund and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owner and assignees shall be bound by such determination.

          SECTION 15.7. No Legal Title to Trust Estate. The Shareholders shall not have legal title to any part of the Trust Estate.



                                    A-2-42

          SECTION 15.8. Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Master Fund Estate.

          SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          SECTION 15.10. Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to DB Commodity Services LLC.



                                    A-2-43

          IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

                                    WILMINGTON TRUST COMPANY,
                                    as Trustee

                                    By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:


                                    DB COMMODITY SERVICES LLC,
                                    as Managing Owner

                                    By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:



                                    DB COMMODITY INDEX TRACKING FUND,
                                    as Limited Owner


                                    By: DB Commodity Services LLC, its sole
                                        Managing Owner


                                    By: /s/
                                        -----------------------------------
                                        Name:
                                        Title:



                                    A-2-44

                                   EXHIBIT A

                             CERTIFICATE OF TRUST
                                      OF
                    DB COMMODITY INDEX TRACKING MASTER FUND



     THIS Certificate of Trust of DB Commodity Index Tracking Master Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

     1. Name. The name of the statutory trust formed by this Certificate of Trust is DB Commodity Index Tracking Master Fund.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as Owner
                                    Trustee of the Trust


                                    By:     /s/ Janel R. Havrilla
                                        --------------------------------------
                                        Name:   Janel R. Havrilla
                                        Title:  Financial Services Officer



                                    A-2-45

                                  EXHIBIT B


                           DESCRIPTION OF THE INDEX

DBLCI(TM) and Deutsche Bank Liquid Commodity Index(TM) are Trade Marks of Deutsche Bank AG and are the subject of Community Trade Mark Application Nos. 3055043 and 3054996. Trade Mark applications in the USA are pending. Any use of these marks must be with the consent of or under licence from the Index Sponsor (as defined below).

1.   GENERAL

The Deutsche Bank Liquid Commodity Index (the "DBLCI") is intended to reflect the performance of certain commodities. The commodities comprising the DBLCI are Crude Oil, Heating Oil, Aluminium, Gold, Corn and Wheat (each an "Index Commodity") and the notional amounts of each Index Commodity included in the DBLCI are broadly in proportion to historical levels of the world's production and stocks of the Index Commodities. The sponsor of the DBLCI (the "Index Sponsor") is Deutsche Bank AG London.

A closing level for the DBLCI will be calculated by the Index Sponsor on an "excess return" basis (see paragraph 3 (Excess Return Calculation) below). The Closing Level will be published by the Index Sponsor (see paragraph 14 (Publication of Closing Levels and Adjustments) below) as soon as reasonably practicable after the Index Valuation Time (as defined below) on each Index Business Day, subject as provided in paragraph 11 (Force Majeure) below. The Closing Levels are quoted in U.S. Dollars.

Unless otherwise defined, terms used in this Description of the DBLCI will have the meanings given them in paragraph 4 (Closing Prices), paragraph 5 (Exchange Instruments), paragraph 6 (ER Calculation Values), paragraph 7 (Recomposition Periods) or paragraph 8 (Rebalancing Periods), as the case may be, below.

For the purposes of this Description:

"Aluminium" means high grade primary Aluminium.

"Crude Oil" means West Texas Intermediate light sweet crude oil.

"Heating Oil" means New York Harbour no. 2 heating oil.

"Index Business Day" means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

"Index Valuation Time" means 11.00 pm (London time) on each Index Business Day or, if the publication time of any Closing Price is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time for the DBLCI.

2.   INDEX COMPOSITION

The DBLCI is composed of notional amounts of each of the Index Commodities. The ER Closing Level (as defined below) is calculated by the Index Sponsor based on the closing price of the futures contract for each of the Index Commodities and the relevant notional amount of such Index Commodity. The DBLCI includes provisions for the replacement of futrues contracts as they approach maturity. Subject as provided in the definition of "Recomposition Period" and "Rebalancing Period", this replacement takes place over a period in order to lessen the impact on the market for futures contracts. Recomposition occurs monthly (other than in November) during a Recomposition Period in the case of futures contracts relating to Crude Oil and Heating Oil. Rebalancing occurs annually in November during a Rebalancing Period in the case of futures contracts relating to all Index Commodities, including Crude Oil and Heating Oil. Replacement of the futures contracts for Aluminum, Gold, Corn and Wheat occurs when DBLCI is annually rebalanced.

The DBLCI is rebalanced annually during the Rebalancing Period to rebalance its composition to the Index Base Weights.

The composition of the DBLCI may be adjusted in the event of an Index Disruption Event occurring (see paragraph 11 ( Index Disruption Event) below).

The DBLCI has been calculated back to a Base Date (the "Base Date") of 1st December, 1988. On the Base Date the ER Closing Level was 100.

3.   EXCESS RETURN CALCULATION

The closing level of the DBLCI calculated on an "excess return" basis (the "ER Closing Level") on each Index Business Day is calculated by the Index Sponsor as the sum of the ER Calculation Values for each Index Commodity for such Index Business Day and rounding the result to six decimal places with
0.0000005 being rounded upwards.

The ER Calculation Value in respect of each Index Commodity on an Index Business Day is determined (a) as provided in paragraph 6 (ER Calculation Values) or (b) in the case of Crude Oil and Heating Oil, where the relevant Index Business Day falls during a Recomposition Period, as provided in paragraph 7 (Recomposition Periods) or (c) where the relevant Index Business Day falls during a Rebalancing Period, as provided in paragraph 8 (Rebalancing Periods). In each case, the relevant Closing Prices in respect of the Index Commodities are determined as provided in paragraph 4 (Closing Prices) and the relevant Exchange Instruments to which the Closing Prices relate are determined as provided in paragraph 5 (Exchange Instruments).

4.   CLOSING PRICES

"Aluminium Closing Price" means, in respect of an Index Business Day, the closing price on LME of the relevant Exchange Instrument (determined as provided in paragraph 5 (Exchange Instruments)), re-expressed in U.S. Dollars per metric tonne of Aluminium, as published by LME for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on LME of the relevant Exchange Instrument (re-expressed as aforesaid) published by LME for the immediately preceding Valid Date, subject as provided in paragraph 10 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

"CBOT" means the Board of Trade of the City of Chicago Inc., or its successor.

"Closing Level" means, in respect of an Index Business Day, each of the ER Closing Level for such Index Business Day.

"Closing Price" means:

(a)  in respect of Crude Oil, the Crude Oil Closing Price;

(b)  in respect of Heating Oil, the Heating Oil Closing Price;

(c)  in respect of Aluminium, the Aluminium Closing Price;

(d)  in respect of Gold, the Gold Closing Price;

(e)  in respect of Corn, the Corn Closing Price; and

(f)  in respect of Wheat, the Wheat Closing Price.

"COMEX" means the Commodity Exchange Inc., New York or its successor.

"Corn Closing Price" means, in respect of an Index Business Day, the closing price on CBOT of the relevant Exchange Instrument (determined as provided in paragraph 5 (Exchange Instruments)), re-expressed in U.S. Dollars per U.S. bushel of corn, as published by CBOT for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on CBOT of the relevant Exchange Instrument (re-expressed as aforesaid) published by CBOT for the immediately preceding Valid Date, subject as provided in paragraph 10 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

"Crude Oil Closing Price" means, in respect of an Index Business Day, the closing price on NYMEX of the relevant Exchange Instrument (determined as provided in paragraph 5 (Exchange Instruments)), expressed in U.S. Dollars per barrel of Crude Oil, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on NYMEX of the relevant Exchange Instrument (expressed as aforesaid) published by NYMEX for the immediately preceding Valid Date, subject as provided in paragraph 10 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

"Exchange" means:

(a)  in respect of Crude Oil, NYMEX;

(b)  in respect of Heating Oil, NYMEX;

(c)  in respect of Aluminium, LME;

(d)  in respect of Gold, COMEX;

(e)  in respect of Corn, CBOT; and

(f)  in respect of Wheat, CBOT.

"Exchange Business Day" means, in respect of an Index Commodity, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Commodity on the relevant Exchange.

"Gold Closing Price" means, in respect of an Index Business Day, the closing price on COMEX of the relevant Exchange Instrument (determined as provided in paragraph 5 (Exchange Instruments)), expressed in U.S. Dollars per troy ounce of gold, as published by COMEX for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on COMEX of the relevant Exchange Instrument (expressed as aforesaid) published by COMEX for the immediately preceding Valid Date, subject as provided in paragraph 10 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

"Heating Oil Closing Price" means, in respect of an Index Business Day, the closing price on NYMEX of the relevant Exchange Instrument (determined as provided in paragraph 5

(Exchange Instruments)), re-expressed in U.S. Dollars per U.S. gallon of Heating Oil, as published by NYMEX for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on NYMEX of the relevant Exchange Instrument (re-expressed as aforesaid) published by NYMEX for the immediately preceding Valid Date, subject as provided in paragraph 11 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

"LME" means The London Metal Exchange Limited or its successor.

"NYMEX" means the New York Mercantile Exchange or its successor.

"Valid Date" means, in respect of an Index Commodity, a day which is an Exchange Business Day in respect of such Index Commodity and a day on which an Index Disruption Event in respect of such Index Commodity or a related Exchange Instrument does not occur.

"Wheat Closing Price" means, in respect of an Index Business Day, the closing price on CBOT of the relevant Exchange Instrument (determined as provided in paragraph 5 (Exchange Instruments)), re-expressed in U.S. Dollars per U.S. bushel of wheat of the grades deliverable in respect of the relevant Exchange Instrument in accordance with the rules of CBOT, as published by CBOT for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on CBOT of the relevant Exchange Instrument (re-expressed as aforesaid) published by CBOT for the immediately preceding Valid Date, subject as provided in paragraph 10 (Index Disruption Event) and paragraph 11 (Force Majeure) above.

5.   EXCHANGE INSTRUMENTS

For the purposes of determining the relevant Exchange Instrument in respect of which a Closing Price is determined, the provisions of this paragraph shall apply. The relevant Exchange Instrument (the "Exchange Instrument"), in respect of an Index Business Day (the "Relevant Index Business Day" and the calendar month in which the Relevant Index Business Day falls, the "Relevant Month") is as follows:

(a) in relation to Crude Oil and Heating Oil, an Exchange Traded Instrument with an expiry date falling in:

     (i) in relation to the calculation of an Existing Instrument Value or a Rebalanced Existing Instrument Value where the Relevant Index Business Day occurs prior to or during a Recomposition Period or a Rebalancing Period in the Relevant Month, the Relevant Month;

     (ii) in relation to the calculation of a New Instrument Value, the calendar month immediately following the Relevant Month; and

     (iii)in relation to the calculation of an Existing Instrument Value where the Relevant Index Business Day occurs following a Recomposition Period or a Rebalancing Period in the Relevant Month, the calendar month immediately following the Relevant Month; and

(b) in relation to Aluminium, Gold, Corn and Wheat, an Exchange Traded Instrument with an expiry date falling in:

     (i) where the Relevant Month is other than November, in relation to the calculation of an Existing Instrument Value, the immediately following month of December;

     (ii) where the Relevant Month is November, in relation to the calculation of an Existing Instrument Value or a Rebalanced Existing Instrument Value where the Relevant Index Business Day occurs prior to or during the Rebalancing Period in the Relevant Month, the immediately following month of December;

     (iii)where the Relevant Month is November, in relation to the calculation of a New Instrument Value, the month of December in the immediately following calendar year; and

     (iv) where the Relevant Month is November, in relation to the calculation of an Existing Instrument Value where the Relevant Index Business Day occurs following the Rebalancing Period in the Relevant Month, the month of December in the immediately following calendar year.

For the purposes of this Description, "Exchange Traded Instrument" means, in respect of an Index Commodity, an instrument for future delivery of that Index Commodity on a specified delivery date traded on the relevant Exchange.

6.   ER CALCULATION VALUES

The ER Calculation Value in respect of Crude Oil and Heating Oil on any Index Business Day during a Recomposition Period is determined as provided in paragraph 7 (Recomposition Periods) and the ER Calculation Value in respect of each Index Commodity on any Index Business Day during a Rebalancing Period is determined as provided in paragraph 8 (Rebalancing Periods).

Subject as provided in the previous paragraph, the ER Calculation Value in respect of each Index Commodity in relation to an Index Business Day is the product (the "Existing Instrument Value" for such Index Commodity for such Index Business Day) of (i) the Existing Instrument Amount for such Index Commodity for such Index Business Day and (ii) the Closing Price for such Index Commodity for such Index Business Day;

expressed as a formula:

     EIA x CP

where:

     "EIA" is the Existing Instrument Amount for the relevant Index Commodity for the relevant Index Business Day; and

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day;

For the purposes of this paragraph:

"Existing Instrument Amount" means, subject as provided below, in respect of each Index Commodity and:

(a) (i) in respect of the Base Date, the Initial Instrument Amount for such Index Commodity; and

     (ii) in respect of each Index Business Day falling after the Base Date (other than the first Index Business Day falling after the final Index Business Day in a Rebalancing Period or (in respect of Crude Oil and Heating Oil only) in a

          Recomposition Period), the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day; and

(b) in respect of the first Index Business Day falling after the final Index Business Day in a Rebalancing Period or (in respect of Crude Oil and Heating Oil only) in a Recomposition Period, the New Instrument Amount for such Index Commodity for the final Index Business Day of such Rebalancing Period or Recomposition Period, as the case may be, and as such term is defined in paragraph 7 (Recomposition Periods) or paragraph 8 (Rebalancing Periods), as applicable.

"Initial Instrument Amount" means, in relation to an Index Commodity, the product of (a) the relevant Index Base Weight divided by the relevant Initial Price and (b) 100, in each case being the Existing Instrument Amount in respect of the relevant Index Commodity on the Base Date.

"Initial Price" means:

(a)  in respect of Crude Oil, USD 15.61 (per barrel);

(b)  in respect of Heating Oil, USD 0.4918 (per U.S. gallon);

(c)  in respect of Aluminium, USD 2,300.25 (per metric tonne);

(d)  in respect of Gold, USD 423.90 (per troy ounce);

(e)  in respect of Corn, USD 2.5725 (per U.S. bushel); and

(f)  in respect of Wheat, USD 4.16 (per U.S. bushel).

7.   RECOMPOSITION PERIODS

The ER Calculation Value in respect of Crude Oil and Heating Oil in relation to each Index Business Day falling during a Recomposition Period is the sum of
(i) the product (the "Existing Instrument Value" for such Index Commodity for such Index Business Day) of (A) the Existing Instrument Amount for such Index Commodity for such Index Business Day and (B) the Closing Price for such Index Commodity for such Index Business Day and (ii) the product (the "New Instrument Value" for such Index Commodity for such Index Business Day) of (A) the New Instrument Amount for such Index Commodity for such Index Business Day and (B) the Closing Price for such Index Commodity for such Index Business Day;

expressed as a formula:

     (EIA x CP) + (NIA x CP)

where:

     "EIA" is the Existing Instrument Amount for the relevant Index Commodity for the relevant Index Business Day;

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day;

     "NIA" is the New Instrument Amount for the relevant Index Commodity for the relevant Index Business Day; and

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day.

     For the purposes of this paragraph:

"Existing Instrument Amount" means, subject as provided below and in the definition of "Recomposition Period", in respect of each Index Commodity and:

(a) in respect of the first Index Business Day of a Recomposition Period, 80% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(b) in respect of the second Index Business Day of a Recomposition Period, 75% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(c) in respect of the third Index Business Day of a Recomposition Period, 2/3 of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(d) in respect of the fourth Index Business Day of a Recomposition Period, 50% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day; and

(e) in respect of the fifth Index Business Day of a Recomposition Period, zero,

Provided That if any Index Business Day in a Recomposition Period is not a Valid Date in respect of any Index Commodity, the Existing Instrument Amount in respect of such Index Commodity for such Index Business Day shall be 100% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day.

"New Instrument Amount" means, in respect of each Index Commodity and subject as provided below, in respect of each Index Business Day in a Recomposition Period, the sum of (i)(A) the product of the Recomposition ER Closing Level and the New Instrument Percentage, in each case for such Index Business Day divided by (B) the Closing Price for such Index Commodity on such Index Business Day and (ii) the New Instrument Amount in respect of the Index Business Day (if any) in the relevant Recomposition Period immediately preceding such Index Business Day or, if none, zero;

expressed as a formula:

        (RCL x NIP)
        ---------- +  NIA
            CP


where:

     "RCL" is the Recomposition ER Closing Level for the relevant Index Business Day;

     "NIP" is the New Instrument Percentage for the relevant Index Business Day; and

     "CP" is the Closing Price for such Index Commodity for the relevant Index Business Day;

     "NIA" is the New Instrument Amount in respect of the Index Business Day (if any) in the relevant Recomposition Period immediately preceding the relevant Index Business Day or, if none, zero.

Provided That if any Index Business Day in a Recomposition Period is not a Valid Date in respect of any Index Commodity the New Instrument Amount in respect of such Index Commodity on such Index Business Day shall be 100% of the New Instrument Amount for such Index Commodity on the Index Business Day (if any) in the relevant Recomposition Period immediately preceding such Index Business Day or, if none, zero.

"New Instrument Percentage" means, subject as provided in the definition of "Recomposition Period":

(a) in respect of the first Index Business Day of a Recomposition Period, 20%;

(b) in respect of the second Index Business Day of a Recomposition Period, 25%;

(c) in respect of the third Index Business Day of a Recomposition Period, 1/3;

(d) in respect of the fourth Index Business Day of a Recomposition Period, 50%; and

(e) in respect of the fifth Index Business Day of a Recomposition Period, 100%.

"Recomposition ER Closing Level" means, in respect of each Index Business Day in a Recomposition Period, the product (the "Recomposed Existing Instrument Value" for such Index Business Day) of (i) the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day and (ii) the Closing Price for such Index Commodity for such Index Business Day;

expressed as a formula:

     EIA x CP

where:

     "EIA" is the Existing Instrument Amount for the relevant Index Commodity for the Index Business Day immediately preceding the relevant Index Business Day;

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day.

"Recomposition Period" means each period from (and including) the second Index Business Day in a month (other than November) to (and including) the sixth Index Business Day in such month Provided That if in respect of any Index Commodity (each a "Disrupted Recomposition Index Commodity") the last Index Business Day of a Recomposition Period is not a Valid Date, the Recomposition Period for such Disrupted Recomposition Index Commodity only, subject to paragraph 10 (Index Disruption Event), shall be extended to and including the next occurring Valid Date for such Disrupted Recomposition Index Commodity. In the event that a Recomposition Period in respect of an Index Commodity is extended as provided above, the Existing Instrument Amount and the New Instrument Percentage for such Index Commodity for the final Valid Date in such Recomposition Period shall be zero and 100 per cent., respectively.

8.   REBALANCING PERIODS

The ER Calculation Value in respect of each Index Commodity in relation to an Index Business Day falling during a Rebalancing Period is the sum of (i) the product (the "Existing Instrument Value" for such Index Commodity for such Index Business Day) of (A) the Existing Instrument Amount for such Index Commodity for such Index Business Day and (B) the Closing Price for such Index Commodity for such Index Business Day and (ii) the product (the "New Instrument Value" for such Index Commodity for such Index Business Day) of (A) the New Instrument Amount for such Index Commodity for such Index Business Day and (B) the Closing Price for such Index Commodity for such Index Business Day;

expressed as a formula:

     (EIA x CP) + (NIA x CP)

where:

     "EIA" is the Existing Instrument Amount for the relevant Index Commodity for the relevant Index Business Day;

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day;

     "NIA" is the New Instrument Amount for the relevant Index Commodity for the relevant Index Business Day; and

     "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day.

For the purposes of this paragraph:

"Existing Instrument Amount" means, subject as provided below and in the definition of "Rebalancing Period", in respect of each Index Commodity and:

(a) in respect of the first Index Business Day of a Rebalancing Period, 80% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(b) in respect of the second Index Business Day of a Rebalancing Period, 75% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(c) in respect of the third Index Business Day of a Rebalancing Period, 2/3 of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day;

(d) in respect of the fourth Index Business Day of a Rebalancing Period, 50% of the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day; and

(e)  in respect of the fifth Index Business Day of a Rebalancing Period, zero,

Provided That if any Index Business Day in a Rebalancing Period is not a Valid Date in respect of any Index Commodity, the Existing Instrument Amount in respect of such Index Commodity for such Index Business Day shall be 100% of the Existing Instrument Amount for such Index Commodity for the Index Business
Day immediately preceding such Index Business Day.

"Index Base Weight" means the weightings assigned to each Index Commodity on the Base Date being:

(a)  in respect of Crude Oil, 35.00%;

(b)  in respect of Heating Oil, 20.00%;

(c)  in respect of Aluminium, 12.50%;

(d)  in respect of Gold, 10.00%;

(e)  in respect of Corn, 11.25%; and

(f)  in respect of Wheat, 11.25%.

"New Instrument Amount" means, in respect of each Index Commodity and subject as provided below:

(a) in respect of each Index Business Day in a Rebalancing Period (other than a Rebalancing Extension Date), the sum of (i)(A) the product of the Rebalancing ER Closing Level for such Index Business Day, the New Instrument Percentage for such Index Business Day and the Index Base Weight for such Index Commodity divided by (B) the Closing Price for such Index Commodity on such Index Business Day and (ii) the New Instrument Amount in respect of the Index Business Day (if any) in the relevant Rebalancing Period immediately preceding such Index Business Day or, if none, zero;

     expressed as a formula:



     RCL x NIP x IBW
     ---------------- + NIA
           CP

     where:

          "RCL" is the Rebalancing ER Closing Level for the relevant Index Business Day;

          "NIP" is the New Instrument Percentage for the relevant Index Business Day;

          "IBW" is the Index Base Weight for such Index Commodity;

          "CP" is the Closing Price for such Index Commodity for the relevant Index Business Day; and

          "NIA" is the New Instrument Amount in respect of the Index Business Day (if any) in the relevant Rebalancing Period immediately preceding the relevant Index Business Day or, if none, zero,

     Provided That if any Index Business Day in a Rebalancing Period is not a Valid Date in respect of any Index Commodity the New Instrument Amount in respect of such Index Commodity on such Index Business Day shall be 100% of the New Instrument Amount for such Index Commodity on the Index Business Day (if any) in the relevant

     Rebalancing Period immediately preceding such Index Business Day or, if none, zero; and

(b) in respect of a Rebalancing Extension Date, the sum of (i)(A) the product of the Rebalancing ER Closing Level and the New Instrument Percentage, in each case for such Rebalancing Extension Date divided by (B) the Closing Price for such Index Commodity on such Rebalancing Extension Date and
     (ii) the New Instrument Amount in respect of the Index Business Day in the relevant Rebalancing Period immediately preceding such Rebalancing Extension Date;

     expressed as a formula:



     (RCL x NIP)
     ----------- +  NIA
         CP

     where:

          "RCL" is the Rebalancing ER Closing Level for the Rebalancing Extension Date;

          "NIP" is the New Instrument Percentage for the Rebalancing Extension Date;

          "CP" is the Closing Price for such Index Commodity for the Rebalancing Extension Date;

          "NIA" is the New Instrument Amount in respect of the Index Business Day in the relevant Rebalancing Period immediately preceding the Rebalancing Extension Date.

"New Instrument Percentage" means, subject as provided in the definition of "Rebalancing Period":

(a)  in respect of the first Index Business Day of a Rebalancing Period, 20%;

(b)  in respect of the second Index Business Day of a Rebalancing Period, 25%;

(c) in respect of the third Index Business Day of a Rebalancing Period, 1/3;

(d)  in respect of the fourth Index Business Day of a Rebalancing Period, 50%;
     and

(e)  in respect of the fifth Index Business Day of a Rebalancing Period, 100%.

"Rebalancing ER Closing Level" means:

(a) in respect of each Index Business Day in a Rebalancing Period (other than a Rebalancing Extension Date) the sum of the values calculated for each Index Commodity (but excluding any Index Commodity for which such Index Business Day is not a Valid Date) as the product (the "Rebalanced Existing Instrument Value" for such Index Business Day) of (i) the Existing Instrument Amount for such Index Commodity for the Index Business Day immediately preceding such Index Business Day and (ii) the Closing Price for such Index Commodity for such Index Business Day;

      expressed as a formula:

            [SUM]EIAi x CPi
             is an element of {x}

      where:

          "EIA" is the Existing Instrument Amount for the relevant Index Commodity for the Index Business Day immediately preceding the relevant Index Business Day;

          "CP" is the Closing Price for the relevant Index Commodity for the relevant Index Business Day; and

          "{x}" is the subset of Index Commodities for which the relevant Index Business Day is a Valid Date; and

(b) in respect of a Rebalancing Extension Date, the product (the "Rebalanced Existing Instrument Value" for such Rebalancing Extension Date) of (i) the Existing Instrument Amount for the relevant Disrupted Rebalancing Index Commodity (as defined in "Rebalancing Period" below) for the Index Business Day immediately preceding such Rebalancing Extension Date and
     (ii) the Closing Price for the relevant Disrupted Rebalancing Index Commodity for such Rebalancing Extension Date;

     expressed as a formula:

     EIA x CP
     ------------

     where:

          "EIA" is the Existing Instrument Amount for the relevant Disrupted Rebalancing Index Commodity for the Index Business Day immediately preceding the Rebalancing Extension Date; and

          "CP" is the Closing Price for the relevant Disrupted Rebalancing Index Commodity for the Rebalancing Extension Date.

"Rebalancing Period" means each period (from and including) the second Index Business Day in the month of November to (and including) the sixth Index Business Day in such month Provided That if in respect of any Index Commodity (each a "Disrupted Rebalancing Index Commodity") the last Index Business Day of a Rebalancing Period is not a Valid Date, the Rebalancing Period for such Disrupted Rebalancing Index Commodity only, subject to paragraph 10 (Index Disruption Event), shall be extended to and including the next occurring Valid Date (the "Rebalancing Extension Date") for such Disrupted Rebalancing Index Commodity. In the event that a Rebalancing Period in respect of an Index Commodity is extended as provided above, the Existing Instrument Amount and the New Instrument Percentage for such Index Commodity for the Rebalancing Extension Date shall be zero and 100 per cent, respectively.

9.  CORRECTIONS TO CLOSING PRICES FOR EXCHANGE INSTRUMENTS

In calculating the Closing Levels, the Index Sponsor shall have regard to subsequent corrections to any Closing Price published by the relevant Exchange prior to the Index

Valuation Time on the Valid Date for the relevant Index Commodity immediately following the Index Business Day to which the relevant Closing Level relates but not thereafter.

10.   INDEX DISRUPTION EVENT

If an Index Disruption Event in relation to an Index Commodity or a related Exchange Instrument continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either (i) continue to calculate the relevant Closing Price by reference to the closing price of the relevant Exchange Instrument on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a) an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in U.S. Dollars; or

(b) if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in the DBLCI would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Commodity or in the determination of the Index Sponsor a commodity substantially similar to the relevant Index Commodity published in a currency other than U.S. Dollars; or

(c) if no such Exchange Traded Instrument as described in (a) or (b) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument would not be appropriate, an Exchange Traded Instrument relating to any commodity in the same Group of Commodities as the relevant Index Commodity which is published in U.S. Dollars, in each case to replace the Exchange Instrument relating to the relevant Index Commodity, all as determined by the Index Sponsor.

In the case of (i) above, if an Index Disruption Event in relation to the relevant Index Commodity or Exchange Instrument continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (ii) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in
(ii) above, the Index Sponsor will make such adjustments to the methodology and calculation of the DBLCI as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with paragraph 15 (Publication of Closing Levels and Adjustments) below.

For the purposes of this Description:

"Group of Commodities" means each of oils, non-precious metals, precious metals and agricultural products. For the avoidance of doubt, Crude Oil and Heating Oil are oils, Aluminium is a non-precious metal, Gold is a precious metal and Corn and Wheat are agricultural products.

"Index Disruption Event" means, in respect of an Index Commodity or a related Exchange Instrument, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Instrument for the relevant Index Business Day would, in the ordinary course, be published or announced by the relevant Exchange).


11.  FORCE MAJEURE

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of this Description of the DBLCI as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii) defer publication of the information relating to the DBLCI, as described in paragraph 1 (General) above, until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)permanently cancel publication of the information relating to the DBLCI described in paragraph 1 (General) above.

For the purposes of this Description:

"Force Majeure Event" means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labour disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the DBLCI, any Index Commodity or any Exchange Instrument.

12.  INDEX SPONSOR

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

13.  CHANGE IN THE METHODOLOGY OF THE DBLCI

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the DBLCI, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the DBLCI in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the DBLCI. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with paragraph 14 (Publication of Closing Levels and Adjustments) below.

14.  PUBLICATION OF CLOSING LEVELS AND ADJUSTMENTS

The Index Sponsor will publish the ER Closing Level for each

Index Business Day as soon as practicable after the Index Valuation Time on Reuters Page DBLCI, Bloomberg under the symbol DBLMACL [Index] and on its website https://gm-secure.db.com/CommoditiesIndices or any successor thereto.

The Index Sponsor will publish any adjustments made to the DBLCI on its website or any successor thereto.


15.  HISTORICAL CLOSING LEVELS

Set out below are certain Closing Levels back-calculated on a hypothetical basis to the Base Date.

All calculations are based on information obtained from various publicly available source(s). The Index Sponsor has not independently verified the information extracted from these source(s).


-------------------------------------------------

                               ER Closing Level
-------------------------------------------------

                            High         Low
-------------------------------------------------
1989                       145.18      106.63
1990                       200.77      120.57
1991                       171.29      134.02
1992                       151.47      131.06
1993                       136.39      111.00
1994                       139.08      112.80
1995                       160.80      130.44
1996                       231.28      150.83
1997                       234.99      179.56
1998                       180.79      112.21
1999                       185.30      108.68
2000                       257.75      175.40
2001                       240.78      169.40
2002                       239.56      170.65
2003                       292.42      222.60

2004
January                    306.22      284.73
February                   315.56      290.31
March                      326.57      308.54
April                      332.87      314.93
May                        344.60      328.51
June                       354.79      315.58
July                       346.40      330.27
August                     371.40      341.22
September                  382.33      343.25
October                    414.53      381.70
November                   387.97      371.76
December                   374.53      346.45
-------------------------------------------------


Past performance should not be taken as an indication of future performance.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE DBLCI FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DBLCI OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE DBLCI AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE DBLCI IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE DBLCI STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER'S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY'S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DBLCI OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE DBLCI OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                                                                     EXHIBIT B

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

      This DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of ________, is entered into by and among __________ (the "Authorized Participant"), DB Commodity Index Tracking Fund, a Delaware statutory trust (the "Trust"), and DB Commodity Services LLC, a Delaware limited liability company, as managing owner of the Trust (the "Managing Owner").

                                    SUMMARY

      As provided in the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of two hundred thousand (200,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No.:
333-______), as declared effective by the Securities and Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement") together with the prospectus of the Trust (the "Prospectus") included therein. Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository Trust Company ("DTC"), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

      Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act of 1933, as amended ("1933 Act"), may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner which would render it a statutory underwriter and subject it to the prospectus-delivery and liability provisions of the 1933 Act. The Authorized Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order Subscription Agreement (defined below).

      Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

      To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

      Section 1. Order Placement. To place orders for the Managing Owner to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in

Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

      Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

      (a) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Managing Owner of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

      (b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

      (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

      (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act"), and the regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

      Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures.

      (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order Subscription Agreement") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order Subscription Agreement and Redemption Order, an "Order") may not be revoked by the Authorized Participant upon its delivery to the Managing Owner. A form of Purchase Order Subscription Agreement is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

      (c) The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

      (d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

      (e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the American Stock Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted;
(ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust's assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

      Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Managing Owner shall charge, and the Authorized Participant shall pay from its DTC account to the Managing Owner, the Transaction Fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until 4:00 p.m. on the Redemption Order Date (the "Redemption Settlement Time"), for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized Participant will be charged by the Managing Owner the greater of (i) $[300] and (ii) $[30] times the number of Redemption Baskets covered by the Redemption Order.

      Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Managing Owner notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an "Authorized Person"). The Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Managing Owner receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Managing Owner and such notice shall be effective upon receipt by the Managing Owner. The Managing Owner shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Managing Owner.

      Section 6. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Managing Owner for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such Baskets to the Managing Owner the third Business Day following the Redemption Order Date.

      Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust or the Managing Owner in any matter or in any respect.

      (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

      (c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

      (d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Managing Owner upon the reasonable request of the Managing Owner.

      Section 8. Indemnification.

      (a) The Authorized Participant hereby indemnifies and holds harmless the Trust and the Managing Owner, their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an "AP Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorney's fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

      (b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Managing Owner Indemnified Party") from and against any losses, liabilities, damages, costs and expenses (including attorneys' fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

      (c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term "affiliate" in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Sections 8(a) or 8(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner and the Trust, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner and the Trust, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managing Owner and the Trust, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash transferred to the Trust under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Managing Owner on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Managing Owner or by the Authorized Participant and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a "Proceeding") related to such losses, liabilities, damages, costs and expenses.

      (e) The Managing Owner and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares created by the Authorized Participant and distributed to the public exceeds the amount of any damage which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (f) The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Managing Owner, against any of the Managing Owner's officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

      Section 9. (a) Limitation of Liability. Neither the Managing Owner nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

      (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

      Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

      Section 11. Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 20(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

      Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

      (a) The Authorized Participant represents, warrants and covenants that
(i), without the written consent of the Managing Owner, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus. Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Managing Owner to the Authorized Participant in reasonable quantities upon request.

      (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Managing Owner prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

      (c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

      (d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of the Trust
(i) in the section of the Prospectus included within the Registration Statement entitled "Creation and Redemption of Shares" and in any other section as may be required by the SEC and (ii) on the Trust's website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of the Trust and (ii) the Managing Owner will promptly update the Trust's website to remove any identification of the Authorized Participant as an authorized participant of the Trust.

      Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of the Trust, covenants and agrees:

      (a) to advise the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of the Trust, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

      (b) to furnish to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of either (x) Sidley Austin Brown & Wood LLP, counsel for the Managing Owner, or (y) special Delaware counsel for the Managing Owner addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

      1. the Trust is validly existing as a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this Agreement;

      2. the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

      3. the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

      4. this Agreement has been duly authorized, executed and delivered by the Managing Owner;

      5. the Shares issuable by the Trust as described in the Registration Statement, when issued in accordance with the terms of the Trust Agreement as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

      6. the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

      7. the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

      8. the Registration Statement has become effective under the 1933 Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

      9. no approval, authorization, consent or order of or filing with any federal, or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Trust and the Managing Owner of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

      10. the execution, delivery and performance of this Agreement by the Managing Owner, the issuance and delivery of the Shares by the Trust and the consummation by the Managing Owner on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel (based on a certificate of an officer of the Managing Owner) to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, or Delaware law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust (based, in the case of any decree, judgment or order, on a certificate of an officer of the Managing Owner);

      11. to such counsel's knowledge, neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or Delaware law, regulation or rule applicable to the Managing Owner or the Trust;

      12. to such counsel's knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

      13. to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Managing Owner is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

      14. the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      15. the information in the Registration Statement and the Prospectus under the headings "Risk Factors--Competing claims over ownership of intellectual property rights related to the Fund could adversely affect the Fund and an investment in the Shares," "Description of the Shares," "United States Federal Tax Consequences," and "Description of the Trust Agreement" insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

      In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Managing Owner, representatives of the independent public accountants of the Trust and representatives of the Authorized Participant at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information included in the Registration Statement or the Prospectus);

     (c) to cause [name of accountants] to deliver, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, letters dated such dates and addressed to the Authorized Participant, containing statements and information of the type ordinarily included in accountants' letters to underwriters with respect to the financial statements and other financial information contained in or incorporated by reference into the Registration Statement and the Prospectus;

     (d) to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by a duly authorized officer of the Managing Owner in the form attached hereto as Exhibit D.

     In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner as to matters covered thereby to the Authorized Participant;

     (e) to cause the Trust to file a post-effective amendment to the Registration Statement no less frequently than once per calendar quarter on or about the same time that the Trust files a quarterly or annual report pursuant to Section 13 or 15(d) of the 1934 Act (including the information contained in such report), until such time as the Trust's reports filed pursuant to Section 13 or 15(d) of the 1934 Act are incorporated by reference in the Registration Statement.

     Section 14. Third Party Beneficiaries. Each AP Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the Authorized Participant in its own name) to enforce any obligation of the Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

     Section 16. Ambiguous Instructions. If a Purchase Order Subscription Agreement or a Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Managing Owner, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the Procedures). If the Managing Owner is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Managing Owner not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

     Section 17. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any DB Commodity Index Tracking Fund Participant Agreement (other than this Agreement), the Managing Owner will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

     (h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this

Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner's notification of the trustee of such a determination, this Agreement shall immediately terminate and the Managing Owner will so notify the Authorized Participant immediately.

     (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and
(ii) "including" means "including, but not limited to."

                           [Signature Page Follows]

      IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DB Commodity Services LLC
Managing Owner of the DB Commodity Index
Tracking Fund                            [Name of Authorized Participant]

By:                                      By:
            -----------------------                  -------------------------
Name:                                    Name:
            -----------------------                  -------------------------
Title:                                   Title:
            -----------------------                  -------------------------
Address:                                 Address:
            -----------------------                  -------------------------
Telephone:                               Telephone:
            -----------------------                  -------------------------
Facsimile:                               Facsimile:
            -----------------------                 --------------------------

DB Commodity Index Tracking Fund
  By DB Commodity Services LLC,
      as Managing Owner of
      DB Commodity Index Tracking Fund

By:
            --------------------
Name:
            --------------------
Title:
            --------------------
Address:
            --------------------
Telephone:
            --------------------
Facsimile:
            --------------------

                                   EXHIBIT A

                       DB COMMODITY INDEX TRACKING FUND

        FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

      The following are the names, titles and signatures of all persons (each an "Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the DB Commodity Index Tracking Fund Participant Agreement.

Authorized Participant:   _______________________

Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------                --------------------------
Name:                                    Name:
     -------------------------------                --------------------------
Title:                                   Title:
      ------------------------------                --------------------------
Signature:                               Signature:
          --------------------------               ---------------------------

      The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the DB Commodity Index Tracking Fund Participant Agreement by and between [name of Authorized Participant], DB Commodity Index Tracking Fund and DB Commodity Services LLC, dated [date], and that their signatures set forth above are their own true and genuine signatures.

      In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me        By:
this ___ day of _______, 20__                 --------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------
                                         Date:
-------------------------------------         --------------------------------
Notary Public

                                   EXHIBIT B

                       DB COMMODITY INDEX TRACKING FUND

                FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Declaration of Trust and Trust Agreement (the "Trust Agreement") of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order and Subscription Agreement he/she is making the representations and warranties set forth in Annex A to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreements to the Managing Owner on behalf of the Authorized Participant.

                                               [NAME OF AUTHORIZED PARTICIPANT]
Date:                                          By:
     -------------------                          -----------------------------
                                                  Name:
Accepted by                                       Title:
DB Commodity Index Tracking Fund
By:  DB Commodity Service LLC, as manager owner
By:
   --------------------------------------------
    Name:
    Title:

                              ANNEX TO EXHIBIT B
                                      TO
                     PURCHASE ORDER SUBSCRIPTION AGREEMENT
                PURCHASER'S REPRESENTATIONS AND WARRANTIES AND
                               POWER OF ATTORNEY

     1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA"), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Certain entities which acquire Shares may, as a result, themselves become "commodity pools" within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as "commodity pool operators."

     2. Disclosure Document. The Authorized Participant has received the Trust's Prospectus which constitutes its Commodity Futures Trading Commission ("CFTC") Disclosure Document.

     3. Monthly Report. If trading for the Trust has commenced, the Authorized Participant has received a copy of its most recent monthly report as required by the CFTC.

     4. Power of Attorney. In connection with the the Authorized Participant's acceptance of an interest in the Trust, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement") or any amendment hereto, or which may be required to be filed by the Trust or the Shareholders under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant's subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant's Units.

                                   EXHIBIT C

                       DB COMMODITY INDEX TRACKING FUND

                           FORM OF REDEMPTION ORDER

Authorized Participant:_______________________________

Date: _______________________________

Submission
Number: _______________________________

PIN Number: _______________________________

Number of Shares to be Issued: _______________________________

All Redemption Orders are subject to the terms and conditions of the Declaration of Trust and Trust Agreement of DB Commodity Index Tracking Fund (the "Trust") as currently in effect and the DB Commodity Index Tracking Fund Participant Agreement among the Authorized Participant, the Trust and the Managing Owner named therein. All representations and warranties of the Authorized Participant set forth in such DB Commodity Index Tracking Fund Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the DB Commodity Index Tracking Fund Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

                                         [NAME OF AUTHORIZED PARTICIPANT]
Date:                                    By:
     -------------------                    ----------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D

                       DB COMMODITY INDEX TRACKING FUND

                           DB COMMODITY SERVICES LLC

                             OFFICER'S CERTIFICATE

      The undersigned, a duly authorized officer of DB Commodity Services LLC, a Delaware limited liability company (the "Managing Owner") of the DB Commodity Index Tracking Fund (the "Trust"), and pursuant to Section 13(d) of the DB Commodity Index Tracking Fund Participant Agreement (the "Agreement"), dated as of __________, by and between the Managing Owner and __________ (the "Authorized Participant"), hereby certifies that:

      1. Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

            (a) the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complies in all material respects with the requirements of the 1933 Act and the Prospectus complies in all material respects with the requirements of the 1933 Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus; and neither the Managing Owner nor any person known to the Managing Owner acting on behalf of the Trust has distributed nor will distribute any offering material other than the Registration Statement or the Prospectus;

            (b) the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Declaration of Trust and Trust Agreement (the "Trust Agreement") authorizes the Managing Owner to issue and deliver the Shares to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus;

            (c) the Managing Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver this Agreement;

            (d) the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification; and the Trust is not required to so qualify in any jurisdiction;

            (e) complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

            (f) the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

            (g) the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

            (h) the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust and the Managing Owner, enforceable against the Trust and the Managing Owner in accordance with its terms;

            (i) neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of Shares to the Authorized Participant hereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

            (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the National Association of Securities Dealers (the "NASD");

            (k) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

            (l) each of the Managing Owner and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Managing Owner nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trust;

            (m) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

            (n) except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trust, or any of the Managing Owner's directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

            (o) [Name of Accountants], whose report on the audited financial statements of the Trust is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

            (p) the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

            (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner or the Trust, (ii) any transaction which is material to the Managing Owner or the Trust taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust, which is material to the Trust, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of the Managing Owner or the Trust or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

            (r) the Trust is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" as such term is defined in the Investment Company Act;

            (s) except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, "Intellectual Property"); (i) to the knowledge of the Managing Owner or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trust; (ii) to the knowledge of the Managing Owner or the Trust, there is no infringement by third parties of any Intellectual Property;
                  (iii) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the Managing Owner's or the Trust's rights in or to any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others that the Managing Owner or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (vi) to the knowledge of the Managing Owner or the Trust, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

            (t) all tax returns required to be filed by the Trust have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to the Trust as of the date of this Agreement;

            (u) neither the Managing Owner nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trust or any other party to any such contract or agreement;

            (v) with respect to its activities on behalf of the Trust, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner's duties thereunder; (ii) transactions with respect to the Trust are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for the Trust in accordance with the Trust Agreement;

            (w) on behalf of the Trust, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust's internal controls; any material weaknesses in internal controls have been identified for the Trust's auditors;

            (x) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

            (y) neither the Managing Owner, nor any of the Managing Owner's directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of the NASD and any of the Managing Owner's officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

                  For purposes hereof, the term "Registration Statement" shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term "Prospectus" shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

      2. Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

                          [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, I have hereunto, on behalf of the Managing Owner, subscribed my name this _____ day of _________.

                                       By: ________________________

                                       Name:
                                       Title:

I, _______________, in my capacity as [title], hereby certify that _______________ is the duly elected [title] of the Managing Owner, and that the signature set forth immediately above is [his/her] genuine signature.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first set forth above.

                                       By: ________________________

                                       Name:
                                       Title:

                                    FORM OF
                       DB COMMODITY INDEX TRACKING FUND
                             PARTICIPANT AGREEMENT

                                 ATTACHMENT A

                 DB COMMODITY INDEX TRACKING FUND PROCEDURES

      CREATION AND REDEMPTION OF DB COMMODITY INDEX TRACKING FUND SHARES

Scope of Procedures and Overview

These procedures (the "Procedures") describe the processes by which one or more Baskets of DB Commodity Index Tracking Fund shares (the "Shares") issuable by DB Commodity Index Tracking Fund (the "Trust"), may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a "Participant"). Shares may be created or redeemed only in blocks of 200,000 Shares (each such block, a "Basket").

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the "Trust Agreement"), dated as of ____________ 2005, between Wilmington Trust Company, as trustee of the Trust (the "Trustee") DB Commodity Services LLC, as managing owner (the "Managing Owner") and the Unitholders party thereto from time to time or the Participant Agreement entered into by each Participant with the Trust and the Managing Owner.

For purposes of these Procedures, a "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

"Order Cut-Off Time" means 10:00 am, New York time, on each Business Day.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Managing Owner to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Managing Owner in exchange for the Creation Basket Capital Contribution, which the Managing Owner receives from Participants or Redemption Distributions to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the Managing Owner (the "Transaction Fee").

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution it intends to transfer to the Trust in exchange for Creation Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures.

Upon acceptance of the Participant Agreement by the Managing Owner, the Managing Owner will assign a personal identification number (a "PIN number") to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized

Person(s) to place Purchase Order Subscription Agreement(s) or Redemption Order(s) for Baskets.

Important Notes:

      o Any Order is subject to rejection by the Managing Owner for the reasons set forth in the Trust Agreement or the Participant Agreement.

      o All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

                               CREATION PROCESS

An order to purchase one or more Creation Baskets placed by a Participant with the Managing Owner bythe Order Cut-Off Time on a Business Day (such day, "Purchase Order Subscription Date") results in the issuance and delivery of Creation Baskets at or shortly after the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date if the Managing Owner has received:

      o  for its own account, the Transaction Fee, and

      o for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

                              CREATION PROCEDURES

      1. By the Order Cut-Off Time (10:00 a.m. N.Y. time) on the Purchase Order Subscription Date, an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Purchase Order and Subscription Agreement with the Managing Owner to create an identified number of Creation Baskets and to request that the Managing Owner provide an order number (an "Order Number"). The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Purchase Order and Subscription Agreement. The Participant then completes and faxes to the Managing Owner the Purchase Order Subscription Agreement included as Exhibit B to the Participant Agreement. The Purchase Order Subscription Agreement must be completed and also include the Authorized Person's signature, the number of Creation Baskets being purchased, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Purchase Order Subscription Agreement from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Subscription Agreement to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Purchase Order and Subscription Agreement on time in accordance with the preceding timing rules, then by 11:30 a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Purchase Order and Subscription Agreement submitted, marking it "Accepted." The Managing Owner also indicates on the Purchase Order Subscription Agreement the amount of cash necessary for the Creation Basket Capital Contribution, and provides details of the method of payment required for the Creation Basket Capital Contribution.

      4. If the Managing Owner rejects a Purchase Order Subscription Agreement pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Purchase Order Subscription Agreement was rejected.

      5. At the opening time of the Exchange on the Business Day immediately following the Purchase Order Subscription Date the Managing Owner authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Managing Owner has received confirmation of receipt of (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

      6. The Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for the credit of the account of the Participant that placed the Purchase Order Subscription Agreement.

                  [Redemption Process Follows on Next Page]

                              REDEMPTION PROCESS

         An order to redeem one or more Redemption Baskets placed by a Participant with the Managing Owner by the Order Cut-off Time on a Business Day (such day, "Redemption Order Date") results in the following taking place by the opening of trading on the Exchange on the Business Day immediately following the Redemption Order Date (the "Redemption Settlement Time"):

      o if the Trustee's account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

                             REDEMPTION PROCEDURES



      1. By the Order Cut-off Time (10:00 a.m. N.Y. time), an Authorized Person of the Participant calls the Managing Owner at (___) ___-____ to notify the Managing Owner that the Participant wishes to place a Redemption Order with the Managing Owner to redeem an identified number of Redemption Baskets and to request that the Managing Owner provide an Order Number. The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant's Redemption Order Form. The Participant then completes and faxes to the Managing Owner the Redemption Order Form included as Exhibit C to the Participant Agreement. The Redemption Order Form must include the Authorized Person's signature, the number of Redemption Baskets redeemed, and the Order Number previously provided by the Managing Owner.

      2. If the Managing Owner has not received the Redemption Order Form from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item
            (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Managing Owner within 15 minutes after the Managing Owner's phone call, the Participant's Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

      3. If the Managing Owner has received the Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by [11:30] a.m. N.Y. time the Managing Owner returns to the Participant a copy of the Redemption Order Form submitted, marking it "Affirmed." The Managing Owner also indicates on the Redemption Order Form the amount of cash to be delivered in the Redemption Distribution, and provides details of the method of payment of the cash Redemption Distribution.

      4. If the Managing Owner rejects a Redemption Order pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

      5. By the "Redemption Settlement Time", if the Managing Owner's account at the Depository has by 9:00 a.m. New York time on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

      6. If by the Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Trustee will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). [For each day (whether or not a Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of Redemption Baskets included in the Suspended Redemption Order.]

      7. If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to Trustee's account at the Depository by 9:00 a.m. New York time on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (5) above.

      8. If by such Redemption Settlement Time the Trustee has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

                                                                     EXHIBIT C

                                PRIVACY NOTICE

    The importance of protecting the investors' privacy is recognized by DB Commodity Index Tracking Fund (the "Fund") and DB Commodity Services LLC (the "Managing Owner"). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

    Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

    o Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

    o Data about investor transactions (such as the types of investments the investors have made and their account status).

    How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Selling Agents, Commodity Brokers, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

    For questions about the privacy policy, please contact the Fund.

                                    PART II


                    Information Not Required in Prospectus

Item 13.  Other Expenses of Issuance and Distribution.

      The following expenses reflect the estimated amounts required to prepare and file this Registration Statement.

                                                                   Approximate
                                                                      Amount
                                                                   -----------
Securities and Exchange Commission Registration Fee........        $  58,850
National Association of Securities Dealers, Inc. Filing Fee           50,500
Printing Expenses..........................................           ______
Fees of Certified Public Accountants.......................           ______
Fees of Counsel............................................           ______
Miscellaneous Offering Costs...............................         ________
  Total....................................................        $
                                                                   =========

                             --------------------

Item 14.  Indemnification of Directors and Officers.

        Section 4.7 of the Declaration of Trust and Trust Agreement of each of the Fund and the Master Fund (attached as Exhibits A-1 and A-2, respectively, to the prospectus which forms a part of this Registration Statement and, as amended from time to time) provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under each Declaration of Trust and Trust Agreement) shall be indemnified by the Fund or the Master Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund or the Master Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund or the Master Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund or the Master Fund, as the case may be, and such liability or loss was not the result of negligence, misconduct, or a breach of the Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under either Declaration of Trust and Trust Agreement shall be from assets of the Fund or the Master Fund, as the case may be.

Item 15.  Recent Sales of Unregistered Securities.

Item 16.  Exhibits and Financial Statement Schedules.

        The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

        (a)   Exhibits.    The following exhibits are filed herewith:

Exhibit
Number     Description of Document
------     -----------------------

1.1   Form of Participant Agreement

4.1 Amended and Restated Declaration of Trust and Trust Agreement of the Registrant and Co-Registrant (annexed to the Prospectus as Exhibits A-1 and A-2, respectively)

4.2   Form of Privacy Notice (annexed to the Prospectus as Exhibit B)

5.1   Form of Opinion of Richards, Layton & Finger as to legality

8.1   Form of Opinion of Sidley Austin Brown & Wood LLP as to income tax matters

10.1  Form of Escrow Agreement

10.2 Form of Customer Agreement between DB Commodity Index Tracking Master Fund and Deutsche Bank Securities Inc.

10.3  Form of Administration Agreement*

23.1 Consent of Sidley Austin Brown & Wood LLP is included as part of Registration Statement

23.2  Consent of Richards, Layton & Finger is included as part of Exhibit 5.1

23.4 Consent of Sidley Austin Brown & Wood LLP as tax counsel is included as part of Registration Statement


---------------------
* To be filed by amendment.


      (b) The following financial statements are included in the Prospectus:

            (1)  DB Commodity Index Tracking Fund

               (i) Prospective Statement of Financial Condition as of __________, 2005
               (ii) Notes to Prospective Statement of Financial Condition as of
                    __________, 2005

            (2) DB Commodity Index Tracking Master Fund

               (i) Prospective Statement of Financial Condition as of __________, 2005
               (ii) Notes to Prospective Statement of Financial Condition
                    __________, 2005



Item 17.  Undertakings.

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and Co-Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in The City of New York, state of New York, on the 27th day of May, 2005.

                                       DB Commodity Index Tracking Fund

                                       By: DB Commodity Services LLC,
                                           its Managing Owner


                                       By: /s/ Ron Peterson
                                           -----------------------------------
                                           Name:   Ron Peterson
                                           Title:  Director and Chief
                                                   Executive Officer

                                       DB Commodity Index Tracking Master Fund

                                       By: DB Commodity Services LLC,
                                           its Managing Owner



                                       By: /s/ Ron Peterson
                                           -----------------------------------
                                           Name:   Ron Peterson
                                           Title:  Director and Chief
                                                   Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Managing Owner of the Registrant and Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC,
Managing Owner Of Registrant
and Co-Registrant

/s/ Ron Peterson               Director and
----------------------         Chief Executive Officer
    Name: Ron Peterson         (Principal Executive Officer)       May 27, 2005

/s/ Kevin Rich                 Director and Treasurer
----------------------         (Principal Financial Officer)
    Name: Kevin Rich                                               May 27, 2005

      (Being principal executive officer, the principal financial and accounting officer and all of the Managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC,
Managing Owner Of Registrant
and Co-Registrant

/s/ Ron Peterson               Director and
----------------------         Chief Executive Officer
    Name: Ron Peterson         (Principal Executive Officer)       May 27, 2005

/s/ Kevin Rich                 Director and Treasurer
----------------------         (Principal Financial Officer)
    Name: Kevin Rich                                               May 27, 2005